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SCHEDULE 14A

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Regeneron Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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REGENERON
science to medicine®

2015

Proxy Statement and Notice of Annual Shareholder Meeting

PRELIMINARY PROXY MATERIAL — SUBJECT TO COMPLETION

777 Old Saw Mill River Road
Tarrytown, New York 10591-6707

April [•], 2015

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2015 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 12, 2015 at 10:30 a.m., Eastern Time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

This year we are again using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about April [•], 2015, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2014 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2014 annual report. Similar to last year, our proxy materials are presented in an enhanced format, with a Proxy Summary and an expanded Compensation Discussion and Analysis, which we hope will make your review of these materials easier.

One of the priorities of the board of directors and Company management is ensuring robust outreach and engagement with our shareholders. Over the last year, we have spent a significant amount of time speaking with some of our shareholders about executive compensation and corporate governance. These discussions were valuable because they allowed us to receive direct feedback from our shareholders and consider how we can improve. As a result of these discussions, we have implemented several changes to our executive compensation program and continued the implementation of our existing compensation and governance initiatives. We encourage you to read the Compensation Discussion and Analysis section of the proxy statement beginning on page 36 for details of our executive compensation program and these recent changes and initiatives.

Each of the Notice of Internet Availability of Proxy Materials that will be mailed and the Notice of Annual Meeting of Shareholders and proxy statement contained herein identifies the items we plan to address at the Annual Meeting. At the Annual Meeting, we will also present a brief report on the Company and our business and give you the opportunity to ask questions.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote via the Internet or by telephone, or, if you receive paper copies of the proxy materials, by completing the accompanying proxy and returning it in the prepaid envelope provided. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously submitted a proxy.

I look forward to seeing you on June 12th.

Sincerely,

P. Roy Vagelos, M.D. Chairman of the Board of Directors

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2015 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. (the "Company") will be held on Friday, June 12, 2015, commencing at 10:30 a.m., Eastern Time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

  (1)
  to elect four Class III directors for a term of three years;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015;

  (3)
  to approve the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan;

  (4)
  to approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock and common stock;

  (5)
  if properly presented, to vote on a nonbinding shareholder proposal relating to proxy access; and

  (6)
  to act upon such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

The board of directors has fixed the close of business on April 16, 2015 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about April [•], 2015, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the record date. As of the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or electronic copy of the proxy statement, our 2014 annual report, and/or a form of proxy relating to the Annual Meeting. These materials are available free of charge. The Notice also contains information on how to access and vote the form of proxy.

As Authorized by the Board of Directors,

Joseph J. LaRosa Senior Vice President, General Counsel and Secretary

April [•], 2015

REGENERON PHARMACEUTICALS, INC.

 PROXY STATEMENT

i

Section 3 – Executive Compensation Process and Considerations	49
Overview	49
Peer Group	49
Compensation Consultant Independence	50
Stock Ownership Guidelines	50
Shareholder Outreach and Say-on-Pay Response	51
Consideration of Risk in Company Compensation Policies	51
Tax Implications	52
Section 4 – Elements of Executive Compensation	52
Base Salary	52
Annual Cash Bonus	52
Annual Stock Option Awards	54
Perquisites and Other Personal Benefits	56
Potential Severance Benefits	57
Compensation Committee Report	58
Compensation Committee Interlocks and Insider Participation	58
Summary Compensation Table	59
Grants of Plan-Based Awards	61
Outstanding Equity Awards at Fiscal Year-End	62
Option Exercises and Stock Vested	64
Post-Employment Compensation	64
Additional Equity Compensation Information	68
Key Equity Metrics	68
Equity Compensation Plan Information	68
Corporate Governance Aspects of the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan	69
Proposal No. 3: Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan	70

Material Terms of the Plan	70
Federal Income Tax Consequences	72
Miscellaneous	72
Proposal No. 4: Approval of an Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock and Common Stock	73

Proposal No. 5: Nonbinding Shareholder Proposal Relating to Proxy Access	75

Other Matters	77

Appendix A: Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures; Reconciliation of GAAP Net Income to Non-GAAP Net Income (Unaudited)	A-1

Appendix B: Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan	B-1

Appendix C: Certificate of Amendment of the Certificate of Incorporation of Regeneron Pharmaceuticals, Inc.	C-1

Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

See Appendix A for important information regarding forward-looking statements and financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles contained in this proxy statement.

ii

Proxy Summary

The summary below highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and we urge you to read the entire proxy statement carefully before voting.

General Information (see "General Information about the Meeting" on page 7 for more information)

Date:	June 12, 2015
Time	10:30 a.m., Eastern Time
Place:	Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591
Record Date:	April 16, 2015

Meeting Agenda

	Matter	Board Vote Recommendation
1.	Election of four Class III directors for a term of three years	For each director nominee
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015	For
3.	Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan	For
4.	Approval of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock and common stock	For
5.	Nonbinding shareholder proposal relating to proxy access	Against

Proposal No. 1 – Our Director Nominees (see "Proposal No. 1: Election of Directors" on page 11 for more information)

 Proxy Summary

The following individuals have been nominated for election at the 2015 Annual Meeting:

Director Class	Name	Age*	Director Since	Occupation	Independent	Committee Memberships
Class III	Charles A. Baker	82	1989	Former Chairman, President, and Chief Executive Officer of The Liposome Company, Inc.	✓	Audit Committee Compensation Committee
Class III	Arthur F. Ryan	72	2003	Former Chairman of the Board and Chief Executive Officer of Prudential Financial, Inc.	✓	Audit Committee Corporate Governance and Compliance Committee
Class III	George L. Sing	65	1988	Managing Director of Lancet Capital and Chief Executive Officer of Stemnion, Inc.	✓	Audit Committee (Chairman) Compensation Committee
Class III	Marc Tessier-Lavigne, Ph.D.	55	2011	President of The Rockefeller University and Carson Family Professor and head of the Laboratory of Brain Development at The Rockefeller University	✓	Compensation Committee (Chairman) Technology Committee

*
As of April 16, 2015.

Each director nominee is a current director and attended at least 75% of the aggregate of all 2014 meetings of the board of directors and each committee on which he or she served.

Corporate Governance (see "Corporate Governance" on page 16 for more information)

Proxy Summary

Regeneron is committed to good corporate governance, which we believe promotes the long-term interests of shareholders, strengthens the accountability of the board of directors and management, and helps build trust in the Company. The following chart summarizes key information regarding our corporate governance.

Board and Other Governance Information	2015*
Size of Board	12
Number of Independent Directors	9
Separate Chairman and Chief Executive Officer	✓
Director Resignation Policy	✓
Number of Meetings of the Board of Directors Held in 2014	7
Independent Directors Meet in Executive Sessions Without Management Present	✓
Code of Business Conduct and Ethics Applicable to All Employees, Officers, and Directors	✓
Annual Board and Committee Self-Evaluations	✓
Stock Ownership Guidelines for Directors and Senior Executives	✓
Active Shareholder Engagement	✓
Shareholder Right to Remove Directors for Cause	✓
Shareholder Right to Call Special Shareholder Meeting	✓

*
As of April 16, 2015.

Proposal No. 2 – Ratification of PricewaterhouseCoopers LLP (see "Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm" on page 34 for more information)

We ask that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015. Below is a summary of fees related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and 2013.

	2014	2013
Audit Fees	$1,567,493	$1,298,800
All Other Fees	4,812	1,800

Total Fees	$1,572,305	$1,300,600

2014 Performance Overview (see "Executive Compensation – Compensation Discussion and Analysis – Section 1 – Summary – 2014 Performance Overview" on page 36 for more information)

2014 was another extraordinary year for Regeneron. Our key accomplishments in 2014 included:

•
48% growth in EYLEA® global net product sales as compared to 2013;

•
34% growth in our total revenues as compared to 2013;

•
26% growth in non-GAAP net income as compared to 2013 (non-GAAP net income is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles; see Appendix A for a definition of non-GAAP net income and a reconciliation of non-GAAP net income to net income);

•
advances in our EYLEA® franchise, including regulatory approval of EYLEA® for the treatment of diabetic macular edema in the United States and in the European Union and regulatory approval of EYLEA® for the treatment of retinal vein occlusion, including macular edema following branch retinal vein occlusion, in the United States;

•
positive Phase 3 data for PRALUENT™ from nine ODYSSEY studies (global Phase 3 program for PRALUENT™) and filing of applications for regulatory approval of PRALUENT™ for lowering LDL-cholesterol in the United States and the European Union;

•
positive Phase 3 data for sarilumab from the SARIL-RA-MOBILITY trial (Phase 3 clinical trial in adult patients with active rheumatoid arthritis who were inadequate responders to methotrexate therapy);

•
positive data for dupilumab in atopic dermatitis (Phase 2b), asthma (Phase 2b), and chronic sinusitis with nasal polyps (Phase 2), as well as the grant of Breakthrough Therapy designation to dupilumab by the U.S. Food and Drug Administration (the "FDA") for the treatment of adults with moderate-to-severe atopic dermatitis who are not adequately controlled with topical prescription therapy and/or for whom these treatments are not deemed appropriate;

 Proxy Summary

•
continued growth of our clinical development pipeline, which includes 15 fully-human monoclonal antibody product candidates that were in clinical development as of December 31, 2014, based on the Company's VelocImmune® technology;

•
significant progress with the construction of a new manufacturing facility in Limerick, Ireland and increasing headcount on a year-over-year basis by approximately 25% as of December 31, 2014; and

•
fully operational status of the Regeneron Genetics Center LLC.

Our strong performance is reflected in the appreciation of our stock price, which increased 49%, 640%, and 1597% over the one-, three-, and five-year periods ended December 31, 2014, respectively. This shareholder return places our common stock in the 89th, 98th, and 99th percentile, respectively, of all NASDAQ-listed companies with a market capitalization greater than $5 billion in those periods.

Executive Compensation (see "Executive Compensation" on page 36 for more information)

We believe that the leadership of the current executive team has been instrumental to our success in 2014 and prior years, and that an executive compensation program that attracts, motivates, and helps retain key executives, including the Named Officers, is critical to our long-term success.

The main objectives of our executive compensation program are to pay for performance; closely align the interests of shareholders and management; strike an appropriate balance between short- and long-term perspectives; and attract and retain executives in a competitive marketplace.

These objectives were reflected in our 2014 compensation decisions in a number of ways, including the following:

•
Consistent with our executive compensation philosophy, the compensation of our Chief Executive Officer and the other Named Officers in 2014 consisted primarily of performance-based compensation and long-term incentives. In total, performance-based compensation (2014 cash bonus and stock option awards) accounted for 97% and 95% of the total direct 2014 compensation of our Chief Executive Officer and the average total direct 2014 compensation of the other Named Officers, respectively. In addition, an overwhelming portion (92% and 91%, respectively) of the total direct 2014 compensation of our Chief Executive Officer and the average total direct 2014 compensation of the other Named Officers was delivered through long-term incentives (stock option awards). In 2014, our executive compensation program had a higher proportion of both performance-based and long-term compensation relative to total direct compensation with respect to both our Chief Executive Officer and the other Named Officers than such compensation paid on average by the companies included in the 2014 Radford Global Life Sciences Survey (which we and the Compensation

  Committee used to obtain a general understanding of current compensation practices and to assess overall competitiveness of our compensation program). This emphasis on performance-based and long-term compensation has been a consistent part of the Company's philosophy since its inception, including prior to the significant appreciation in the price of its common stock that began at the start of 2011.

•
As a result of our emphasis on stock options as a key compensation component, the compensation of our Chief Executive Officer in 2014 and over the last five years was closely aligned with the performance of our common stock over those periods. Both in 2014 and in the five-year period ended December 31, 2014, the year-over-year increases in our Chief Executive Officer's compensation were principally attributable to the increases in the grant date fair value of his stock option awards (as determined according to the Black-Scholes model for valuing stock options), which reflect the significant appreciation of our stock price. In addition, percentage increases in our Chief Executive Officer's total direct compensation in the last five years were significantly below the appreciation of our stock price, both cumulatively and on a year-over-year basis. Furthermore, on a relative basis when compared to our Peer Group, the total direct compensation of our Chief Executive Officer over the last three years was also closely aligned with the performance of our common stock.

•
As a percentage of the total basic shares outstanding (a measure we use to ensure consistency in our review of the size of stock option grants as compared to other companies given potential stock price fluctuations), the 2014 stock option award to our Chief Executive Officer was below the 75th percentile of the companies included in the 2014 Radford Global Life Sciences Survey. While annual grants of stock options continue to be an important part of our compensation strategy, in 2014 the Compensation Committee reduced the number of shares underlying the annual stock option awards to the Named Officers by an average of 16% compared to 2013 (without giving effect to a grant to our Chief Financial Officer, who did not receive an annual stock option award in 2013 because he joined the Company in September 2013). This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our Named Officers, in each case following outstanding total shareholder return ("TSR") performance. In reducing the size of 2014 annual stock option awards to executives, the Compensation Committee sought to reduce the potential dilutive impact of new equity awards without adversely affecting the competitiveness of our executive compensation program or undermining the long-term incentives provided by the Company's compensation program. We believe that this has helped us to successfully manage employee attrition, as evidenced by our 2014 employee turnover of approximately 6%, which compares

Proxy Summary

  favorably to the average employee turnover of approximately 16% for the biotechnology sector based on the Fourth Quarter 2014 Radford Global Life Sciences Trends Report.

In addition, we have compensation policies and practices designed to enhance governance of our executive compensation program and to further our compensation objectives. These policies and practices include:

•
the engagement and use of an independent compensation consultant by the Compensation Committee;

•
stock ownership guidelines for our senior executives and directors;

•
transparent equity granting process and practices;

•
policy regarding recoupment or reduction of incentive compensation that is applicable to officers, including the Named Officers, and other specified employees;
•
prohibition against hedging and pledging of our securities by our directors and employees;

•
no "single trigger" change-in-control severance or vesting arrangements for the Named Officers;

•
policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company's executive officers, including the Named Officers (other than the existing employment agreement with our Chief Executive Officer or any amendment thereto, which is expressly exempted);

•
limited perquisites;

•
Compensation Committee and non-employee director oversight of our compensation program; and

•
prudent management of compensation-related risks.

Shareholder Engagement

Since the 2014 Annual Shareholder Meeting, senior members of our management as well as the Chairman of the Compensation Committee have spent a significant amount of time speaking with some of our key shareholders about executive compensation and corporate governance. As part of our engagement effort, we discussed these issues with shareholders collectively representing approximately 47% of the shares of common stock outstanding as of December 31, 2014 held by shareholders other than our directors and executive officers and Sanofi. Following these discussions, we have implemented several changes to our executive compensation program and continued the implementation of our existing compensation and governance initiatives, including the following:

•

Similar to the reduction in annual stock option awards implemented in 2013, we reduced the number of shares underlying the 2014 annual stock option awards to the Named Officers by an average of 16% compared to the prior year (without giving effect to a grant to our Chief Financial Officer, who did not receive an annual stock option award in 2013 because he joined the Company in September 2013). This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our Named Officers, in each case following outstanding TSR performance.

•

We have eliminated certain perquisites of our Chief Executive Officer and our Chief Scientific Officer we considered no longer consistent with our overall compensation program, including, in the case of our Chief Executive Officer, a tax gross-up related to legal, tax, and financial planning advisory services.

•

We have adopted a policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company's executive officers, including the Named Officers (other than the existing employment agreement with our Chief Executive Officer or any amendments thereto, which we expressly exempted).

•

We have provided additional information regarding compensation decisions and our compensation philosophy in the Compensation Discussion and Analysis section of this proxy statement to better communicate to our shareholders what drives compensation decisions at Regeneron.

Proposal No. 3 – Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan (see "Proposal No. 3: Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan" on page 70 for more information)

We are asking our shareholders to approve the new Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan which, if approved, may be utilized to govern the award and payment of certain cash bonuses to our executive officers and other employees. The Plan would permit the payment of bonuses that may qualify as "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). If the Plan is approved by shareholders, the Compensation Committee will consider it for implementation for annual cash

 Proxy Summary

bonuses (and potentially other bonuses) of the Named Officers for performance in 2016 and thereafter.

Proposal No. 4 – Approval of an Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock and Common Stock (see "Proposal No. 4: Approval of an Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock and Common Stock" on page 73 for more information)

We are asking our shareholders to approve an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock of the Company from 230,000,000 to 390,000,000 shares and the number of authorized shares of common stock of the Company, par value $0.001 per share, from 160,000,000 to 320,000,000 shares. The proposed amendment would not affect the 40,000,000 authorized shares of Class A Stock, par value $0.001 per share, or the 30,000,000 authorized shares of Preferred Stock, par value $0.01 per share. The additional 160,000,000 shares of common stock would be a part of the existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The most recent increase in the number of authorized shares of common stock (from 60,000,000 to 160,000,000) was approved by Regeneron shareholders in December 2001. Given prior utilization of authorized shares and the time elapsed since the most recent increase, the board of directors believes it prudent to implement this increase primarily to give the Company appropriate flexibility to issue shares for future corporate needs.

Proposal No. 5 – Nonbinding Shareholder Proposal Relating to Proxy Access (see "Proposal No. 5: Nonbinding Shareholder Proposal Relating to Proxy Access" on page 75 for more information)

We have been notified that the Comptroller of the City of New York, as the custodian and a trustee of certain funds, intends to present a proposal relating to "proxy access" for consideration at the Annual Meeting. We believe that the proposed proxy access regime is unnecessary in light of Regeneron's robust governance structure, lacks adequate safeguards, and would reduce the effectiveness of the board. Accordingly, the board of directors unanimously recommends that shareholders vote AGAINST this shareholder proposal.

Proxy Summary

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

April [•], 2015

 PROXY STATEMENT

General Information about the Meeting

Where and when will the 2015 Annual Meeting be held?

The 2015 Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. ("Regeneron," "Company," "we," "us," and "our") is scheduled for June 12, 2015, commencing at 10:30 a.m., Eastern Time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591. If you are planning to attend the meeting, directions to this location are available on our website at www.regeneron.com.

Why did you receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

The "Notice and Access" rules of the United States Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 12, 2015 (the "2014 Annual Report"), to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders received a Notice of Internet Availability of Proxy Materials (the "Notice") and will not receive printed copies of the proxy materials unless they request them. The Notice will be mailed beginning on or about April [•], 2015. The Notice includes instructions on how you may access and review all of our proxy materials via the Internet. The Notice also includes instructions on how you may vote your shares. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail or e-mail will remain in effect until you revoke it.

Why didn't you receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, these shareholders should have received an e-mail with links to the proxy materials and the proxy voting website. In addition, shareholders who have previously asked to receive paper copies of the proxy materials and shareholders who participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan will receive paper copies of the proxy materials.

Can you vote your shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Why did we send you the Notice?

We sent you the Notice regarding this proxy statement because Regeneron's board of directors is asking (technically called soliciting) holders of the Company's common stock, par value $0.001 per share ("common stock"), and Class A stock, par value $0.001 per share ("Class A stock"), to provide proxies to be voted at our 2015 Annual Meeting of Shareholders or at any adjournment(s) or postponement(s) of the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 16, 2015, are entitled to vote at the Annual Meeting shares of common stock and/or Class A stock held of record on that date. As of April 16, 2015, [•] shares of common stock and [•] shares of Class A stock were issued and outstanding. The common stock and the Class A stock vote together on all matters as a single class, with the common stock being entitled to one vote per share and the Class A stock being entitled to ten votes per share.

What are you being asked to vote on?

We are asking you to vote on:

•
election of four Class III directors for a term of three years (Proposal No. 1);

 General Information about the Meeting

•
ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 2);

•
approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan (Proposal No. 3);

•
approval of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock and common stock (Proposal No. 4); and

•
if properly presented, a nonbinding shareholder proposal relating to proxy access (Proposal No. 5).

What are the board's recommendations?

The board of directors recommends that you vote:

•
FOR election of each of the four nominated Class III directors (Proposal No. 1);

•
FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2015 (Proposal No. 2);

•
FOR approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan (Proposal No. 3);

•
FOR approval of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock and common stock (Proposal No. 4); and

•
AGAINST approval of a nonbinding shareholder proposal relating to proxy access (Proposal No. 5).

How can you vote?

In person.    If you are a shareholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive. If you are a beneficial owner of shares held in the name of your bank, broker, or other nominee, or in "street name", to vote in person at the Annual Meeting you must obtain from your nominee and bring to the meeting a "legal proxy" authorizing you to vote such shares held as of the record date. We recommend you vote by proxy even if you plan to attend the meeting. So long as you meet the applicable requirements, you can always change your vote at the meeting. Instructions on voting by proxy are included below.

Via the Internet.    You may vote by proxy via the Internet by visiting www.proxyvote.com. You will need the 12 digit control number included on the Notice or, if you received a paper copy of the proxy materials, the proxy card or voting instruction form you received. You may vote via the Internet through 11:59 p.m., Eastern Time, on June 11, 2015.

Via telephone.    If you received printed copies of the proxy materials, you may vote by proxy via telephone by calling the toll free number found on the proxy card or the voting instruction form. You will need the 12 digit control number included on the proxy card or voting instruction form. You may vote via telephone through 11:59 p.m., Eastern Time, on June 11, 2015.

By mail.    If you received printed copies of the proxy materials, you may vote by proxy by completing the proxy card or voting instruction form and returning it in the envelope provided.

How are proxies voted?

If you vote by proxy in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy will vote your shares as you have directed. If you submit a proxy, but no indication is given as to how to vote your shares as to a proposal, your shares will be voted in the manner recommended by the board of directors. The board of directors knows of no matter, other than those indicated above under "What are you being asked to vote on?", to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named and designated as proxies will vote your shares in their discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders as of the record date of shares of common stock and Class A stock having a majority of the voting power of all shares of common stock and Class A stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares held as of the record date by holders who are present or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

General Information about the Meeting

What vote is required to approve each proposal?

The following table summarizes the voting requirements applicable to the proposals to be voted on at the Annual Meeting:

Proposal	Vote Required	Effect of Abstentions*	Broker Discretionary Voting Allowed?+
Proposal No. 1: Election of Directors	Plurality of the votes cast. In accordance with our director resignation policy, an incumbent director who fails to receive more "for" votes than "withhold" votes in an uncontested election will be required to tender his or her resignation to the Chairman of the board of directors for consideration by the Corporate Governance and Compliance Committee, as further described under "Corporate Governance — New Governance Initiatives — Director Resignation Policy" below.	Not applicable	No — brokers without voting instructions will not be able to vote on this proposal
Proposal No. 2: Ratification of the Appointment of PricewaterhouseCoopers LLP	Majority of the votes cast	No effect — not considered votes cast on this proposal	Yes — brokers without voting instructions will have discretionary voting authority to vote
Proposal No. 3: Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan	Majority of the votes cast	No effect — not considered votes cast on this proposal	No — brokers without voting instructions will not be able to vote on this proposal
Proposal No. 4: Approval of an Amendment to the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock and Common Stock	Majority of all outstanding shares entitled to vote thereon	Same effect as an "AGAINST" vote	No — brokers without voting instructions will not be able to vote on this proposal
Proposal No. 5: Nonbinding Shareholder Proposal Relating to Proxy Access	Nonbinding proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the votes cast	No effect — not considered votes cast on this proposal	No — brokers without voting instructions will not be able to vote on this proposal

*
As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
+
Only relevant if you are the beneficial owner of shares held in "street name." If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you are a Regeneron employee or former employee, how do you vote shares in the Company Stock Fund in your 401(k) account?

If you participate and hold shares of common stock in the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan, you may provide voting instructions to Fidelity Management Trust Company, the plan's trustee, (1) through the Internet at www.proxyvote.com by 11:59 p.m., Eastern Time, on June 9,

2015, (2) by calling 1-800-690-6903 by 11:59 p.m., Eastern Time, on June 9, 2015, or (3) by returning your completed proxy card by mail. The trustee will vote your shares in accordance with your instructions. If you do not provide timely voting instructions to the trustee, the trustee will vote your shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan.

 General Information about the Meeting

Can you change your vote or revoke your proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you hold your shares through a broker, bank, or other nominee in "street name," you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

Who solicits proxies and bears the cost of solicitation?

Solicitation of proxies may be made by mail, in person, or by telephone by officers, directors, and other employees of the Company and by employees of the Company's transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), and employees of Broadridge Financial Solutions, Inc. ("Broadridge"). We will reimburse AST, Broadridge, and our banks, brokers, and other custodians, nominees, and fiduciaries for their respective reasonable costs in the preparation and mailing of proxy materials to shareholders. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in the aggregate. We will bear all costs of the solicitation of proxies.

Please note that cameras, other photographic equipment, or audio or video recording devices will not be permitted at the Annual Meeting.

General Information about the Meeting

Proposal No. 1: Election of Directors

Pursuant to the Company's Certificate of Incorporation, the board of directors is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently four members in each class. The respective terms of the directors expire (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal) as follows:

•
The terms of the Class III Directors expire at the 2015 Annual Meeting;

•
The terms of the Class I Directors expire at the 2016 Annual Meeting; and

•
The terms of the Class II Directors expire at the 2017 Annual Meeting;

The board of directors, upon the recommendation of the Corporate Governance and Compliance Committee, has nominated for election at the 2015 Annual Meeting Charles A. Baker, Arthur F. Ryan, George L. Sing, and Marc Tessier-Lavigne, Ph.D. as Class III Directors for a three-year term expiring at the 2018 Annual Meeting.

Biographical information is given below, as of April 16, 2015, for each nominee for Class III Director, and for each of the other directors whose term of office will continue after the 2015 Annual Meeting. All the nominees are presently directors and were previously elected by the shareholders. None of the corporations or other organizations referred to below with which a director has been or is currently employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

The board of directors unanimously recommends a vote FOR the election of Charles A. Baker, Arthur F. Ryan, George L. Sing, and Marc Tessier-Lavigne, Ph.D. as Class III Directors for a three-year term expiring at the 2018 Annual Meeting.

Nominees for Class III Directors for Election at the 2015 Annual Meeting for a Term Expiring at the 2018 Annual Meeting

Charles A. Baker
Director since: 1989 Age: 82 Independent	CHARLES A. BAKER, 82, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a biopharmaceutical company, a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various other pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb Company) and President, Squibb International, and various senior executive positions at Abbott Laboratories and Pfizer Inc. From 1994 to 2013, Mr. Baker served as a member of the board of directors of Progenics Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Baker's substantial commercial experience gained from leadership roles at biopharmaceutical and pharmaceutical companies, his extensive industry knowledge, his having overseen the approval, manufacture, and marketing of pharmaceutical products throughout the world and having led a biotechnology company to sustained profitability, and his significant understanding of the Company led the board to conclude that Mr. Baker should serve as a director.

 Proposal No. 1: Election of Directors

Arthur F. Ryan
Director since: 2003 Age: 72 Independent	ARTHUR F. RYAN, 72, has been a Director of the Company since January 2003. In 2008, Mr. Ryan retired as the Chairman of the Board of Prudential Financial, Inc., one of the largest diversified financial institutions in the world. He served as Chief Executive Officer of Prudential until December 2007. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan managed Chase's worldwide retail bank between 1984 and 1990. From 2008 to 2013, Mr. Ryan served as a non-executive director of the Royal Bank of Scotland Group plc. Mr. Ryan's substantial leadership experience as a chief executive officer of leading companies in the banking and insurance industries, and his extensive business experience and financial expertise, led the board to conclude that Mr. Ryan should serve as a director.

George L. Sing
Director since: 1988 Age: 65 Independent	GEORGE L. SING, 65, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital, a venture capital investment firm in the healthcare field. Since January 2004, Mr. Sing has served as Chief Executive Officer of Stemnion, Inc., a bio-medical company in the regenerative medicine field. Mr. Sing's extensive healthcare and financial expertise as a healthcare venture capital investor and biomedical company chief executive officer, his executive leadership experience, and his substantial knowledge of the Company led the board to conclude that Mr. Sing should serve as a director.

Marc Tessier-Lavigne, Ph.D.
Director since: 2011 Age: 55 Independent	MARC TESSIER-LAVIGNE, Ph.D., 55, has been a Director of the Company since November 2011. Dr. Tessier-Lavigne has been the President of The Rockefeller University since March 2011 and is a Carson Family Professor and head of the Laboratory of Brain Development at The Rockefeller University. Previously, he served as Executive Vice President and Chief Scientific Officer at Genentech, Inc., which he joined in 2003. He was a professor at Stanford University from 2001 to 2003 and at the University of California, San Francisco from 1991 to 2001. Dr. Tessier-Lavigne is a member of the National Academy of Sciences, the Institute of Medicine, and a fellow of the Royal Societies of the United Kingdom and Canada. Dr. Tessier-Lavigne is a member of the Board of Directors of Pfizer Inc., Agios Pharmaceuticals, Inc., and Juno Therapeutics, Inc. Dr. Tessier-Lavigne's distinguished scientific and academic background, and his significant industry experience, including experience in senior scientific leadership roles at a leading biopharmaceutical company, led the board to conclude that Dr. Tessier-Lavigne should serve as a director.

Proposal No. 1: Election of Directors

Class I Directors Continuing in Office Term Expires at the 2016 Annual Meeting

Michael S. Brown, M.D.
Director since: 1991 Age: 74 Independent	MICHAEL S. BROWN, M.D., 74, has been a Director of the Company since June 1991. Dr. Brown holds the Distinguished Chair in Biomedical Sciences, a position he has held since 1989, is a Regental Professor of Molecular Genetics and Internal Medicine, and the Director of the Jonsson Center for Molecular Genetics, at The University of Texas Southwestern Medical Center at Dallas, positions he has held since 1985. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985 and the U.S. National Medal of Science in 1988. Dr. Brown is a member of the National Academy of Sciences, the Institute of Medicine, and Foreign Member of the Royal Society (London). Dr. Brown retired as a member of the board of directors of Pfizer Inc. in 2012. Dr. Brown's distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his significant industry experience gained through his service on the board of directors of the Company and of a leading pharmaceutical company, led to the board to conclude that Dr. Brown should serve as a director.

Robert A. Ingram
Director since: 2014 Age: 72 Independent	ROBERT A. INGRAM, 72, has been a Director of the Company since April 2014. Mr. Ingram has been a General Partner in Hatteras Venture Partners, a venture capital firm that invests in early stage life science companies, since 2007. Mr. Ingram served as a strategic advisor to the Chief Executive Officer of GlaxoSmithKline plc from January 2010 to December 2012. He previously served as Vice Chairman, Pharmaceuticals, GlaxoSmithKline plc, from 2003 through 2009, and as its Chief Operating Officer and President of Pharmaceutical Operations from January 2001 through January 2003. Mr. Ingram has served on the board of directors of Valeant Pharmaceuticals International, Inc. (or its corporate predecessor) since 2003, serving as its Chairman of the Board from 2006 to 2008, when he became its lead director. He was again named Chairman of the Board of Valeant from December 2010 until March 2011, after which he was again appointed lead director. Mr. Ingram has also been a director of Cree, Inc., since 2008, serving as its lead director since October 2011, and a director of Edwards Lifesciences Corporation since 2003, currently serving on its Compensation and Governance Committee. Mr. Ingram was Chairman of OSI Pharmaceuticals, Inc., until 2010, and of Elan Corporation, until 2013, and a director of Lowe's Companies, Inc., until 2011, Pharmaceutical Product Development Inc., until 2011, and Allergan Inc., until 2012. Mr. Ingram's experience as a seasoned executive and corporate director with extensive knowledge of highly regulated pharmaceutical and medical device companies, as well as his in-depth knowledge and understanding of the regulatory environment and governmental processes, led to the board's decision to nominate Mr. Ingram for election to the board.

Leonard S. Schleifer, M.D., Ph.D.
Director since: 1988 Age: 62	LEONARD S. SCHLEIFER, M.D., Ph.D., 62, co-founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. With more than 25 years of experience as Chief Executive Officer of the Company, Dr. Schleifer brings to the board an incomparable knowledge of the Company, significant leadership experience, and an in-depth understanding of the complex research, drug development, and business issues facing companies in the biopharmaceutical industry. Dr. Schleifer's significant industry and leadership experience, as well as his extensive knowledge of the Company, led the board to conclude that Dr. Schleifer should serve as a director.

 Proposal No. 1: Election of Directors

George D. Yancopoulos, M.D., Ph.D.
Director since: 2001 Age: 55	GEORGE D. YANCOPOULOS, M.D., Ph.D., 55, joined the Company in 1989 as its Founding Scientist and is currently President, Regeneron Laboratories and Chief Scientific Officer. While holding leadership positions, Dr. Yancopoulos headed the Company's laboratories and science organization since joining the Company and, in 1998, was named the Company's first Chief Scientific Officer. Dr. Yancopoulos joined the board in 2001. He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and developer of the Company's three FDA-approved drugs, EYLEA® (aflibercept) Injection, ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion, and ARCALYST® (rilonacept) Injection for Subcutaneous Use, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®. As one of the few members of the National Academy of Sciences from industry and as an author of a substantial number of scientific publications, Dr. Yancopoulos has a distinguished record of scientific expertise. Dr. Yancopoulos also brings to the board his experience in leading and managing a complex research and development organization and his in-depth knowledge of the Company's technologies and research and development programs. Dr. Yancopoulos's significant industry and scientific experience, as well as his extensive knowledge of the Company, led the board to conclude that Dr. Yancopoulos should serve as a director.

Class II Directors Continuing in Office Term Expires at the 2017 Annual Meeting

Alfred G. Gilman, M.D., Ph.D.
Director since: 1990 Age: 73 Independent	ALFRED G. GILMAN, M.D., Ph.D., 73, a co-founder of the Company, has been a non-employee Director of the Company since July 1990. Dr. Gilman is a Regental Professor Emeritus of Pharmacology at The University of Texas Southwestern Medical Center at Dallas. He was the chief scientific officer of the Cancer Prevention and Research Institute of Texas from 2009 to 2012. He previously served as executive vice president for academic affairs and provost of The University of Texas Southwestern Medical Center at Dallas, dean of The University of Texas Southwestern Medical School, and professor of pharmacology at The University of Texas Southwestern Medical Center. Dr. Gilman is a member of the National Academy of Sciences, and he received the Nobel Prize for Physiology or Medicine in 1994. He is one of the inaugural fellows of the American Association of Cancer Research. Dr. Gilman's distinguished scientific and academic background, including his receipt of the Nobel Prize for Physiology or Medicine in 1994, and his leadership positions at the Cancer Prevention and Research Institute of Texas, The University of Texas Southwestern Medical Center at Dallas, and The University of Texas Southwestern Medical School, together with his extensive experience as a director of the Company and of a leading pharmaceutical company, led to the board's decision to nominate Dr. Gilman for reelection to the board.

Proposal No. 1: Election of Directors

Joseph L. Goldstein, M.D.
Director since: 1991 Age: 74 Independent	JOSEPH L. GOLDSTEIN, M.D., 74, has been a Director of the Company since June 1991. Dr. Goldstein has been a Professor of Molecular Genetics and Internal Medicine and the Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas since 1977. Dr. Goldstein is a member of the National Academy of Sciences, the Institute of Medicine, and the Royal Society (London). He also serves on the Boards of Trustees of The Rockefeller University and the Howard Hughes Medical Institute. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985 and the U.S. National Medal of Science in 1988. Dr. Goldstein's extensive research experience, his distinguished scientific and academic credentials, including his receipt of the Nobel Prize for Physiology or Medicine in 1985, and his substantial understanding of the Company gained through his service as a director since 1991, led to the board's decision to nominate Dr. Goldstein for reelection to the board.

Christine A. Poon
Director since: 2010 Age: 62 Independent	CHRISTINE A. POON, 62, has been a director of the Company since November 2010. Ms. Poon is a Professor in the Department of Management and Human Resources at The Max M. Fisher College of Business at The Ohio State University, where she served as Dean and the John W. Berry, Sr. Chair in Business from 2009 to 2014. Prior to joining Fisher, Ms. Poon spent eight years at Johnson & Johnson, most recently as vice chairman and worldwide chairman of pharmaceuticals. At Johnson & Johnson, she served on the company's board of directors and executive committee and was responsible for managing the pharmaceutical businesses of the company. Prior to joining Johnson & Johnson, Ms. Poon spent 15 years at Bristol-Myers Squibb Company, a global pharmaceutical company, where she held senior leadership positions including president of international medicines and president of medical devices. Ms. Poon serves on the board of directors of Prudential Financial, Inc. and the Supervisory Board of Royal Philips Electronics. Ms. Poon's extensive expertise in domestic and international business operations, including sales and marketing and commercial operations, and her deep strategic and operational knowledge of the pharmaceutical industry, led to the board's decision to nominate Ms. Poon for reelection to the board.

P. Roy Vagelos, M.D.
Director since: 1995 Age: 85	P. ROY VAGELOS, M.D., 85, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc., a global pharmaceutical company. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994. Dr. Vagelos served on the board of directors of Theravance, Inc. through April 2010. During his tenure as Chairman of the Company and previously as Chairman and Chief Executive Officer of Merck, Dr. Vagelos developed an extensive understanding of the complex business, operational, scientific, regulatory, and commercial issues facing the pharmaceutical industry. Dr. Vagelos's tenure and experience with the Company and Merck, his extensive knowledge of the pharmaceutical industry, his substantial leadership experience, and his significant understanding of the Company led to the board's decision to nominate Dr. Vagelos for reelection to the board.

 Proposal No. 1: Election of Directors

Corporate Governance

Overview

Regeneron is committed to good corporate governance, which we believe promotes the long-term interests of shareholders, strengthens the accountability of the board of directors and management, and helps build trust in the Company. The following chart summarizes key information regarding our corporate governance.

Board and Other Governance Information	2015*
Size of Board	12
Number of Independent Directors	9
Separate Chairman and Chief Executive Officer	✓
Director Resignation Policy	✓
Number of Meetings of the Board of Directors Held in 2014	7
Independent Directors Meet in Executive Sessions Without Management Present	✓
Code of Business Conduct and Ethics Applicable to All Employees, Officers, and Directors	✓
Annual Board and Committee Self-Evaluations	✓
Stock Ownership Guidelines for Directors and Senior Executives	✓
Active Shareholder Engagement	✓
Shareholder Right to Remove Directors for Cause	✓
Shareholder Right to Call Special Shareholder Meeting	✓

*
As of April 16, 2015.

Procedures Relating to Nominees

The Corporate Governance and Compliance Committee will consider a nominee for election to the board of directors recommended by a shareholder of record if the shareholder submits the nomination in compliance with the requirements of our by-laws and the Guidelines Regarding Director Nominations, which are available on our website at www.regeneron.com under the "Corporate Governance" heading on the "Company" page.

In considering potential candidates for the board of directors, the Corporate Governance and Compliance Committee considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business judgment; (6) has the commitment to rigorously represent the long-term interests of the Company's shareholders; (7) possesses a diverse background and experience, including with respect to race, age, and gender; and (8) such other factors as the Corporate Governance and Compliance Committee may determine from time to time.

Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of the Company, and the long-term interests of shareholders. In conducting the assessment, the Committee considers the individual's independence, experience, skills, background, and diversity, including with respect to race, age, and gender, along with such other factors as it deems appropriate, given the current needs of the board and the Company to maintain a balance of knowledge, experience, and capabilities. When recommending a slate of director nominees each year, the Corporate Governance and Compliance Committee reviews the current composition of the board of directors in order to recommend a slate of directors who, with the continuing directors, will provide the board with the requisite diversity of skills, expertise, experience, and viewpoints necessary to effectively fulfill its duties and responsibilities.

In the case of an incumbent director whose term of office is set to expire, the Corporate Governance and Compliance Committee reviews such director's overall service to the Company during the director's term and also considers the director's interest in continuing as a member of the board. In the case of a new director candidate, the Corporate Governance and Compliance Committee also reviews whether the nominee is "independent," based on our Corporate Governance Guidelines, applicable listing standards of the NASDAQ Stock Market LLC, and applicable SEC and other relevant rules and regulations, if necessary.

The Corporate Governance and Compliance Committee may employ a variety of methods for identifying and evaluating

Corporate Governance

nominees for the board of directors. The Corporate Governance and Compliance Committee may consider candidates recommended by other directors, management, search firms, shareholders, or other sources. When conducting searches for new directors, the Corporate Governance and Compliance Committee will take reasonable steps to include diverse candidates in the pool of nominees and any search firm will affirmatively be instructed to seek to include diverse candidates. Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by our directors or management or by third party search firms or other sources. Candidates may be evaluated at regular or special meetings of the Corporate Governance and Compliance Committee.

Shareholder Rights to Remove Directors for Cause and to Call Special Shareholder Meeting

Regeneron's charter documents give shareholders the rights to (i) remove directors for cause by an affirmative vote of at least 80% of the outstanding shares of all classes of capital stock entitled to vote for directors; and (ii) call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.

Shareholder Communications with Directors

The Company has established a process for shareholders to send communications to the members of the board of directors. Shareholders may send such communications by mail addressed to the full board, a specific member or members of the board, or a particular committee of the board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Corporate Secretary. All such communications will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promo-

tions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Board Committees

The board has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a Compensation Committee, and a Corporate Governance and Compliance Committee, each of which is comprised entirely of independent directors. The Corporate Governance and Compliance Committee is responsible for reviewing and recommending for the board's selection candidates to serve on our board of directors and for overseeing all aspects of the Company's compliance program other than financial compliance. The board also has a standing Technology Committee. The board has adopted charters for the Audit Committee, Compensation Committee, Corporate Governance and Compliance Committee, and Technology Committee, current copies of which are available on our website at www.regeneron.com under the "Corporate Governance" heading on the "Company" page.

 Corporate Governance

We show below information on the membership, key functions, and number of meetings of each board committee during 2014. Effective April 4, 2014, Eric M. Shooter, Ph.D. retired as a member of the board of directors and the Technology Committee, and Robert A. Ingram was elected as a member of the board of directors and the Compensation Committee.

Name of Committee and Members	Key Functions of the Committee	Number of Meetings Held in 2014
AUDIT
George L. Sing, Chairman Charles A. Baker Arthur F. Ryan

•

Select the independent registered public accounting firm, review and approve its engagement letter, and monitor its independence and performance.

•

Review the overall scope and plans for the annual audit by the independent registered public accounting firm.

•

Approve performance of non-audit services by the independent registered public accounting firm and evaluate the performance and independence of the independent registered public accounting firm.

•

Review and approve the Company's periodic financial statements and the results of the year-end audit.

•

Review and discuss the adequacy and effectiveness of the Company's accounting and internal control policies and procedures.

•

Evaluate the internal audit process for establishing the annual audit plan; review and approve the appointment and replacement of the Company's Chief Audit Executive, if applicable, and any outside entities providing internal audit services and evaluate their performance on an annual basis.

•

Review the independent registered public accounting firm's recommendations concerning the Company's financial practices and procedures.

•

Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Review and approve any related person transaction.

•

Prepare an annual report of the Audit Committee for inclusion in the proxy statement and annually evaluate the Audit Committee Charter.

•

Oversee the Company's risk management program.

•

Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

10

Corporate Governance

Name of Committee and Members	Key Functions of the Committee	Number of Meetings Held in 2014
COMPENSATION
Marc Tessier-Lavigne, Ph.D., Chairman Charles A. Baker Joseph L. Goldstein, M.D. Robert A. Ingram (starting April 4, 2014) Christine A. Poon George L. Sing

•

Evaluate the performance of the Chief Executive Officer and other executive officers of the Company.

•

Approve the total compensation budget for all Company employees.

•

Oversee the Company's compensation and benefit philosophy and programs generally.

•

Review and approve annually the corporate goals and objectives applicable to the compensation of the Chief Executive Officer and the goals and objectives of the Company's executive compensation programs.

•

Prepare an annual report of the Compensation Committee for inclusion in the proxy statement.

•

Review and approve the Compensation Discussion and Analysis to be included in the Company's proxy statement.

		10
CORPORATE GOVERNANCE AND COMPLIANCE
Alfred G. Gilman, M.D., Ph.D., Chairman Michael S. Brown, M.D. Christine A. Poon Arthur F. Ryan	• Identify qualified individuals to become members of the board and recommend such candidates to the board. • Assess the functioning of the board and its committees and make recommendations to the board concerning the appropriate size, function, and needs of the board. • Make recommendations to the board regarding non-employee director compensation. • Make recommendations to the board regarding corporate governance matters and practices. • Oversee all aspects of the Company's comprehensive compliance program other than financial compliance.	5
TECHNOLOGY
Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. (through April 4, 2014) Marc Tessier-Lavigne, Ph.D. P. Roy Vagelos, M.D. Leonard S. Schleifer, M.D., Ph.D.* George D. Yancopoulos, M.D., Ph.D.*	• Review and evaluate the Company's research and clinical development programs, plans, and policies.	2

*
Ex Officio Member

Code of Ethics

The board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code on our website at www.regeneron.com under the "Corporate Governance" heading on the "Company" page. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

 Corporate Governance

Director Independence

The board of directors has determined that each of the following currently serving directors is independent as defined in the listing standards of The NASDAQ Stock Market LLC and our Corporate Governance Guidelines: Charles A. Baker, Michael S. Brown, M.D., Alfred G. Gilman, M.D., Ph.D., Joseph L. Goldstein, M.D., Robert A. Ingram, Christine A. Poon, Arthur F. Ryan, George L. Sing, and Marc Tessier-Lavigne, Ph.D. These individuals are affiliated with numerous educational institutions, hospitals, charities and corporations, as well as civic organizations and professional associations. The board of directors considered each of these relationships and determined that none of these relationships conflicted with the interests of the Company or would impair their independence or judgment. The board conducts executive sessions of independent directors following each regularly scheduled board meeting.

The board of directors has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, qualifies as an "audit committee financial expert" as that term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act, meets the required standards for independence set forth in Rule 10A-3(b)(1) under the Exchange Act, and is independent as defined for audit committee members in the listing standards of The NASDAQ Stock Market LLC.

In addition, the board of directors has determined that each of the current members of the Compensation Committee, Drs. Tessier-Lavigne and Goldstein, Messrs. Baker, Ingram, and Sing, and Ms. Poon, meets the additional independence criteria applicable to compensation committee members under the listing standards of The NASDAQ Stock Market LLC and qualifies as a "Non-Employee Director" pursuant to Rule 16b-3 under the Exchange Act and as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

Board Leadership and Role in Risk Oversight

The board of directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the board so as to provide effective oversight of management. Since 1995, the board has separated the roles of the Chief Executive Officer and the Chairman of the Board, with Dr. Vagelos serving as Chairman and Dr. Schleifer serving as President and Chief Executive Officer. Dr. Vagelos's extensive leadership experience, his business acumen, and his deep understanding of the healthcare industry have made him an invaluable resource to both the board and Dr. Schleifer. The board has determined that this leadership structure is appropriate for the Company at this time.

The board executes its oversight responsibility for risk management directly and through its Committees, as follows:

•
The Audit Committee oversees the Company's risk management program. The Company's Chief Audit Executive, who reports independently to the Committee, facilitates the risk management program. Audit Committee meetings include discussions of specific risk areas throughout the year, as well as semi-annual reports from the Chief Audit Executive on the Company's enterprise risk profile.

•
The Compensation, Corporate Governance and Compliance, and Technology Committees oversee risks associated with their respective areas of responsibility. As part of its overall review of the Company's compensation policies and practices, the Compensation Committee generally considers the risks associated with these policies and practices. The Corporate Governance and Compliance Committee oversees all aspects of the Company's comprehensive compliance program other than financial compliance and considers legal and regulatory compliance risks. The Technology Committee considers risks associated with our research and development programs.

•
The board is kept abreast of its Committees' risk oversight and other activities via reports of the Committee chairmen to the full board at regular board meetings. The board considers specific risk topics, including risks associated with our strategic plan, our finances, and our development activities. In addition, the board receives detailed regular reports from members of our senior management that include discussions of the risks and exposures involved in their respective areas of responsibility. Further, the board is routinely informed by the appropriate members of senior management of developments internal and external to the Company that could affect our risk profile.

Board Meetings and Attendance of Directors

The board held five regular meetings and two special meetings in 2014. All directors attended more than 75% of the total number of meetings of the board and committees of the board on which they served. Board members are expected to attend the Company's Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All of the directors attended our 2014 Annual Meeting of Shareholders.

Executive Compensation Processes and Procedures; Role of Compensation Consultants

The Compensation Committee is responsible for overseeing the Company's general compensation objectives and programs. We describe the role of the Compensation Committee, as well as the role of our executive officers, in decisions regarding executive compensation (particularly with respect to our

Corporate Governance

Named Officers referred to below under "Executive Compensation") below under "Executive Compensation – Compensation Discussion and Analysis – Section 3 – Executive Compensation Process and Considerations – Overview."

As discussed in greater detail under "Executive Compensation – Compensation Discussion and Analysis – Section 3 – Executive Compensation Process and Considerations," the Compensation Committee has the sole authority to retain its own third-party compensation consultants and in 2014 utilized the services of Frederic W. Cook & Co., Inc. ("Frederic W. Cook"), a compensation consultant. In addition, management retains another compensation consultant for its own use. In 2014, management used the services of Radford, a compensation consultant focused on the technology and life sciences sectors. Radford provided various consulting services to us, including analyzing the competitiveness of specific compensation programs; preparing surveys of competitive pay practices (including the 2014 Radford Global Life Sciences Survey discussed in this proxy statement); and assisting management in the development and analysis of executive compensation recommendations. Reports prepared by Radford that relate to executive compensation may also be shared with the Compensation Committee.

Compensation of Directors

Overview

The Corporate Governance and Compliance Committee makes recommendations to the board of directors regarding, and the board of directors determines, the compensation of non-employee directors. The Corporate Governance and Compliance Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board of directors when appropriate. Directors who are Company employees receive no additional compensation for serving on our board of directors or its committees. In determining compensation recommendations for the non-employee directors, the Corporate Governance and Compliance Committee considers the qualifications, expertise, and demands on our directors and benchmarks the Company's practices against similar companies in the biotechnology industry.

Cash Fees and Matching Gift Program

Non-employee directors receive an annual retainer of $55,000 and an annual committee retainer of $10,000 for each standing committee on which the director serves. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year. Non-employee directors are reimbursed for their actual expenses incurred in connection with their activities as directors, which included travel, hotel, and food and entertainment expenses. In addition, directors are eligible to participate in the Regeneron Matching Gift Program, which was adopted effective January 1, 2013 and is also available to eligible employees. Under this program, the Company matches contributions made to eligible tax-exempt organizations. Effective January 1, 2014, the maximum annual match has been increased to $5,000 (from $2,000) per person.

Annual Stock Option Awards

Pursuant to the terms of the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan and a resolution of the Compensation Committee adopted on December 16, 2014, each non-employee director receives an automatic grant of a stock option to purchase common stock on the first business day of each year, with an exercise price equal to the fair market value of a share of common stock on the date of grant (determined, for so long as our common stock is listed on the NASDAQ Global Select Market, as the average of the high and low sales price per share of common stock on the NASDAQ Global Select Market on the date of grant or, if such date is not a trading day, on the last preceding date on which there was a sale of the Company's common stock on the NASDAQ Global Select Market). These stock options become exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years, generally subject to continued service on the board, and generally expire ten years following the date of grant. In 2014, similar to the reductions in annual awards to executive officers and other employees discussed under "Executive Compensation" below, the Compensation Committee reduced the automatic grant of stock options to our non-employee directors by 15%, from 12,750 shares to 10,838 shares of common stock underlying each such stock option. The primary impetus for this decision was to reflect the increase in the Company stock price in the automatic grants and to reduce the potential dilutive impact of these grants. The reduced grants to our non-employee directors were made on January 2, 2015. This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our non-employee directors, in each case following high stock appreciation. Stock options granted to a non-employee director in 2013, 2014, and 2015 continue to vest following the retirement of that director provided applicable conditions relating to the length of the director's service and the director's age have been met.

Stock options granted since 2010 to non-employee directors become fully vested automatically upon a change of control of the Company. Each non-employee director has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under the requirements of the Internal Revenue Code. Previously, stock options granted to non-employee directors included a "double-trigger" change of control provision whereby the director's stock options would immediately vest in full in the event that a

 Corporate Governance

director's service as a member of the board is terminated without cause within two years of a change of control of the Company.

Compensation Arrangements of the Chairman of the Board of Directors

On December 31, 1998, we entered into an employment agreement with the Chairman of the board of directors, Dr. Vagelos. Dr. Vagelos did not become an officer of the Company or change his title. Pursuant to the terms of his employment agreement, Dr. Vagelos receives an annual salary of $100,000. In the employment agreement, we agreed to recommend to the Compensation Committee that stock option grants be made to Dr. Vagelos for calendar years 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option award granted to an officer of the Company.

In 2011, the Compensation Committee determined that Dr. Vagelos's target grant would be equal to ten times the annual grant for a non-employee member of the board of directors, setting his target award at 150,000 shares of common stock underlying stock options. In each of 2013 and 2014, the Compensation Committee reduced the award to Dr. Vagelos by 15%, in line with the reduction in the annual stock option awards to our non-employee directors in those years. On December 16, 2014, the Compensation Committee granted Dr. Vagelos stock options to purchase 108,380 shares of common stock, at an exercise price of $399.66 per share, the fair market value per share of our common stock on the date of grant (determined as the average of the high and low sales price per share of common stock on the NASDAQ Global Select Market on the date of grant). The stock option award granted to Dr. Vagelos vests ratably over four years subject to his continued service and contains change-of-control provisions identical to the ones described above for stock option grants to non-employee directors made since 2010. Pursuant to the terms of his employment agreement, if Dr. Vagelos dies or is disabled during the term of his employment, all stock options granted to him by the Company will immediately become vested and exercisable.

The following table and explanatory footnotes provide information with respect to compensation paid to Dr. Vagelos and each non-employee director for their service in 2014 in accordance with the policies, plans, and employment agreement described above:

Director Compensation

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (c)	Option awards ($) [1,2] (d)	Non-equity incentive plan compensation ($) (e)	Change in pension value and non-qualified deferred compensation earnings (f)	All other compensation ($) (g)		Total ($) (h)
Charles A. Baker	75,000	–	1,689,032	–	–	–		1,764,032
Michael S. Brown, M.D.	75,000	–	1,689,032	–	–	5,000	[3]	1,769,032
Alfred G. Gilman, M.D., Ph.D.	75,000	–	1,689,032	–	–	3,000	[3]	1,767,032
Joseph L. Goldstein, M.D.	75,000	–	1,689,032	–	–	5,000	[3]	1,769,032
Robert A. Ingram [4]	48,214		2,814,311	–	–	–		2,862,525
Christine A. Poon	75,000	–	1,689,032	–	–	–		1,764,032
Arthur F. Ryan	75,000	–	1,689,032	–	–	2,000	[3]	1,766,032
Eric M. Shooter, Ph.D. [5]	32,500	–	1,689,032	–	–	–		1,721,532
George L. Sing	80,000	–	1,689,032	–	–	5,000	[3]	1,774,032
Marc Tessier-Lavigne, Ph.D.	75,000	–	1,689,032	–	–	–		1,764,032
P. Roy Vagelos, M.D.	–	–	20,410,945	–	–	104,000	[6]	20,514,945

1
The amounts in column (d) reflect the aggregate grant date fair value of options awarded during the year ended December 31, 2014 pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan (in the case of the non-employee directors) or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (in the case of Dr. Vagelos). In the case of Mr. Ingram, the amount relates to the option award granted upon his election as a member of the board of directors effective April 4, 2014. Assumptions used in the calculation of this amount do not take into account expected forfeitures and are otherwise described in Note 15 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2014 Annual Report.

Corporate Governance

2
At December 31, 2014, the non-employee directors and Dr. Vagelos had the following stock option awards outstanding: Mr. Baker: 87,750; Dr. Brown: 36,750; Dr. Gilman: 32,750; Dr. Goldstein: 37,750; Mr. Ingram: 20,000; Ms. Poon: 82,750; Mr. Ryan: 42,750; Mr. Sing: 117,750; Dr. Shooter: 27,750; Dr. Tessier-Lavigne: 50,029; and Dr. Vagelos: 2,178,240.
3
Consists of a Company contribution paid on or before April 16, 2015 under the Regeneron Matching Gift Program in respect of a charitable gift made in 2014.
4
Mr. Ingram was elected as a member of the board of directors and the Compensation Committee effective April 4, 2014.
5
Dr. Shooter retired as a member of the board of directors and the Technology Committee effective April 4, 2014.
6
Consists of (i) $100,000 for the salary paid pursuant to the terms of our employment agreement with Dr. Vagelos and (ii) $4,000 for 401(k) Savings Plan matching contributions in respect of 2014 paid in February 2015.

 Corporate Governance

Executive Officers of the Company

All officers of the Company are appointed annually and serve at the pleasure of the board of directors. The names, positions, ages, and background of the Company's executive officers as of April 16, 2015 are set forth below. Except as identified below, there are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated is a parent, subsidiary, or affiliate of the Company.

LEONARD S. SCHLEIFER, M.D., Ph.D., 62, co-founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 55, joined the Company in 1989 as its Founding Scientist and is currently President, Regeneron Laboratories and Chief Scientific Officer. While holding leadership positions, Dr. Yancopoulos headed the Company's laboratories and science organization since joining the Company and, in 1998, was named the Company's first Chief Scientific Officer. Dr. Yancopoulos joined the board in 2001. He received his M.D. and Ph.D. from Columbia University. Dr. Yancopoulos was the 11th most highly cited scientist in the world in the 1990s, and in 2004 he was elected to be a member of the National Academy of Sciences. Dr. Yancopoulos, together with key members of his team, is a principal inventor and developer of the Company's three FDA-approved drugs, EYLEA®, ZALTRAP®, and ARCALYST®, as well as of its foundation technologies, including the TRAP technology, VelociGene®, and VelocImmune®.

MICHAEL ABERMAN, M.D., 44, has been Senior Vice President, Strategy and Investor Relations since January 2015. From March 2010 to December 2014, he served as Vice President, Strategy and Investor Relations. Prior to joining the Company, he spent six years as a Wall Street analyst covering the biotechnology industry. From March 2006 until joining the Company, he was Director and Senior Biotechnology Analyst at Credit Suisse. Prior to that, from March 2004 until March 2006, he worked as a Biotechnology Analyst at Morgan

Stanley, Inc. From February 2002 through March 2004, Dr. Aberman was Director of Business Development at Antigenics Inc., an oncology-focused biotechnology company. Dr. Aberman received his M.D. with honors from the University of Toronto and his M.B.A. from the Wharton School of the University of Pennsylvania.

ROBERT E. LANDRY, 51, has been Senior Vice President, Finance since September 2013 and Chief Financial Officer since October 2013. Previously, Mr. Landry served as Senior Vice President, Treasurer, at Pfizer Inc. from October 2012 to August 2013 and Senior Vice President – Finance, Pfizer's Diversified Business, from October 2009 to October 2012. Prior to those roles, Mr. Landry held a number of positions at Wyeth, which was acquired by Pfizer Inc. in October 2009, including Treasurer and Principal Corporate Officer from 2007 to 2009, Director of Pharmaceutical Marketing and Sales of Wyeth's Australian affiliate from 2006 to 2007, and Chief Financial Officer of Wyeth's Australian and New Zealand affiliates from 2004 to 2006.

JOSEPH J. LAROSA, 56, has been Senior Vice President, General Counsel and Secretary since September 2011. From 1993 to 2009, Mr. LaRosa held a number of senior legal positions at Schering-Plough Corporation, where he was a corporate officer and served most recently as Vice President, Legal Affairs, and a member of the Operations Management Team. He also served as Vice President, Global Compliance and Legal Affairs at Avon Products, Inc. Most recently Mr. LaRosa was Senior Vice President, General Counsel and Secretary at Nycomed US Inc. Mr. LaRosa received his J.D. from New York University School of Law.

DOUGLAS S. McCORKLE, 58, has been Vice President, Controller, and Assistant Treasurer since 2007. Prior to that date, he served as Controller and Assistant Treasurer since 1998. Prior to joining the Company, Mr. McCorkle was Controller of Intergen Company, a manufacturer of biopharmaceutical products, a position he held since 1997. From 1990 to 1996, Mr. McCorkle was employed with Coopers & Lybrand L.L.P., where he specialized in biotechnology clients and served in various positions including Audit Manager from 1995 to 1996. Mr. McCorkle is a Certified Public Accountant in the State of New York.

Executive Officers of the Company

PETER POWCHIK, M.D., 58, has been Senior Vice President, Clinical Development since joining the Company in October 2006. Prior to joining the Company, Dr. Powchik was employed at several pharmaceutical companies, serving as Senior Vice President and Chief Medical Officer of Chugai Pharma USA, a position he held from May 2005 until October 2006. From April 2001 until May 2005, he held various senior clinical development positions at Novartis Pharmaceuticals Corporation, most recently as Vice President, US Clinical Development and Medical Affairs. Dr. Powchik held various clinical development positions with Sepracor Inc. and Pfizer Inc. from October 1996 to April 2001. Dr. Powchik received his M.D. from New York University School of Medicine.

NEIL STAHL, Ph.D., 58, has been Executive Vice President, Research and Development since January 2015. He previously served as Senior Vice President, Research and Development Sciences from January 2007 to December 2014, as Senior Vice President, Preclinical Development and Biomolecular Sciences from December 2000 to December 2007, and as Vice President, Preclinical Development and Biomolecular Sciences from, January 2000 to December 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

ROBERT J. TERIFAY, 55, has been Senior Vice President, Commercial since joining the Company in February 2007.

Prior to joining the Company, Mr. Terifay was employed at several biopharmaceutical companies. From January to October 2006, Mr. Terifay served as President and Chief Operating Officer of Arginox Pharmaceuticals. Prior to his employment at Arginox, Mr. Terifay was Senior Vice President, Business Operations at Synta Pharmaceuticals from March to December 2005. From February 2002 until March 2005, he held various senior commercial and marketing positions at Millennium Pharmaceuticals, Inc., most recently as Senior Vice President, Oncology Commercial. Mr. Terifay was Vice President, Marketing at Cor Therapeutics, Inc. from 1996 until its acquisition by Millennium Pharmaceuticals, Inc. in February 2002. Mr. Terifay was Executive Vice President of Strategic Services at Saatchi & Saatchi, an advertising firm, from 1993 to 1996. From 1985 to 1993, he held various commercial and marketing positions at G.D. Searle & Company. Mr. Terifay received his Master of Management degree in Marketing and Health Service Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

DANIEL P. VAN PLEW, 42, has been Senior Vice President and General Manager, Industrial Operations and Product Supply since April 2008. Prior to that date, he served as Vice President and General Manager, Industrial Operations and Product Supply since joining the Company in 2007. From 2006 until 2007, Mr. Van Plew served as Executive Vice President, R&D and Technical Operations of Crucell Holland B.V., a global biopharmaceutical company. Between 2004 and 2006, Mr. Van Plew held positions of increasing responsibility at Chiron Biopharmaceuticals, part of Chiron Corporation, a biotechnology company, most recently as Senior Director, Vacaville Operations. From 1998 until 2004, Mr. Van Plew held various managerial positions in the health and life sciences practice at Accenture, Ltd., a management consulting business. Mr. Van Plew received his M.S. in Chemistry from The Pennsylvania State University and his M.B.A. from Michigan State University.

 Executive Officers of the Company

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 16, 2015, the number of shares of the Company's Class A stock and common stock beneficially owned by each of the Company's directors, each of the Named Officers referred to below under "Executive Compensation," all directors and executive officers as a group, and each other person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of common stock or Class A stock, based upon (unless indicated otherwise) information obtained from such persons, and the percentage that such shares represent of the number of outstanding shares of Class A stock and common stock, respectively.

The Class A stock is convertible on a share-for-share basis into common stock. The Class A stock is entitled to ten votes per share and the common stock is entitled to one vote per share. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Class A stock and common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of percentage of shares of a class beneficially owned on [•]

shares of Class A stock and [•] shares of common stock outstanding as of April 16, 2015, except that for each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock beneficially owned by that person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person assume the conversion on April 16, 2015 of all shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group) into common stock and also that no other shares of Class A stock beneficially owned by others are so converted.

In computing the number of shares of common stock beneficially owned by a person (and by directors and executive officers as a group) and the percentage ownership of common stock of such person (and by directors and executive officers as a group), shares of common stock subject to options held by that person (and by directors and executive officers as a group) that are exercisable as of April 16, 2015 or are exercisable within sixty days after April 16, 2015 are deemed to be outstanding. Such shares are not deemed to be outstanding, however, for the purpose of computing the percentage ownership of common stock of any other person.

Security Ownership of Certain Beneficial Owners and Management

	Shares of Class A Stock Beneficially Owned[1]			Shares of Common Stock Beneficially Owned[1]

Name and Address of Beneficial Owner	Number		Percent of Class	Number[2]		Percent of Class

Beneficial Owners of 5% or More of Common Stock or Class A Stock (Other Than Directors and Executive Officers):

Sanofi [3]	—		—	22,859,144		[•]%
54, rue La Boetie
75008 Paris
France

Capital World Investors [4]	—		—	7,876,150		[•]%
333 South Hope Street
Los Angeles, California 90071

FMR LLC [5]	—		—	6,687,091		[•]%
245 Summer Street
Boston, Massachusetts 02210

BlackRock, Inc. [6]	—		—	5,889,925		[•]%
40 East 52nd Street
New York, New York 10022

Wellington Management Group LLP [7]	—		—	5,882,648		[•]%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210

Directors and Executive Officers: [8]

Leonard S. Schleifer M.D., Ph.D.	1,726,565	[9]	[•]%	3,779,457	[10]	[•]%

P. Roy Vagelos, M.D.	—		—	2,767,119	[11]	[•]%

George D. Yancopoulos, M.D., Ph.D.	42,750	[12]	[•]%	2,957,739	[13]	[•]%

Charles A. Baker	62,384	[14]	[•]%	145,634	[15]	*

Michael S. Brown, M.D.	—		*	46,599	[16]	*

Alfred G. Gilman, M.D., Ph.D.	8,912		*	28,162	[17]	*

Joseph L. Goldstein, M.D.	20,000		[•]%	43,250	[18]	*

Robert A. Ingram	—		—	6,667		*

Christine A. Poon	—		—	69,905	[19]	*

Arthur F. Ryan	—		—	47,500	[18]	*

George L. Sing	—		—	220,022	[20]	*

Marc Tessier-Lavigne, Ph.D.	—		—	34,716	[21]	*

Robert E. Landry	—		—	25,035	[22]	*

Neil Stahl, Ph.D.	—		—	423,079	[23]	*

Robert J. Terifay	—		—	201,680	[24]	*

All Directors and Executive Officers as a Group (20 persons)	1,860,611		[•]%	11,378,227	[25]	[•]%

*
Represents less than 1%
1
The inclusion herein of any Class A stock or common stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
2
For each person listed who beneficially owns Class A stock (and for directors and executive officers as a group), the number of shares of common stock listed includes the number of shares of Class A stock listed as beneficially owned by such person (or persons in the case of directors and executive officers as a group).
3
Based solely on a Form 4 filed by Sanofi with the SEC on December 29, 2014. According to this Form 4, 20,059,592 of the shares are held directly by sanofi-aventis Amerique du Nord and 2,799,552 of the shares are held directly by Aventis Pharmaceuticals Inc. Sanofi-aventis Amerique du Nord is a direct, wholly-owned subsidiary of Sanofi, and Aventis Pharmaceuticals Inc. is an indirect, wholly-owned subsidiary of Sanofi-aventis Amerique du Nord. Pursuant to the Amended and Restated Investor Agreement, dated as of January 11, 2014, by and among

 Security Ownership of Certain Beneficial Owners and Management

Sanofi, sanofi-aventis US LLC, Aventis Pharmaceuticals Inc., and sanofi-aventis Amerique du Nord (collectively, the "Sanofi Parties"), and the Company, the Sanofi Parties have agreed to vote all shares of our voting securities they are entitled to vote from time to time as recommended by our board of directors, except that they may elect to vote proportionally with the votes cast by all of our other shareholders with respect to certain change-of-control transactions and to vote in their sole discretion with respect to liquidation or dissolution of Regeneron, stock issuances equal to or exceeding 20% of the then outstanding shares or voting rights of common stock and Class A stock (taken together), and new equity compensation plans or amendments if not materially consistent with our historical equity compensation practices. See "Certain Relationships and Related Transactions – Transactions with Related Persons – Amended and Restated Investor Agreement with Sanofi" for further information regarding the Amended and Restated Investor Agreement with Sanofi.
4
Based solely on an amendment to a Schedule 13G filed by Capital World Investors on February 13, 2015. According to this amendment, Capital World Investors, a division of Capital Research and Management Company, has sole voting and dispositive power as to all of the shares reported as beneficially owned. Capital World Investors is deemed to be the beneficial owner of such shares as a result of Capital Research and Management Company acting as investment adviser to various registered investment companies.
5
Based solely on an amendment to a Schedule 13G filed by FMR LLC on February 13, 2015. According to this amendment, FMR LLC has sole voting power as to 521,163 of the shares reported as beneficially owned and sole dispositive power as to all of the shares reported as beneficially owned. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer, and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. None of FMR LLC, Edward C. Johnson 3d, or Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies (the "Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.
6
Based solely on an amendment to a Schedule 13G filed by BlackRock, Inc. on February 9, 2015. According to this amendment, BlackRock, Inc. has sole voting power as to 5,172,479 shares and sole dispositive power as to all of the shares reported as beneficially owned.
7
Based solely on a Schedule 13G filed by Wellington Management Group LLP on February 12, 2015. According to this Schedule 13G, Wellington Management Group LLP has shared voting power as to 1,938,367 of the shares reported as beneficially owned and shared dispositive power as to all of the shares reported as beneficially owned.
8
The address for each director and executive officer is c/o Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.
9
Includes 15,775 shares of Class A stock held in trust for the benefit of Dr. Schleifer's son, of which Dr. Schleifer is a trustee.
10
Includes 2,005,118 shares of common stock purchasable upon the exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015 and 5,681 shares of common stock held in an account under the Company's 401(k) Savings Plan.
11
Includes 1,836,735 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015 and 2,282 shares of common stock held in an account under the Company's 401(k) Savings Plan. Includes 155,266 shares of common stock held in a charitable lead annuity trust, of which Dr. Vagelos is the trustee. Includes 92,947 shares of common stock held in a trust for his grandchildren, of which Dr. Vagelos's wife is the trustee. Includes 1,203 shares of common stock held in trusts for his grandchildren, of which Dr. Vagelos and/or his wife are trustees. Includes 58,099 shares of common stock held by the Marianthi Foundation, and 251,494 shares of common stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos is a director and an officer. Dr. Vagelos disclaims beneficial ownership of the shares held by these charitable foundations.
12
Of these shares, 23,367 shares are held in trust for the benefit of Dr. Yancopoulos's children and certain other family members; Dr. Yancopoulos is a trustee of the trust. The remaining 19,383 shares are held in custody for the benefit of Dr. Yancopoulos's children.
13
Includes 1,839,747 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015, 500,000 shares of restricted stock which vest on December 17, 2017, and 5,654 shares of common stock held in an account under the Company's 401(k) Savings Plan. Also includes 569,588 shares of common stock held in trust for the benefit of Dr. Yancopoulos's children and certain other family members, of which Dr. Yancopoulos is a trustee.
14
All shares of Class A stock are held by a limited partnership, of which Mr. Baker is a general partner.
15
Includes 74,250 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015.

Security Ownership of Certain Beneficial Owners and Management

16
Includes 22,250 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015. Includes 6,000 shares of common stock held by a family charitable foundation of which Dr. Brown is a director and an officer and his wife is a director. Dr. Brown disclaims beneficial ownership of the shares held by this charitable foundation.
17
Includes 19,250 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015.
18
Includes 47,500 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015.
19
Includes 69,250 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015.
20
Includes 89,250 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015. Includes 3,000 shares of common stock held by Mr. Sing's spouse, 5,000 shares of common stock held by Mr. Sing's spouse as custodian for the benefit of their son, and 10,000 shares of common stock held in a trust for benefit of Mr. Sing's son.
21
Includes 33,529 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015.
22
Includes 20,000, shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015, 5,000 shares of restricted stock which vest on September 9, 2018, and 35 shares of common stock held in an account under the Company's 401(k) Savings Plan.
23
Includes 370,075 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015, 30,864 shares of common stock held in separate grantor retained annuity trusts of which Dr. Stahl is the trustee, and 5,599 shares of common stock held in an account under the Company's 401(k) Savings Plan.
24
Includes 180,000 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015, and 1,651 shares of common stock held in an account under the Company's 401(k) Savings Plan.
25
Includes 7,078,809 shares of common stock purchasable upon exercise of options granted pursuant to the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan that are exercisable or become so within sixty days after April 16, 2015, 525,000 shares of unvested restricted stock, and 28,636 shares of common stock held in an account under the Company's 401(k) Savings Plan.

 Security Ownership of Certain Beneficial Owners and Management

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act or written representations from reporting persons, the Company is not aware of any director, executive officer, or beneficial owner of more than 10% of our common stock who has not filed on a timely basis any report required by such Section 16(a) to be filed during or in respect of our fiscal year ended December 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Certain Relationships and Related Transactions

Review, Approval, or Ratification of Transactions with Related Persons

The board of directors has adopted a written policy for the review, approval, or ratification of related person transactions. The Company considers transactions (or a series of related transactions) in which the Company is a participant, the amount involved exceeds $10,000 in any calendar year, and a director, officer, more than 5% holder of our voting securities, any immediate family member of any of the foregoing, or any related entity of any of the foregoing has a direct or indirect material interest to constitute related person transactions. As amended in January 2015, the policy provides for a standing pre-approval of transactions with any passive institutional shareholder who holds more than 5% of our voting securities, transactions where all shareholders receive proportional benefits, and certain transactions with Sanofi. With respect to any new transaction that is deemed pre-approved, the Audit Committee receives a summary of each such transaction and retains the ability to require that one or more of such transactions be subject to the standard approval procedures. The policy also requires that the arrangements relating to a permanent, full-time employment of an immediate family member of a director or executive officer hired by the Company be approved in accordance with the policy. In addition, in the event a person is or becomes a director or executive officer of the Company and an immediate family member of such person is a permanent, full-time employee of the Company, no material, outside-of-the-ordinary-course-of-business change in the terms of employment, including compensation, are permitted to be made without the prior approval of the Audit Committee (except, if the immediate family member is himself or herself an executive officer of the Company, any proposed change in the terms of employment are reviewed and approved in the same manner as compensatory arrangements of other executive officers).

The board of directors determined that the members of the Audit Committee are best suited to review and approve related person transactions. Accordingly, each related person transaction (other than a transaction that is deemed pre-approved as described above) must be reviewed and approved or ratified by the members of the Audit Committee, other than any member of the Audit Committee that has an interest in the transaction. Under the policy, the Chairman of the Audit Committee is delegated the authority to approve certain related person transactions that require urgent review and approval.

When reviewing, approving, or ratifying a related person transaction, the Audit Committee will consider several factors,

including the benefits to the Company, the impact on a director's independence in the event that a director or his/her immediate family is involved in the transaction, the terms of the transaction, and the terms available to unrelated third parties or to employees in general, if applicable. Related person transactions are approved only if the Audit Committee (or the Chairman of the Audit Committee pursuant to delegated authority in the circumstances noted above) determines that they are in, or are not inconsistent with, the best interests of the Company and our shareholders.

Transactions with Related Persons

Collaborations with Sanofi

As the beneficial owner of 22,859,144 shares of common stock of the Company, or [•]% of the common stock outstanding as of April 16, 2015, Sanofi is considered a related person of the Company. In 2014, Sanofi funded $160.0 million of our antibody discovery expenses under the Amended and Restated Discovery and Preclinical Development Agreement, and $387.8 million of our development and other costs under the Amended and Restated License and Collaboration Agreement, each executed in November 2009. In addition, in 2014, we funded $109.7 million of Sanofi's Phase 3 development costs for PRALUENTTM and sarilumab under the Amended and Restated License and Collaboration Agreement. In 2014, we and Sanofi began sharing pre-launch commercialization expenses related to PRALUENTTM and sarilumab, which resulted in us funding $41.4 million of such costs. In 2015, Sanofi has continued to fund the agreed-upon worldwide research and development expenses incurred by us and Sanofi, we have continued to fund certain Phase 3 development costs, and we and Sanofi have continued to share certain pre-launch commercialization expenses under the Agreements.

In 2013, we acquired from Sanofi exclusive rights to antibodies targeting the platelet derived growth factor (PDGF) family of receptors and ligands. In connection with this arrangement, we made two $5.0 million development milestone payments to Sanofi in 2014.

In 2014, in connection with our antibody collaboration with Sanofi, we purchased an FDA priority review voucher from a third party for $67.5 million. We and Sanofi equally shared the purchase price of this priority review voucher. We subsequently transferred the voucher to Sanofi, which used the priority review voucher in connection with the Biologics License Application submission to the FDA for PRALUENTTM.

In addition, during 2014, Sanofi agreed to fund up to $17.5 million of agreed-upon 2014 and 2015 costs incurred by us in

 Certain Relationships and Related Transactions

connection with expanding manufacturing capacity at our Rensselaer, New York facility. In 2014, Sanofi funded $2.1 million related to such costs.

A description of our antibody collaboration with Sanofi is set forth in Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our 2014 Annual Report under the heading "Liquidity and Capital Resources – Collaborations with Sanofi – Antibodies."

In August 2008, we entered into a separate agreement with Sanofi to use our proprietary VelociGene® technology platform to supply Sanofi with genetically modified mammalian models of gene function and disease. The agreement provided for minimum annual order quantities for the term of the agreement. Pursuant to this agreement, we received payments from Sanofi of $1.1 million during 2014.

Sanofi also funded $7.3 million of our ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion development and other costs in 2014 under the terms of the collaboration agreement related to ZALTRAP® entered into in September 2003, as amended. In addition, in 2014 we funded $4.7 million of net expenses in connection with the commercialization of ZALTRAP®.

A description of the ZALTRAP® collaboration agreement, as in effect in 2014, is set forth in Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our 2014 Annual Report, under the heading "Liquidity and Capital Resources – Collaborations with Sanofi – ZALTRAP® (aflibercept)".

In February 2015, we and Sanofi entered into an amended and restated collaboration agreement (the "Amended Collaboration Agreement"). Under the terms of the Amended Collaboration Agreement, Sanofi will be solely responsible for the development and commercialization of ZALTRAP for cancer indications worldwide. Sanofi will bear the cost of all development and commercialization activities and will reimburse Regeneron for its costs for any such activities. Sanofi will pay Regeneron a percentage of aggregate net sales of ZALTRAP during each calendar year, which percentage shall be from 15% to 30%, depending on the aggregate net sales of ZALTRAP in such calendar year. Regeneron will also be paid for all quantities of ZALTRAP manufactured by it pursuant to a supply agreement through the earlier of 2021 or the date Sanofi receives regulatory approval to manufacture ZALTRAP at one of its facilities or a facility of a third party. Regeneron will no longer be required to reimburse Sanofi for fifty percent of the development expenses that Sanofi funded for the development of ZALTRAP under the original collaboration agreement.

Unless terminated earlier in accordance with its provisions, the Amended Collaboration Agreement will continue to be in effect until such time as neither Sanofi nor its affiliates or sublicensees is developing or commercializing ZALTRAP and such discontinuation of development and commercialization is acknowledged by both Regeneron and Sanofi to be permanent.

Amended and Restated Investor Agreement with Sanofi

In January 2014, we entered into an Amended and Restated Investor Agreement with Sanofi. Pursuant to the agreement, Sanofi has agreed to vote its shares as recommended by our board of directors, except that it may elect to vote proportionally with the votes cast by all of our other shareholders with respect to certain change-of-control transactions and to vote in its sole discretion with respect to liquidation or dissolution of our company, stock issuances equal to or exceeding 20% of the then outstanding shares or voting rights of common stock and Class A stock (taken together), and new equity compensation plans or amendments if not materially consistent with our historical equity compensation practices.

In addition, upon Sanofi reaching 20% ownership of our then outstanding shares of Class A stock and common stock (taken together), we were required under the agreement to appoint an individual agreed upon by us and Sanofi to our board of directors. Subject to certain exceptions, we are required to use our reasonable efforts (including recommending that our shareholders vote in favor) to cause the election of this designee at our annual shareholder meetings for so long as Sanofi maintains an equity interest in us that is the lower of (i) the highest percentage ownership Sanofi attains following its acquisition of 20% of our then outstanding shares of Class A stock and common stock (taken together) and (ii) 25% of our then outstanding shares of Class A stock and common stock (taken together). This designee is required to be "independent" of Regeneron, as determined under NASDAQ rules, and not to be a current or former officer, director, employee, or paid consultant of Sanofi. In April 2014, Sanofi notified us that it had reached the 20% ownership threshold and designated Robert A. Ingram as its designee. On April 4, 2014, following recommendation of the Corporate Governance and Compliance Committee, the board of directors elected Mr. Ingram as a director and a member of the Compensation Committee.

Under the Amended and Restated Investor Agreement, Sanofi also has three demand rights to require us to use all reasonable efforts to conduct a registered underwritten offering with respect to shares of our common stock held by Sanofi from time to time; however, shares of our common stock held by Sanofi from time to time may not be sold until the later of (i) December 20, 2020 or (ii) the expiration of our discovery and preclinical development agreement with Sanofi relating to our antibody collaboration (as amended) if the agreement is extended beyond December 20, 2020. These restrictions on dispositions are subject to earlier termination upon the occurrence of certain events, such as the consummation of a change-of-control transaction involving us or a dissolution or liquidation of Regeneron.

Certain Relationships and Related Transactions

Pursuant to the Amended and Restated Investor Agreement, Sanofi is bound by certain "standstill" provisions, which contractually prohibit Sanofi from seeking to directly or indirectly exert control of Regeneron or acquiring more than 30% of our Class A stock and common stock (taken together). This prohibition will remain in place until the earliest of (i) the later of the fifth anniversaries of the expiration or earlier termination of our license and collaboration agreement with Sanofi relating to our antibody collaboration or our ZALTRAP® collaboration agreement with Sanofi, each as amended; (ii) our announcement recommending acceptance by our shareholders of a tender offer or exchange offer that, if consummated, would constitute a change of control involving us; (iii) the public announcement of any definitive agreement providing for a change of control involving us; (iv) the date of any issuance of shares of common stock by us that would result in another party's having more than 10% of the voting power of our then outstanding Class A stock and common stock (taken together) unless such party enters into a standstill agreement containing certain terms substantially similar to the standstill obligations of Sanofi; or (v) other specified events, such as a liquidation or dissolution of Regeneron.

 Certain Relationships and Related Transactions

Proposal No. 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company's financial statements for the past 26 years.

The board of directors has directed that the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015 be submitted for ratification by the shareholders at the Annual Meeting. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015 is not required by the Company's charter documents or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2015, the board of directors will consider the matter at its next meeting.

PricewaterhouseCoopers LLP has advised the Company that it will have in attendance at the 2015 Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the 2015 Annual Meeting.

Information about Fees Paid to Independent
Registered Public Accounting Firm

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2014 and 2013 were:

	2014	2013
Audit Fees	$1,567,493	$1,298,800
All Other Fees	4,812	1,800

Total Fees	$1,572,305	$1,300,600

Audit Fees.    Audit fees in 2014 and 2013 were primarily for professional services rendered for the audit of the Company's financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, technical accounting consultations related to the annual audit and reviews of the Company's quarterly financial statements included in its Form 10-Q filings.

All Other Fees.    All other fees in 2014 and 2013 were for an annual subscription to a technical accounting database.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers LLP. In 2013, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. In 2013, for any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management was required to request specific pre-approval from the Audit Committee, or from the Chairman of the Audit Committee to whom the Audit Committee had delegated authority to approve such services. In 2014, the Audit Committee approved an increased general provision of $75,000 for accounting advisory and other permissible consulting engagements and eliminated the specific pre-approval requirements for such engagements up to that amount in the aggregate. Management is responsible for notifying the Audit Committee of the status of accounting advisory and other permissible consulting engagements at regularly scheduled Audit Committee meetings and, if the Audit Committee so determines, the general provision is replenished to $75,000. The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal 2014 and 2013.

The board of directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee Report below shall not be deemed to be "soliciting material" or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report below shall not be incorporated by reference into any such filings.

We have reviewed the audited financial statements of the Company for the year ended December 31, 2014, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and met with both management and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, to discuss those financial statements. The Audit Committee has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU§ 380), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit

Committee also discussed with the independent registered public accounting firm their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing discussions and review, the Audit Committee recommended to the board of directors that the audited financial statements of the Company for the year ended December 31, 2014 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

We have appointed PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. This appointment was based on a variety of factors, including PricewaterhouseCoopers LLP's competence in the fields of accounting and auditing.

The Audit Committee
George L. Sing, Chairman Charles A. Baker Arthur F. Ryan

 Audit Committee Report

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about our 2014 compensation program for the following executive officers (the "Named Officers"), whose compensation is set forth in the Summary Compensation Table and the other compensation tables included in this proxy statement:

Named Officer	Position
Leonard S. Schleifer, M.D., Ph.D.	President and Chief Executive Officer
George D. Yancopoulos, M.D., Ph.D.	President, Regeneron Laboratories and Chief Scientific Officer
Robert E. Landry	Senior Vice President, Finance and Chief Financial Officer
Neil Stahl, Ph.D.	Executive Vice President, Research & Development
Robert J. Terifay	Senior Vice President, Commercial

It is organized into the following sections:

•
Section 1 – Summary (page 36)

•
Section 2 – Analysis of 2014 Executive Compensation Based on Compensation Objectives (page 41)
•
Section 3 – Executive Compensation Process and Considerations (page 49)

•
Section 4 – Elements of Executive Compensation (page 52)

Section 1 – Summary

2014 Performance Overview

We are a fully integrated biopharmaceutical company that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious medical conditions. We market medicines for eye diseases and a rare inflammatory condition and have product candidates in development in other areas of high unmet medical need, including hypercholesterolemia, rheumatoid arthritis, allergic diseases, and oncology. For more information about our business, please see Part I, Item 1. "Business" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our 2014 Annual Report.

2014 was another extraordinary year for Regeneron. Our key accomplishments in 2014 included:

•
48% growth in EYLEA® (aflibercept) Injection global net product sales as compared to 2013, from $1.881 billion to $2.775 billion.

•
34% growth in our total revenues as compared to 2013, from $2.105 billion to $2.820 billion.

•
26% growth in non-GAAP net income as compared to 2013, from $935 million to $1.175 billion. (Non-GAAP net income is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles. See Appendix A for a

  definition of non-GAAP net income and a reconciliation of non-GAAP net income to net income.)

•
Advances in our EYLEA® franchise, including:

o
Regulatory approval of EYLEA® for the treatment of diabetic macular edema in the United States and in the European Union.

o
Regulatory approval of EYLEA® for the treatment of retinal vein occlusion, including macular edema following branch retinal vein occlusion, in the United States.

o
Regulatory approval of EYLEA® for the treatment of myopic choroidal neovascularization and diabetic macular edema in Japan.

o
Breakthrough Therapy Designation from the FDA for the treatment of diabetic retinopathy in patients with diabetic macular edema. In addition, the supplemental biologics license application for the treatment of diabetic retinopathy in patients with diabetic macular edema was accepted for priority review by the FDA.

•
Advances in our late-stage clinical pipeline, which now includes PRALUENT™ (alirocumab), our PCSK9 antibody for LDL cholesterol reduction; sarilumab, our IL-6 receptor antibody for inflammatory diseases; and dupilumab, our IL-4

Executive Compensation

  receptor-alpha antibody for allergic and inflammatory conditions:

  o
  Reported positive Phase 3 data for PRALUENT™ from nine ODYSSEY studies (global Phase 3 program for PRALUENT™) and filed applications for regulatory approval of PRALUENT™ for lowering LDL-cholesterol in the United States and the European Union. Based on our use of a FDA priority review voucher in connection with the biologics license application for PRALUENT™, the application was accepted for priority review by the FDA with the target decision date of July 24, 2015.

  o
  Presented positive Phase 3 data for sarilumab from the SARIL-RA-MOBILITY trial (Phase 3 clinical trial in adult patients with active rheumatoid arthritis who were inadequate responders to methotrexate therapy) at the 2014 conferences of the European League Against Rheumatism and the American College of Rheumatology.

  o
  Reported positive data for dupilumab in atopic dermatitis (Phase 2b), asthma (Phase 2b), and chronic sinusitis with nasal polyps (Phase 2). In addition, dupilumab was granted Breakthrough Therapy designation by the FDA for the treatment of adults with moderate-to-severe atopic dermatitis who are not adequately controlled with topical prescription therapy and/or for whom these treatments are not deemed appropriate.

•
Continued growth of our clinical development pipeline, which includes 15 fully-human monoclonal antibody product candidates that were in clinical development as of December 31, 2014, based on the Company's VelocImmune® technology.

•
Took further important steps to support our current and future growth, including making significant progress with the construction of a new manufacturing facility in Limerick, Ireland and increasing headcount on a year-over-year basis by approximately 25% as of December 31, 2014.
•
Attained fully operational status of the Regeneron Genetics Center LLC. As of December 31, 2014, the Regeneron Genetics Center had expanded on its foundational population-based collaboration with Geisinger Health Systems with new partners such as Columbia University Medical Center, the Clinic for Special Children, Baylor College of Medicine, and Sick Kids Foundation. In addition, the Regeneron Genetic Center's laboratory automation and innovative approach to cloud computing achieved high-quality throughput at a rate exceeding 50,000 unique samples per year.

•
Named the top employer in the global biopharmaceutical industry by Science Magazine for the third consecutive year.

These and other recent accomplishments have contributed to the creation of significant value for our shareholders. The Company's strong performance is reflected in the appreciation of our stock price, which increased 49%, 640%, and 1597% over the one-, three-, and five-year periods ended December 31, 2014, respectively. This shareholder return places our common stock in the 89th, 98th, and 99th percentile, respectively, of all NASDAQ-listed companies with a market capitalization greater than $5 billion in those periods. In addition, our common stock was the best performing stock in our Peer Group, discussed further in this Compensation Discussion and Analysis section, over the three- and five-year periods ended December 31, 2014, and ranked second among our Peer Group over the one-year period ended December 31, 2014 (excluding AbbVie Inc. with regard to the three- and five-year periods because its U.S. public listing began in January 2013). See "Section 3 – Executive Compensation Process and Considerations – Peer Group" for the definition of our Peer Group.

As illustrated by the chart below, our TSR significantly outperformed both the S&P 500 Index and the S&P Biotechnology Select Industry Index over the past five years.

 Executive Compensation

TSR data reflect total returns (stock price appreciation and, if applicable, reinvested dividends).

Compensation Objectives and Elements

We believe that the leadership of the current executive team has been instrumental to our success in 2014 and prior years, and that an executive compensation program that attracts, motivates, and helps retain key executives, including the Named Officers, is critical to our long-term success. Our executive compensation program is designed to achieve four main objectives:

•
pay for performance;
•
closely align the interests of shareholders and management;

•
strike an appropriate balance between short- and long-term perspectives; and

•
attract and retain executives in a competitive marketplace.

To realize these objectives, we utilize five primary compensation elements, which are summarized in the table below and discussed in detail under "Section 4 – Elements of Executive Compensation":

Objective

Compensation Element	Pay for Performance	Shareholder Alignment	Balance Short- and Long-Term Perspectives	Market Competitiveness and Retention
Base Salary			•	•
Annual Cash Bonus	•	•	•	•
Annual Stock Option Awards	•	•	•	•
Perquisites and Other Personal Benefits				•
Potential Severance Benefits			•	•

The Compensation Committee considered each of our compensation objectives in determining the 2014 compensation of our executives, including the Named Officers, as discussed in greater detail for each of these objectives under "Section 2 – Analysis of 2014 Executive Compensation Based on Compensation Objectives." In particular:

•
Consistent with our executive compensation philosophy, the compensation of our Chief Executive Officer and the other Named Officers in 2014 consisted primarily of performance-

  based compensation and long-term incentives. In total, performance-based compensation (2014 cash bonus and stock option awards) accounted for 97% and 95% of the total direct 2014 compensation of our Chief Executive Officer and the average total direct 2014 compensation of the other Named Officers, respectively. In addition, an overwhelming portion (92% and 91%, respectively) of the total direct 2014 compensation of our Chief Executive Officer and the average total direct 2014 compensation of the other Named Officers was delivered through long-term incentives (stock option

Executive Compensation

  awards). In 2014, our executive compensation program had a higher proportion of both performance-based and long-term compensation relative to total direct compensation with respect to both our Chief Executive Officer and the other Named Officers than such compensation paid on average by the companies included in the 2014 Radford Global Life Sciences Survey (which we and the Compensation Committee used to obtain a general understanding of current compensation practices and to assess overall competitiveness of our compensation program). This emphasis on performance-based and long-term compensation has been a consistent part of the Company's philosophy since its inception, including prior to the significant appreciation in the price of its common stock that began at the start of 2011.

•
As a result of our emphasis on stock options as a key compensation component, the compensation of our Chief Executive Officer in 2014 and over the last five years was closely aligned with the performance of our common stock over those periods. Both in 2014 and in the five-year period ended December 31, 2014, the year-over-year increases in our Chief Executive Officer's compensation were principally attributable to the increases in the grant date fair value of his stock option awards (as determined according to the Black-Scholes model for valuing stock options), which reflect the significant appreciation of our stock price. In addition, percentage increases in our Chief Executive Officer's total direct compensation in the last five years were significantly below the appreciation of our stock price, both cumulatively and on a year-over-year basis. Furthermore, on a relative basis when compared to our Peer Group, the total direct compensation of our Chief Executive Officer over the last three years was also closely aligned with the performance of our common stock. See "Section 2 – Analysis of 2013 Executive Compensation Based on Compensation Objectives – Shareholder Alignment."
•
As a percentage of the total basic shares outstanding (a measure we use to ensure consistency in our review of the size of stock option grants as compared to other companies given potential stock price fluctuations), the 2014 stock option award to our Chief Executive Officer was below the 75th percentile of the companies included in the 2014 Radford Global Life Sciences Survey. While annual grants of stock options continue to be an important part of our compensation strategy, in 2014 the Compensation Committee reduced the number of shares underlying the annual stock option awards to the Named Officers by an average of 16% compared to 2013 (without giving effect to a grant to our Chief Financial Officer, who did not receive an annual stock option award in 2013 because he joined the Company in September 2013). This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our Named Officers, in each case following outstanding TSR performance. In reducing the size of 2014 annual stock option awards to executives, the Compensation Committee sought to reduce the potential dilutive impact of new equity awards without adversely affecting the competitiveness of our executive compensation program or undermining the long-term incentives provided by the Company's compensation program. We believe that this has helped us to successfully manage employee attrition, as evidenced by our 2014 employee turnover of approximately 6%, which compares favorably to the average employee turnover of approximately 16% for the biotechnology sector based on the Fourth Quarter 2014 Radford Global Life Sciences Trends Report.

Highlights of Compensation Policies and Practices

We are committed to maintaining rigorous corporate governance standards, including those related to the oversight of our executive compensation policies and practices. We have compensation policies and practices designed to enhance governance of our executive compensation program and to further our compensation objectives. These policies and practices include:

 Executive Compensation

Policy/Practice	Description
Independent Compensation Consultant	The Compensation Committee's consultant, Frederic W. Cook & Co., Inc., is retained directly by the Compensation Committee, performs projects at the Compensation Committee's direction, and does not otherwise perform any other consulting or other services for us.
Stock Ownership Guidelines
To further align the interests of senior management with the interests of shareholders and promote a long-term perspective, our directors and senior officers are subject to stock ownership guidelines with the following share ownership targets:

•

Chairman of the Board and Chief Executive Officer, six times (6x) base salary;

•

Chief Scientific Officer, three times (3x) base salary;

•

Senior Vice Presidents, two times (2x) base salary; and

•

non-employee members of the board of directors, six times (6x) the annual retainer.

All of our directors and senior officers subject to the stock ownership guidelines have either met their respective share ownership targets or are within the five-year period for achieving compliance.

Transparent Equity Granting Process and Practices
Annual stock option awards to eligible employees are made by the Compensation Committee according to a regular, pre-set schedule. The meetings at which grants are approved are generally scheduled about a year in advance, without regard to the timing of earnings or other major announcements.
Recoupment Policy	We have a policy regarding recoupment or reduction of incentive compensation for compliance violations that is applicable to our officers, including the Named Officers, and other specified employees.
Prohibition Against Hedging and Pledging of Our Securities	We have a policy against hedging and pledging of our securities by our directors and employees, including the Named Officers.
No "Single Trigger" Severance or Vesting Change-in-Control Arrangements for Named Officers
Our change in control severance plan, equity award agreements with the Named Officers, and employment agreement with our Chief Executive Officer do not contain "single trigger" provisions (i.e., do not provide for cash severance payments or accelerated vesting of equity awards solely on account of a change in control without a termination of employment).
Policy Regarding Excise Tax Gross-Ups
Since the 2014 Annual Shareholder Meeting, we have adopted a policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company's executive officers, including the Named Officers (other than the existing employment agreement with our Chief Executive Officer or any amendments thereto, which we expressly exempted).

Executive Compensation

Policy/Practice	Description
Limited Perquisites	The perquisites and other personal benefits afforded to our Named Officers are limited and are subject to periodic review by the Compensation Committee. Based on the most recent review conducted in 2014, we have eliminated certain perquisites of our Chief Executive Officer and Chief Scientific Officer we considered no longer consistent with our overall compensation program (see "Section 4 – Elements of Executive Compensation – Perquisites and Other Personal Benefits").
Compensation Committee Oversight; Executive Sessions	Our Compensation Committee regularly meets in executive sessions without members of management present.
Risk Management
Our Compensation Committee regularly reviews our compensation strategy and practices, including an annual review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

Section 2 – Analysis of 2014 Executive Compensation Based on Compensation Objectives

Pay for Performance

We believe in rewarding performance and establishing a strong link between compensation and both individual and corporate performance at all levels of the Company. We also believe that accountability and total compensation potential should generally increase with position and responsibility and that the proportion of the performance-based component of cash compensation should increase with position and responsibility. Consistent with this view, individuals with greater responsibility and ability to influence our achievement of corporate goals and strategic initiatives generally are targeted with higher levels of cash compensation, but have a higher proportion of their total cash compensation represented by cash bonus, the amount of which is in large part based on individual and/or corporate performance and is, therefore, at risk. Similarly, equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation and, therefore, long-term corporate performance.

This pay-for-performance philosophy was strongly reflected in the mix of compensation elements, or "pay mix," of our Named Officers in 2014. The following charts display the mix of 2014 compensation (fixed vs. performance-based and long-term vs. short-term) of our Chief Executive Officer and our other Named Officers (excluding our Chief Executive Officer) and the mix of compensation elements of the companies included in the 2014 Radford Global Life Sciences Survey. As shown in these charts, 97% and 95% of the total direct 2014 compensation of our Chief Executive Officer and our other Named Officers, respectively, consisted of performance-based compensation, which exceeds the average percentage of performance-based compensation paid by the companies included in the 2014 Radford Global Life Sciences Survey by 8% and 13%, respectively. Accordingly, our 2014 executive compensation program was more heavily weighted toward "at risk," performance-based components than the average for such programs of the companies included in the 2014 Radford Global Life Sciences Survey.

 Executive Compensation

Based on 2014 compensation information reported in the Summary Compensation Table on page 59 for Regeneron and on the 2014 Radford Global Life Sciences Survey (comprising U.S. public biotechnology and pharmaceutical companies that have between 800 and 15,000 employees). "Equity" (shown as part of the inner circle in the charts above) reflects the grant date fair value of equity awards; and "STIP" (shown as part of the inner circle in the charts above) consists of bonus and/or other applicable compensation provided under short-term, non-equity incentive plans. "Long-term" compensation (shown as part of the middle circle in the charts above) consists of equity; and "short-term" compensation (shown as part of the middle circle in the charts above) consists of base salary and bonus/STIP. "Performance-based" compensation (shown as part of the outer circle in the charts above) consists of bonus/STIP and equity. Total compensation amounts reflect total direct compensation (total reported compensation, other than amounts reported under "All other compensation").

As shown in the charts above, the Compensation Committee manages the pay mix such that a substantial portion of pay is dedicated to "at risk," performance-based compensation, with that portion to comprise a significantly greater percentage of total direct compensation as compared to the average of the companies included in the 2014 Radford Global Sciences Survey. The Compensation Committee believes that this mix of pay best aligns the interests of our Named Officers with those of our shareholders over time.

Shareholder Alignment

We believe that the compensation realized by our leadership team, including the Named Officers, should show a strong relation to the value realized by our shareholders. This principle

Executive Compensation

is reflected both in the pay mix referenced above and in our focus on stock options, as the value realized by the holder of a stock option, if any, is dependent upon, and directly proportionate to, appreciation in the price of our common stock. The belief that stock options naturally align executives with creation of future shareholder value has been a consistent part of the Company's compensation philosophy since its inception. We also believe that stock options have been fundamental to our ability to attract, motivate, and retain top talent whose contributions and leadership have driven the Company's achievement of corporate and strategic goals and resulted in a substantial enhancement of shareholder value. Over the one-, three-, and five-year periods ended December 31, 2014, our stock price increased 49%, 640%, and 1597%, respectively. This shareholder return places our common stock in the 89th, 98th, and 99th percentile, respectively, of all NASDAQ-listed companies with a market capitalization greater than $5 billion in those periods. Our use of stock options ensures alignment of the interests of our executives, including the Named Officers, with those of Company shareholders, as they not only benefit from our successes, and the resulting appreciation of our stock, but are also impacted by decreases in our stock price.

The following chart compares our TSR over the last five years with the compensation of our Chief Executive Officer over the same period, with total direct and total cash compensation shown separately.

5-Year CEO Total Direct Compensation vs. Total Shareholder Return
(dollar amounts in thousands)
1600%
1400%
1200%
1000%
800%
600%
400%
200%
0%
Total Shareholder Return
Total Direct Compensation
Other Direct Compensation
Total Cash Compensation
1597%
1038%
607%
129%
36%
$6,245
$3,456
$2,789
$7,486
$5,512
$1,974
$10,450
$7,450
$3,000
$29,930
$26,630
$3,300
$36,167
$33,062
$3,105
$41,858
$38,644
$3,214
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014

"Total direct compensation" means total reported compensation (other than amounts reported under "All other compensation") and "total cash compensation" consists of base salary and bonus, in each case as reported for the relevant period.

 Executive Compensation

As shown in the table above, compensation awarded to our Chief Executive Officer over the last five years closely tracked our TSR over the same period, and percentage increases in such compensation were considerably smaller than our TSR over the same period. In addition, the increase in the cash component of our Chief Executive Officer's compensation over this period was relatively modest when viewed in light of our stock price performance. The overwhelming portion of the increase in our Chief Executive Officer's total direct compensation over this period is directly attributable to the value of the non-cash components of his compensation package, primarily stock option awards valued according to the Black-Scholes model. Consistent with our objective to align the interests of our executives with the interests of our shareholders, as the price of our common stock appreciated over the last five years, the value of stock option awards, the most significant component of the compensation of our Chief Executive Officer (as well as the other Named Officers), increased as well. In addition, on a year-over-year basis, percentage increases in our Chief Executive Officer's total direct compensation in the last five years were significantly below the year-over-year appreciation of our stock price, as shown in the chart below.

"Total direct compensation" means total reported compensation (other than amounts reported under "All other compensation").

We believe that the compensation awarded to our Chief Executive Officer in the last three years showed a strong connection to our TSR performance over the same period both on an absolute basis and relative to the companies in our Peer Group. While the average three-year total direct compensation amount reported for our Chief Executive Officer is the highest in our Peer Group, we were the top performing company in our Peer Group (as measured by TSR over the same period), as shown in the following chart.

Executive Compensation

Compensation information reflects total direct compensation (i.e., total reported compensation, other than amounts reported under "Change in pension value and nonqualified deferred compensation earnings" and "All other compensation") and is based on the 2012 - 2014 compensation information reported in the Summary Compensation Table included in this proxy statement for Regeneron and on the data for the most recently completed three-year periods available as of December 31, 2014 for the companies included in the Peer Group. TSR information is based on 2012 - 2014 TSR for Regeneron and the Peer Group. Information regarding AbbVie Inc. is not included because its U.S. public listing began in January 2013. The shaded area between the two diagonal lines indicates an alignment of pay and performance. See "Section 3 – Executive Compensation Process and Considerations – Peer Group" for more information regarding our Peer Group.

Balance Short- and Long-Term Perspectives

The Company's compensation program has been designed to strike an appropriate balance between short- and long-term compensation in light of the relevant factors, including the Company's available resources; its growth trajectory; its goal of offering compensation packages that are competitive with those of companies in the Peer Group and the broader biopharmaceutical industry; and its objective to retain and motivate high-performing employees and closely align their interests with the interests of shareholders. We utilize base salary and annual cash bonuses to compensate our executives over the short term by providing a base level of income and rewarding performance on an annual basis, and we utilize stock options to foster a long-term perspective and reward long-term performance.

 Executive Compensation

Why options?

Time-based vesting stock options represent the foundation of our compensation philosophy and an integral part of our executive compensation program. The belief that stock options naturally align executives with creation of future shareholder value has been a consistent part of the Company's compensation philosophy since its inception. The core group of our senior management (Drs. Schleifer, Yancopoulos, and Stahl) has been with Regeneron for over 20 years and has been instrumental in driving shareholder value over this period. We discussed our use of time-based vesting stock options as a critical component of our compensation program as part of our 2014 shareholder outreach (discussed in greater detail below) and were encouraged by the fact that a number of our key shareholders were supportive of time-based stock options and viewed them as an excellent compensation tool for a high-performing, growth-oriented company. In 2014, we again relied on time-based vesting stock options as the primary vehicle for offering long-term incentives to our employees, including the Named Officers, and for linking compensation and performance. However, we reduced the number of shares underlying the annual stock option awards to the Named Officers by an average of 16% compared to 2013, which constituted the second consecutive double-digit percentage decrease in such annual grant.

We believe time-based vesting stock options are inherently performance-based and are appropriate and advantageous for the following reasons:

•

The executive only realizes value from stock options if the price of the Company's common stock increases and the executive continues to serve through the vesting period. The value is solely tied to an increase in the Company's stock price, aligning the interests of executives with those of shareholders.

•

The executive has the opportunity to realize value if the price of the Company's common stock continues to increase over the remainder of the ten-year term of the option. Time-based vesting options, therefore, motivate and reward the executive for Company performance not only over the four-year vesting term, but also the ten-year option term.

•

Stock options have played an important role in our success and have helped us to conserve the Company's cash.

•

Stock options are highly valued by employees, particularly in our industry. They have helped us attract and retain entrepreneurial employees and foster an ownership culture, which we believe has been part of the Company's formula for success.

•

Time-based vesting stock options are understood by employees and are straightforward to administer.

As shown in the charts under "– Pay for Performance" above, 92% and 91% of the total direct compensation of our Chief Executive Officer and our other Named Officers in 2014, respectively, consisted of long-term compensation, which exceeds the corresponding average percentage for the companies included in the 2014 Radford Global Life Sciences Survey by 16% and 20%, respectively. Accordingly, our compensation structure is more heavily weighted toward long-term components versus short-term pay when compared to the companies included in the 2014 Radford Global Life Sciences Survey, thus promoting a long-term perspective among our executives.

As described in "Section 4 – Elements of Executive Compensation – Annual Stock Option Awards," in 2014 the Compensation Committee reduced the number of shares underlying the annual stock option awards to the Named Officers by an average of 16% compared to 2013 (without giving effect to a grant to our Chief Financial Officer, who did not receive an annual stock option award in 2013 because he joined the Company in September 2013). This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our Named Officers, in each case following outstanding TSR performance. In reducing the size of 2014 annual stock option awards to executives, the Compensation Committee sought to reduce the potential dilutive impact of new equity awards without adversely affecting the competitiveness of our executive compensation program or undermining the long-term incentives provided by the Company's compensation program. The reduction also took into account the increase in the Company's stock price in recent years. While the Company reduced the size of annual stock option grants in two consecutive years, the grant date fair value of the reduced number of stock options granted in 2014 is higher than the

Executive Compensation

grant date fair value of the larger number of stock options granted to Named Officers in prior years. This increase in the value of annual stock option awards (and the corresponding increase in the value of total compensation for the Named Officers in 2014) is attributable largely to the higher market value of our common stock on December 16, 2014, the date of these option grants, compared to prior years. On December 16, 2014, the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market (used for calculating the grant date fair value) was $399.66, as compared to $270.43 on December 13, 2013 and $179.13 on December 14, 2012, the respective 2013 and 2012 grant dates. The Compensation Committee believes that the grant date fair value of the option award is not the most appropriate measure of evaluating the grant. Rather, the Compensation Committee focuses more on the percentage of the potential future share price appreciation that is shared by the award with the executive, expressed as the number of shares underlying the option award relative to the number of outstanding shares.

The following chart shows the decrease in the 2012 – 2014 annual stock option awards to our Chief Executive Officer both based on the number of shares underlying the awards and as a percentage of the applicable number of outstanding shares of Regeneron common and Class A stock:

Share percentages are based on 96.6 million, 99.4 million, and 101.7 million of shares (in each case consisting of common stock and Class A stock) outstanding as of October 12, 2012, October 28, 2013, and October 16, 2014, respectively, as reported in Regeneron's Quarterly Report on Form 10-Q for the third quarter of the applicable year.

In recent years, we have experienced significant growth. From 2012 to 2014, we increased our employee base by approximately 20% and 25% on a year-over-year basis, respectively. While the number of recipients of stock awards continued to increase, we managed our utilization of stock awards judiciously and reduced our burn rate from 5.40% to 3.88%:

Calculated by dividing the number of shares subject to equity awards (time-based vesting and performance-based vesting stock options and restricted stock) granted during the year by the weighted-average number of shares of common stock (including unvested restricted stock) and Class A stock outstanding during the year. A multiplier of 2 is applied to restricted stock awards.

Market Competitiveness and Employee Retention

In determining the appropriate size of stock option awards to executives, including the Named Officers, the Compensation Committee primarily considers the number of shares underlying the awards relative to the number of basic shares of common stock outstanding and not the grant date fair value of the

 Executive Compensation

award (as determined according to the Black-Scholes model). The Compensation Committee is therefore able to evaluate such grants on a consistent basis as compared to other companies and regardless of fluctuations in the price of the Company's common stock. The following chart displays the 2014 annual stock options award to our Chief Executive Officer as a percentage of the total basic shares outstanding, as compared to the 75th percentile of the companies included in the 2014 Radford Global Life Sciences Survey, showing that the size of his 2014 annual award was well below the 75th percentile:

Based on 2014 stock options award information reported in the Summary Compensation Table included in this proxy statement for Regeneron and on data relating to grants of equity awards from the 2014 Radford Global Life Sciences Survey (comprising U.S. public biotechnology and pharmaceutical companies that have between 800 and 15,000 employees). The share information is based on 101.7 million shares (consisting of common stock and Class A stock) of Regeneron outstanding as of October 16, 2014 (as reported in Regeneron's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014) and on the number of shares outstanding reported in the 2014 Radford Global Life Sciences Survey for each of the companies included in the survey.

We believe that the structure of our executive compensation program encourages innovation, attracts talent with entrepreneurial spirit, increases employee engagement, and improves employee retention and the continuity of executive leadership during a critical period of growth. We regard our stock option grants as a key employee and executive retention tool. As stock option awards to our employees vest over time, generally over four years, they provide an incentive for the employee to continue to contribute to our success. Historically, stock options have helped us maintain a competitive level of total compensation for our Named Officers and other eligible employees, while conserving the Company's cash. We believe that this has helped us to successfully manage employee attrition, as evidenced by our 2014 employee turnover of approximately 6%, which compares favorably to the average employee turnover of approximately 16% for the biotechnology sector based on the Fourth Quarter 2014 Radford Global Life Sciences Trends Report. In addition, stock options have allowed us to attract and retain entrepreneurial employees and foster an ownership culture. Moreover, granting stock options as long-term incentives to executives is standard practice in our industry and is an important part of our effort to attract, retain, and motivate high-quality talent. In light of these considerations, we continued our practice of annual stock option grants in 2014, although we again (for the second consecutive year) reduced the number of shares underlying the annual stock option awards to the Named Officers as described above to reduce the potential dilutive impact of executive awards without adversely affecting the competitiveness of our executive compensation program or undermining the long-term incentives provided by the Company's compensation program.

In order to maintain market competitiveness, we continued to provide our Named Officers with a limited number of perquisites and other personal benefits. These benefits, which are described in greater detail under "Section 4 – Elements of Executive Compensation – Perquisites and Other Personal Benefits" below, are periodically reviewed by the Compensation Committee. The Compensation Committee conducted the most recent review in November 2014, which resulted in the elimination of certain perquisites and other personal benefits previously provided to our Chief Executive Officer and our Chief Scientific Officer, including automobile allowances and annual credit card membership fees (as well as, in the case of our Chief Executive Officer, club membership dues and a tax gross-up related to legal, tax, and financial planning advisory services), effective January 1, 2015.

Executive Compensation

Section 3 – Executive Compensation Process and Considerations

Overview

The Compensation Committee is responsible for overseeing the Company's general compensation objectives and programs. The Compensation Committee evaluates the performance of our Named Officers and approves compensation for the Named Officers (in the case of the Chief Executive Officer, subject to first obtaining the approval of the non-employee members of the board of directors). The Compensation Committee operates under a written charter adopted by the board of directors and regularly reviews and reassesses the adequacy of its charter. A copy of the current charter is available on our website at www.regeneron.com under the "Corporate Governance" heading on the "Company" page.

Members of our senior management play a significant role in the overall executive compensation process and assess performance of other officers. They also recommend, for Compensation Committee approval, salary, bonus, and stock option grant budgets for non-officers and make specific recommendations for salary increases, bonuses, and equity award grants for other officers. For our Named Officers (other than our Chief Executive Officer), recommendations to the Compensation Committee regarding their compensation are made by, or with the approval of, our Chief Executive Officer, who also evaluates their performance. Our Chief Executive Officer's performance is evaluated directly by the Compensation Committee based on our overall corporate performance against annual goals that are approved by the board of directors at the beginning of each year, as discussed in more detail below.

The Compensation Committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist the Compensation Committee in performing its responsibilities and to terminate the services of the consultant if the Compensation Committee deems it appropriate. In 2014, the Compensation Committee utilized the services of Frederic W. Cook to assist it in fulfilling its responsibilities. In order to maintain its independence, Frederic W. Cook was retained directly by the Compensation Committee and performed projects at the Compensation Committee's direction. The Compensation Committee's consultant reviews management recommendations on compensation plans, budgets, and strategies and advises the Compensation Committee on regulations and trends in executive compensation nationally and specifically in the pharmaceutical and biopharmaceutical industries. The Compensation Committee's consultant provides comparative compensation information for our Chief Executive Officer and other senior executives (using the Peer Group and other compensation data as described below), reviews senior management's compensation recommendations for other officers, including the other Named Officers, and provides general advice to the Compensation Committee on compensation matters.

Annual salaries for the following year and year-end bonuses and stock option awards or other year-end equity awards for all employees are determined in December of each year based on Company and individual performance, as well as other factors, including compensation trends among our Peer Group and in the biotechnology industry in general. The 2014 salaries and 2013 year-end bonuses and stock option awards for our Named Officers were established by the Compensation Committee in December 2013. In November and December 2014, the Compensation Committee reviewed the performance of each of the Named Officers and presented its recommendations for 2015 salaries and 2014 year-end bonuses and equity awards for the Named Officers to the non-employee members of the board of directors for concurrence. With respect to our Chief Executive Officer, this process is formalized in the charter of the Compensation Committee, which specifies that the Compensation Committee is to annually present the proposed annual compensation of the Chief Executive Officer to the non-employee members of the board of directors for approval.

Peer Group

For purposes of setting compensation of our Chief Executive Officer, our Chief Scientific Officer, the other Named Officers, and other senior executives, we use comparative compensation information from a relevant peer group of companies ("Peer Group"). The companies in the Peer Group are selected by the Compensation Committee, with the assistance of Frederic W. Cook, based on factors including, but not limited to, market capitalization, geographic location, number of employees, therapeutic focus, research and development expenditures, stage of development, total revenues, and product sales. The Company's trailing revenue size, number of employees, operating earnings, and market capitalization are all nearly in the middle of the range of the current Peer Group companies. The Peer Group is also meant to provide a representative sample of companies with which we compete for talent. The Compensation Committee, with the assistance of its compensation consultant, periodically reassesses the composition of the companies within the Peer Group and makes changes as appropriate.

 Executive Compensation

The Peer Group utilized in 2014 (approved by the Compensation Committee in August 2013) consists of the following 14 companies:

AbbVie Inc.	Bristol-Myers Squibb Company	Incyte Corporation
Alexion Pharmaceuticals, Inc.	Celgene Corporation	Seattle Genetics, Inc.
Amgen Inc.	Cubist Pharmaceuticals, Inc.	United Therapeutics Corporation
Biogen Idec Inc.	Eli Lilly and Company	Vertex Pharmaceuticals, Inc.
BioMarin Pharmaceutical Inc.	Gilead Sciences, Inc.

In its compensation decisions made in December 2014, the Compensation Committee used data from publicly filed proxy statements of the companies in the Peer Group (as compiled by its compensation consultant) to review each element of compensation of our Named Officers against their peers in the Peer Group as well as their total annual compensation in relation to the Peer Group, while taking into account various factors such as the executive's performance, past compensation history, experience, and the role in the Company's success. We use Peer Group data as a point of reference for measurement, but Peer Group data do not represent the only factor considered and there is no targeted pay level percentile. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data. In addition, management and the Compensation Committee reviewed in 2014 compensation data for biotechnology companies from the 2014 Radford Global Life Sciences Survey (comprising U.S. public biotechnology and pharmaceutical companies that have between 800 and 15,000 employees) to obtain a general understanding of current compensation practices and to assess overall competitiveness of our compensation program.

Compensation Consultant Independence

In accordance with applicable listing standards of the NASDAQ Stock Market LLC and SEC rules, the Compensation Committee evaluated the independence of Frederic W. Cook, including by taking into consideration the following factors:

•
the fact that Frederic W. Cook did not provide any other services to the Company;

•
the amount of fees received from the Company by Frederic W. Cook as a percentage of its revenue;

•
the policies and procedures of Frederic W. Cook designed to prevent conflicts of interest;

•
the absence of any significant business or personal relationship between Frederic W. Cook and any member of the Compensation Committee;

•
the fact that Frederic W. Cook and the representative of Frederic W. Cook to the Company did not own any stock of the Company; and

•
the absence of any business or personal relationship between Frederic W. Cook and any executive officer of the Company.

The Compensation Committee's evaluation was based in part on a representation letter from Frederic W. Cook. On the basis of this evaluation, the Compensation Committee concluded that the engagement of Frederic W. Cook did not raise any conflicts of interest.

Stock Ownership Guidelines

To further align the interests of senior management with the interests of shareholders and promote a long-term perspective, the board of directors has adopted stock ownership guidelines for members of senior management, including the Named Officers, and the members of the board of directors. The guidelines are reviewed periodically by the Corporate Governance and Compliance Committee. Pursuant to these guidelines, these individuals are expected to meet share ownership targets that are determined based on their position and their base salary. The share ownership targets are as follows:

•
Chairman of the Board and Chief Executive Officer, six times (6x) base salary;

•
Chief Scientific Officer, three times (3x) base salary;

•
Senior Vice Presidents, two times (2x) base salary; and

•
non-employee members of the board of directors, six times (6x) the annual retainer.

Covered individuals who do not currently meet these guidelines have five years from becoming subject to the policy to reach their target. Members of senior management who are hired or promoted, and directors who join the board of directors, have five years from such date to reach their target. Shares held directly, shares held indirectly through our 401(k) Savings Plan, shares held in trust, and shares held by immediate family members residing in the same household are included in determining an individual's share ownership. Unexercised stock options and unvested restricted stock are not considered owned for purposes of these guidelines. All directors and officers have either met their respective share ownership targets or are within the five-year period for achieving compliance.

Executive Compensation

2014 Shareholder Outreach and Say-on-Pay Response

Our shareholders are provided with an opportunity to cast an advisory vote every three years on our executive compensation program. Our shareholders had the opportunity to cast advisory say-on-pay votes at our annual shareholder meetings held in June 2014 and June 2011, at which approximately 62% and 95% of the votes cast, respectively, supported our advisory vote proposals on our executive compensation program.

How did we respond to the 2014 say-on-pay vote?
Management and the Compensation Committee carefully considered the results of the June 2014 say-on-pay vote. Since the 2014 Annual Shareholder Meeting, senior members of our management as well as the Chairman of the Compensation Committee have spent a significant amount of time speaking with some of our key shareholders about executive compensation and corporate governance. As part of our engagement effort, we discussed these issues with shareholders collectively representing approximately 47% of the shares of common stock outstanding as of December 31, 2014 held by shareholders other than our directors and executive officers and Sanofi. These discussions were valuable because they allowed us to receive direct feedback from our shareholders and consider how we can improve. Following these discussions, we have implemented several changes to our executive compensation program and continued the implementation of our existing compensation and governance initiatives. A summary of the relevant changes and initiatives is provided below.

•

Simi- lar to the reduction in annual stock option awards implemented in 2013, we reduced the number of shares underlying the 2014 annual stock option awards to the Named Officers by an average of 16% compared to the prior year (without giving effect to a grant to our Chief Financial Officer, who did not receive an annual stock option award in 2013 because he joined the Company in September 2013). This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our Named Officers, in each case following outstanding TSR performance.

•

We have eliminated certain perquisites of our Chief Executive Officer and our Chief Scientific Officer we considered no longer consistent with our overall compensation program, including, in the case of our Chief Executive Officer, a tax gross-up related to legal, tax, and financial planning advisory services.

•

We have adopted a policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company's executive officers, including the Named Officers (other than the existing employment agreement with our Chief Executive Officer or any amendments thereto, which we expressly exempted).

•

We have provided additional information regarding compensation decisions and our compensation philosophy in this Compensation Discussion and Analysis to better communicate to our shareholders what drives compensation decisions at Regeneron.

We will continue to consider the outcome of our past and future advisory vote proposals.

Consideration of Risk in Company Compensation Policies

The Compensation Committee regularly reviews the Company's compensation and benefits programs, including its executive compensation program and its incentive based compensation programs for commercial personnel. The Compensation Committee and the board of directors recently enhanced compensation and governance-related policies by adopting a policy regarding recoupment or reduction of incentive compensation of our officers and other specified employees for compliance violations, as well as a policy against hedging and pledging of our securities by our directors and employees, including the Named Officers. These polices were adopted in January 2014 and April 2014, respectively. Since the 2014 Annual Shareholder Meeting, we have also adopted a policy against including excise tax gross-up provisions with respect to payments contingent upon a change in control of Regeneron in contracts, compensatory plans, or other arrangements with the Company's executive officers, including the Named Officers (other than the existing employment agreement with our Chief Executive Officer or any amendments thereto, which we expressly exempted). These policies evidence Regeneron's continued commitment to robust corporate governance and are meant to reduce compensation-related risks and ensure greater alignment of the interests of our employees, including the Named Officers, and those of the Company and our shareholders.

We believe that the Company's programs balance risk and potential reward in a manner that is appropriate to the Company's circumstances and in the best interests of the Company's shareholders over the long term. We also believe that the Company's compensation and benefits programs do not

 Executive Compensation

create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Implications

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation in any year paid to the Chief Executive Officer and the other Named Officers (other than the Chief Financial Officer) to the extent such compensation exceeds $1 million and does not qualify as "performance-based" compensation as defined under Section 162(m) of the Internal Revenue Code. As discussed in "Proposal 3 – Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan" below, the Company has adopted, subject to approval by shareholders at the 2015 Annual Shareholder Meeting, the Regeneron Pharmaceuti-

cals, Inc. Cash Incentive Bonus Plan. Awards under the Plan (as well as awards under the previously approved Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan) may, but are not required to, be subject to the attainment of performance goals in order to qualify for this performance-based compensation exception.

The Compensation Committee takes into account the deductibility of compensation in determining Named Officer compensation. However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that are not deductible, such as when the Compensation Committee believes that such payments are necessary to maintain the flexibility needed to attract talent, promote executive retention, or reward performance, or as required to comply with the Company's contractual commitments.

Section 4 – Elements of Executive Compensation

Our executive compensation program currently has five components:

•
base salary;

•
annual cash bonus;

•
annual equity awards, typically consisting of stock options;

•
certain perquisites and other personal benefits (including Company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan); and

•
potential severance benefits.

Base Salary

We provide the Named Officers and other employees with base salary to compensate them for services rendered during the fiscal year and provide them with a regular monthly income. In determining base salaries for our Named Officers, the Compensation Committee considers the executive's scope of responsibilities, experience, annual performance, and future potential or role in future success. The Compensation Committee also considers base salaries for comparable positions in our geographic region, competitive salary practices of companies in the Peer Group and the broader biopharmaceutical industry, and annual inflation levels.

For each of 2014 and 2015, each of the Named Officers received a merit increase of 3.5% of his 2013 and 2014 base salary, respectively. In addition, for 2015, Dr. Schleifer received a base salary increase of $91,300, which aligns his base salary with that of the median of the Peer Group, and Dr. Yancopoulos received a base salary increase of $77,600 to set his base salary at 85% of Dr. Schleifer's. Dr. Yancopoulos's cash compensation, including base salary, is set at 85% of Dr. Schleifer's, which we believe is more appropriate for him in light of the absence of meaningful comparative data for similarly situated executives. Further, Dr. Stahl received a $39,200 base salary increase in connection with his promotion to Executive Vice President, Research and Development and Mr. Terifay received a $50,000 base salary increase, in each case to better align his salary with relevant industry comparative information. The determinations regarding the 2014 and 2015 merit increases were based on broad-based national data for high-performing, larger biotechnology companies. In each of 2014 and 2015, the base salaries of the Named Officers were set at or below the median of the Peer Group (other than with respect to Dr. Yancopoulos, whose cash compensation, including base salary, is set at 85% of Dr. Schleifer's (as noted above)).

Annual Cash Bonus

It has been our practice to offer annual cash bonus opportunities to our Named Officers. The Compensation Committee focuses exclusively on our overall corporate performance when determining the annual cash bonus for our Chief Executive Officer and Chief Scientific Officer. The cash bonuses of the other Named Officers are based both on overall corporate performance and their individual contributions and performances during the year. We historically have had no formal bonus plan and the award of any bonus to a Named Officer is based on an assessment of corporate and, in the case of Named Officers other than Dr. Schleifer, individual performance. We believe that this approach, rather than working from a rigid bonus formula or plan, has been beneficial given the growth trajectory of the Company and its rapid transformation over the past few years from a development-stage company to a fully integrated, commercial-stage biopharmaceutical company. If the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan is approved by shareholders at the 2015 Annual Shareholder Meeting, the Compensation Committee will consider it for implementation for annual cash bonuses of the Named Officers earned for performance in 2016 and thereafter.

Executive Compensation

The 2014 bonus target for the Chief Executive Officer was 100% of his base salary, which was recommended by the Compensation Committee's outside consultant based on an analysis of cash bonuses paid to chief executive officers at companies in the Peer Group. The Chief Executive Officer recommended 2014 target bonuses for the other Named Officers, which were reviewed and approved by the Compensation Committee. In determining the cash bonus targets for 2014 for Mr. Landry, Dr. Stahl, and Mr. Terifay, the Compensation Committee took into consideration the compensation of similarly situated executive officers at companies in the Peer Group.

In determining the bonus target for Dr. Yancopoulos, the Compensation Committee took into consideration the importance of his scientific leadership as President of Regeneron Laboratories and Chief Scientific Officer and the significant contributions he has made to the success of the Company and, specifically, to the discovery and development of the Company's commercial products, its pipeline of internally developed product candidates, and its platform technologies. The Compensation Committee determined that for Dr. Yancopoulos there were no meaningful comparative data relating to similarly situated executives and that his base salary, cash bonus, and annual stock option awards would be set at 85% of Dr. Schleifer's. The 2014 bonus target for Dr. Yancopoulos was 100% of his base salary and the bonus target for Mr. Landry, Dr. Stahl, and Mr. Terifay was 45% of their respective base salaries. These bonus targets are consistent with the Company's emphasis on performance-based compensation and are set at or below the median of the Peer Group (other than with respect to Dr. Yancopoulos, whose cash compensation, including cash bonus, is set at 85% of Dr. Schleifer's).

In December 2014, our Named Officers were awarded the following cash bonuses, which were paid in January 2015.

Named Officer	Bonus Target (as percentage of base salary)		Personal Performance Multiplier	Company Performance Multiplier	Total Cash Bonus ($)
Leonard S. Schleifer, M.D., Ph.D.	100%		n/a	2.0	2,142,400
George D. Yancopoulos, M.D., Ph.D.	100%		n/a	2.0	1,821,040
Robert E. Landry	45%		1.5	2.0	405,000	[1]
Neil Stahl, Ph.D.	45%	[2]	1.5	2.0	532,980	[1]
Robert J. Terifay	45%		1.5	2.0	377,298	[1]

1
Amount based on Named Officer's bonus target and his weighted average performance with a weight of 40% for personal performance and 60% for Company performance.
2
Effective January 1, 2015, Dr. Stahl's bonus target has been increased to 60% of his base salary in connection with his promotion to Executive Vice President, Research and Development.

The cash bonuses were determined through the use of both an individual and a Company performance component with a possible range of 0 to 1.5 for the personal performance multiplier and a possible range of 0 to 2.0 for the Company performance multiplier, depending upon performance during the year. Both the personal performance multiplier and the Company performance multiplier were determined by the Compensation Committee for each Named Officer based on the Committee's assessment of the Company's performance relative to the general corporate goals described below and, in the case of each of Mr. Landry, Dr. Stahl, and Mr. Terifay, the Named Officer's personal performance during the year.

The Compensation Committee determined that the Company had achieved its corporate goals for 2014. These corporate achievements included the following:

•
48% growth in EYLEA® global net product sales as compared to 2013;
•
34% growth in our total revenues as compared to 2013;

•
26% growth in non-GAAP net income as compared to 2013 (non-GAAP net income is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles; see Appendix A for a definition of non-GAAP net income and a reconciliation of non-GAAP net income to net income);

•
advances in our EYLEA® franchise, including regulatory approval of EYLEA® for the treatment of diabetic macular edema in the United States and in the European Union and regulatory approval of EYLEA® for the treatment of retinal vein occlusion, including macular edema following branch retinal vein occlusion, in the United States;

•
positive Phase 3 data for PRALUENT™ from nine ODYSSEY studies (global Phase 3 program for PRALUENT™) and filing of applications for regulatory approval of PRALUENT™ for lowering LDL-cholesterol in the United States and the European Union;

 Executive Compensation

•
positive Phase 3 data for sarilumab from the SARIL-RA-MOBILITY trial (Phase 3 clinical trial in adult patients with active rheumatoid arthritis who were inadequate responders to methotrexate therapy);

•
positive data for dupilumab in atopic dermatitis (Phase 2b), asthma (Phase 2b), and chronic sinusitis with nasal polyps (Phase 2), as well as the grant of Breakthrough Therapy designation to dupilumab by the FDA for the treatment of adults with moderate-to-severe atopic dermatitis who are not adequately controlled with topical prescription therapy and/or for whom these treatments are not deemed appropriate;

•
continued growth of our clinical development pipeline, which includes 15 fully-human monoclonal antibody product candidates that were in clinical development as of December 31, 2014, based on the Company's VelocImmune® technology;

•
significant progress with the construction of a new manufacturing facility in Limerick, Ireland and increasing headcount on a year-over-year basis by approximately 25% as of December 31, 2014; and

•
fully operational status of the Regeneron Genetics Center LLC.

See "Section 1—Summary—Performance Overview" above for additional information.

In recognition of these significant achievements, the Company performance multiplier for 2014 was set at 2.0.

With respect to 2014, the Compensation Committee approved a personal performance multiplier of 1.5 for each of Mr. Landry, Dr. Stahl, and Mr. Terifay. The personal performance component accounted for 40% of these officers' bonuses. The Company component was based on a Company performance multiplier that was determined based on the Company's overall corporate performance (as described above) against 2014 goals that were approved by the board of directors in January 2014. This Company performance component accounted for 60% of the bonuses awarded to Mr. Landry, Dr. Stahl, and Mr. Terifay. In the case of Drs. Schleifer and Yancopoulos, the Compensation Committee focused exclusively on our overall Company performance in 2014 (as described above) when determining their cash bonuses and did not utilize a personal performance multiplier.

In determining the personal performance multiplier for Mr. Landry, the Compensation Committee gave special consideration to Mr. Landry's leadership of and accomplishments in the Company's accounting and finance functions since he joined the Company in September 2013. In the case of Dr. Stahl, the Compensation Committee focused on the progress and continued expansion of the Company's preclinical and clinical development pipeline, including the positive results from the Company's clinical trials reported in 2014, as summarized in "Section 1 – Summary – 2014 Performance Overview" above. In the case of Mr. Terifay, the Compensation Committee focused primarily on the continued commercial success of EYLEA®, the fact that EYLEA® U.S. net product sales in 2014 grew by 23% compared to 2013, and his leadership of the Company's commercial group.

Annual Stock Option Awards

We have used stock option grants as the primary vehicle for offering long-term incentives and rewarding our Named Officers and other eligible employees. These time-based vesting stock options generally vest at a rate of 25% per year over the first four years of the ten-year option term, subject to the executive's continued employment. We grant stock option awards to our Named Officers and other eligible employees based on their annual performance and their position and responsibilities with the Company. Each of our Named Officers generally receives an annual stock option grant and all of our other regular employees are also eligible for an annual stock option grant, subject to satisfactory performance. The number of stock options granted to each Named Officer is determined on a discretionary basis, rather than by a formula. The Compensation Committee's consideration of the appropriate size of stock option awards is not limited to taking into account the grant date fair value of the grant (as determined according to the Black-Scholes model). Rather, the Compensation Committee primarily considers the number of shares underlying stock option awards granted to the Company's employees, including the Named Officers, relative to the number of basic shares of common stock outstanding in order to be able to evaluate such grants on a consistent basis as compared to other companies and regardless of fluctuations in the price of the Company's common stock.

It has been the practice of our Compensation Committee to grant annual stock option awards to eligible employees whose performance is determined to merit an annual grant, including the Named Officers, at a meeting held during December. In 2014, stock option awards (all of which were non-qualified stock options) were granted to our Named Officers and other eligible employees on December 16, 2014. Pursuant to the terms of the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan, stock option awards are granted, for so long as our common stock is listed on the NASDAQ Global Select Market, with an exercise price equal to the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of the grant or, if such date is not a trading day, on the last preceding date on which there was a sale of our common stock on the NASDAQ Global Select Market.

All of the stock options granted to our Named Officers in 2014 will vest ratably over a period of four years. Except as set forth below under the heading "Post-Employment Compensation" on page 64, stock option vesting ceases, and unvested stock options are forfeited, upon termination of employment. The use of only time-based vesting is consistent with the Company's practice prior to 2008 and since 2012.

Executive Compensation

Our Named Officers received a grant of time-based vesting stock options on December 16, 2014, as set forth below. The annual grants shown below reflected an average reduction of 16% compared to 2013 (without giving effect to a grant to our Chief Financial Officer, who did not receive an annual stock option award in 2013 because he joined the Company in September 2013). This decrease constituted the second consecutive double-digit percentage decrease in the annual grant of stock options to our Named Officers, in each case following outstanding TSR performance. In reducing the size of 2014 annual stock option awards to the Named Officers, the Compensation Committee sought to reduce the potential dilutive impact of new equity awards without adversely affecting the competitiveness of our executive compensation program or undermining the long-term incentives provided by the Company's compensation program. The reduction also took into account the increase in the Company's stock price in recent years. We will continue to assess the number of stock options that will be awarded to the Named Officers as annual merit grants.

Named Officer	Stock Option Award[1]
Leonard S. Schleifer, M.D., Ph.D.	203,204
George D. Yancopoulos, M.D., Ph.D.	172,723
Robert E. Landry	34,000
Neil Stahl, Ph.D.	80,750
Robert J. Terifay	40,000

1
These stock options all have an exercise price of $399.66 per share, the average of the high and low sales price per share of our common stock as quoted on the NASDAQ Global Select Market on the date of grant.

How did we determine the size of our 2014 annual Named Officer stock option awards?

The size of the time-based vesting stock option awards granted to our Named Officers were based on the following six factors:

•

past Company practices (i.e., history of grants to relevant executives);

•

an assessment of each Named Officer's 2014 performance against the Named Officer's goals, as established by our CEO (in the case of the Named Officers other than our Chief Executive Officer) and the Compensation Committee (in the case of our Chief Executive Officer), as described above under "— Annual Cash Bonus";

•

Regeneron's significant corporate accomplishments in 2014;

•

recognition that cash compensation of the Named Officers is generally positioned at or below the median of the Peer Group despite the fact that Regeneron is a high-growth, high-performing company, which supports a higher level of equity grants;

•

an evaluation of the awards as a percentage of the total basic shares outstanding as compared to Peer Group and survey data, in particular the 2014 Radford Global Life Sciences Survey (see "Section 2 – Analysis of 2013 Executive Compensation Based on Compensation Objectives – Market Competitiveness and Employee Retention"); and

•

the increase in the Company stock price since the annual stock option awards in 2013 and prior years, with the resulting increase in the grant date fair value of the 2014 annual stock options awards (as determined according to the Black-Scholes model for valuing stock options), which contributed to the decision to implement the second consecutive double-digit reduction in the annual grant of stock options to our Named Officers (for information regarding the decrease in our burn rate since 2012, see "Regeneron Stock Utilization (Burn Rate)" on page 47).

As noted above, Dr. Yancopoulos's 2014 annual stock option award was set at 85% of Dr. Schleifer's.

Legacy Performance-Based Vesting Stock Options

Between 2008 and 2011, we used both time-based vesting stock options and performance-based vesting stock options. The performance-based vesting stock options granted in 2011 (all of which were non-qualified stock options) were eligible to vest in December 2014 based on a point scale system, whereby points were earned upon the achievement of certain milestones during the three-year performance measurement period. During the measurement period for the 2011 performance-based stock options, the Company achieved product candidate development milestones sufficient to earn 103 points, with full vesting requiring a minimum of 70 points. The categories of development milestones and the total amount of points achieved pursuant to each is as follows:

•
filing of the first Investigational New Drug Application (or its equivalent outside the United States) for the first clinical trial for one of our product candidates (20 points);

 Executive Compensation

•
data from a successful proof-of-concept study in any precedented indication (i.e., an indication included in the label of a drug product previously approved for marketing and sale by the FDA (or any equivalent regulatory authority outside of the United States) with the same primary mechanism of action) (4 points);

•
data from a successful proof-of-concept study in any unprecedented indication (24 points);

•
filing of a Biologics License Application (or, if filed earlier, a Marketing Authorization Application) for one of our product candidates in a precedented indication (6 points);
•
filing of a Biologics License Application (or, if filed earlier, a Marketing Authorization Application) for one of our product candidates in an unprecedented indication (9 points); and

•
approval of a Biologics License Application for one of our product candidates (40 points).

Based on the points earned, in December 2014, the Compensation Committee approved the full vesting of the 2011 performance-based vesting stock options for the following Named Officers for the following respective number of shares underlying such options: Dr. Schleifer, 240,000; Dr. Yancopoulos, 240,000; Dr. Stahl, 75,000; and Mr. Terifay, 48,750.

Why does Regeneron no longer grant performance-based options?

From 2008 to 2011, we used a mix of 40% time-based vesting stock options and 60% performance-based vesting stock options in our grants to senior executives. However, for annual equity awards granted in 2012 or later, the Compensation Committee relied on time-based vesting stock options.

The decision to continue to use only time-based vesting stock options and not performance-based stock options was informed by the following considerations:

•

Companies included in Regeneron's Peer Group (as in effect both in 2012, when the Compensation Committee reverted to solely granting time-based vesting stock options, and as in effect in 2014) did not utilize performance-based vesting stock options; to the extent they used performance metrics for equity awards, such metrics related to full-value awards.

•

Time-based vesting stock options are inherently performance-based, so in this regard we believe that an added performance component would not necessarily further align management and shareholder interests.

•

The complexity of performance-based options may diminish the intended impact as an incentive and may be detrimental to Regeneron's ability to recruit new executive talent.

•

The transition to only time-based vesting options was accompanied by a substantial reduction in the number of shares underlying grants to senior executives, thereby lowering dilution.

There are no unvested performance-based vesting stock options that remain outstanding.

Perquisites and Other Personal Benefits

The Named Officers are provided with a limited number of perquisites and other personal benefits. The Compensation Committee periodically reviews the perquisites and other personal benefits provided to the Named Officers, including the Chief Executive Officer.

All of the Named Officers are eligible to receive financial and tax planning assistance, which are taxable benefits and are meant to save the executives time in order to focus on business matters as well as to recognize that their tax situations are affected by their employment at Regeneron. Similar to other employees, the Named Officers may participate in company-wide health, disability, life insurance, and other benefit plans, as well as our 401(k) Savings Plan. All employees who participate in our 401(k) Savings Plan are eligible to receive certain matching contributions. In each plan year, we contribute to each participant's account a matching contribution (in the form of shares of our common stock) equal to 50% of a specified percentage of the participant's compensation that the participant has contributed to the plan (which was 6% with respect to each of 2012, 2013, and 2014), up to a maximum level established under the Internal Revenue Code. In addition, for 2014, the Company made an additional discretionary contribution equal to 1% of each eligible employee's salary. Each of our Named Officers participated in our 401(k) Savings Plan during 2014 and received a matching contribution (as well as the additional discretionary contribution) in the aggregate amount of $10,400 in the form of shares of our common stock. The contribution was paid in February 2015 and is included in the compensation amounts reported for each of our Named Officers in the Summary Compensation Table included in this proxy statement. As with all employees, the number of shares of common stock that each Named Officer received was determined using the average market price per share of our common stock during the 401(k) Savings Plan year, which for 2014 was $333.49.

Executive Compensation

In 2014, our Chief Executive Officer and Chief Scientific Officer were entitled to receive automobile allowances, annual credit card membership fees, and, in the case of our Chief Executive Officer, club membership dues and a tax gross-up related to legal, tax, and financial planning advisory services. Effective January 1, 2015, the Compensation Committee eliminated these perquisites and other personal benefits based on its determination that they were no longer consistent with our overall compensation program. Our Chief Executive Officer continues to be entitled to life insurance, long-term disability, and medical malpractice insurance premiums pursuant to the terms of his employment agreement, as described in footnote 5 to the Summary Compensation Table included in this proxy statement.

From time to time, the Company leases aircraft to facilitate executive and director business travel. Family members or other guests may accompany our Named Officers and directors during such on-demand air business travel, space permitting, so long as we are reimbursed for any incremental expense related to such guests. As we lease the entire aircraft for business travel and are not charged based on the number of passengers, there is no incremental cost to us (i.e., expense incurred by us) from guest air travel. Pursuant to guidelines approved by our board of directors, in limited circumstances personal use of on-demand air travel may be permitted if authorized by the Chairman. There was no such personal use or guest use resulting in any incremental cost to us of the leased aircraft in 2014.

Additional information regarding perquisites and other personal benefits provided to our Named Officers in, or with respect to, 2014 is given in the applicable footnotes to the Summary Compensation Table included in this proxy statement.

What procedures do we follow to establish perquisites for our Named Officers?

The Compensation Committee periodically reviews the perquisites and other personal benefits provided to all of our Named Officers. The 2014 review resulted in the elimination of certain perquisites and other personal benefits previously provided to our Chief Executive Officer and our Chief Scientific Officer, including automobile allowances, club membership dues, and annual credit card membership fees, effective January 1, 2015.

Potential Severance Benefits

Outstanding stock option award agreements (as well as outstanding restricted stock award agreements) for all employees include a "double trigger" provision for the acceleration of vesting of unvested stock options (or restricted stock) upon a termination by the Company without cause or by the employee for good reason within two years following a change in control.

Our Chief Executive Officer has an employment agreement that provides for certain severance benefits following termination, including following death or disability, resignation following defined "good reason" events, or termination in connection with a change in control. The other Named Officers are covered by a change in control severance plan, which provides certain benefits to them and other designated officers if they are terminated in connection with a change in control. Information regarding applicable payments under this employment agreement and change in control severance plan is provided under the heading "Post-Employment Compensation" on page 64.

Except as provided in our employment agreement with our Chief Executive Officer and in our change in control severance plan, our Named Officers (other than our Chief Executive Officer) will forfeit any unvested time-based vesting stock options or restricted stock upon the termination of their employment for any reason (including disability or retirement) other than death. In the event of the death of an employee, any unvested stock options held by such employee become immediately exercisable, and any shares of restricted stock will become fully vested. For information regarding unvested stock options and shares of restricted stock held by our Named Officers as of December 31, 2014, see "Outstanding Equity Awards at Fiscal Year-End" on page 62. When employees retire, they forfeit all unvested time-based vesting stock options and restricted stock. For all stock options granted prior to 2007, an employee who retires has up to two years to exercise stock options that are vested as of the date of his or her retirement. Commencing in 2007, we amended our forms of stock option agreement to allow the retired employee the remaining life of the 10-year stock option term to exercise stock options that are vested as of the date of his or her retirement.

The severance benefits provided to our Named Officers are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the Company. The severance benefits were established following a review of comparable practices at the Company's peer companies and with the advice of the Compensation Committee's consultant.

We have no pension, deferred compensation, or retirement plans, other than our 401(k) Savings Plan described above.

 Executive Compensation

The Compensation Committee Report below shall not be deemed to be "soliciting material" or to be filed with the SEC or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report below shall not be incorporated by reference into any such filings.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis, beginning on page 36. Based on that review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Marc Tessier-Lavigne, Ph.D., Chairman
Charles A. Baker
Joseph L. Goldstein, M.D.
Robert A. Ingram
Christine A. Poon
George L. Sing

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Executive Compensation

Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation earned by, or paid to, our Named Officers (our Chief Executive Officer, our Chief Financial Officer, and our three other highest-compensated executive officers in 2014).

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($)[1] (d)		Stock awards ($)[2] (e)		Option awards ($)[2] (f)		All other compensation ($)[3] (i)		Total ($) (j)
Leonard S. Schleifer, M.D., Ph.D.	2014	1,071,200		2,142,400		—		38,644,700	[4]	107,124	[5]	41,965,424
President and Chief	2013	1,035,000		2,070,000		—		33,062,325	[6]	105,340		36,272,665
Executive Officer	2012	1,000,000		2,300,000		—		26,630,306	[7]	116,791		30,047,097

George D. Yancopoulos, M.D., Ph.D.	2014	910,500		1,821,040		—		32,744,746	[4]	30,525	[8]	35,506,811
President, Regeneron Laboratories	2013	879,800		1,759,500		—		28,096,838	[6]	281,455		31,017,593
and Chief Scientific Officer	2012	850,000		1,955,000		57,275,000		21,442,383	[7]	29,065		81,551,448

Robert E. Landry	2014	500,000		405,000	[9]	—		6,403,138	[4]	14,818	[10]	7,322,956
Senior Vice President,	2013	144,231	[11]	50,000	[12]	1,363,500	[13]	11,054,274	[6]	1,130		12,613,135
Finance and Chief Financial Officer*

Neil Stahl, Ph.D.	2014	493,500		532,980		—		15,207,420	[4]	20,215	[14]	16,254,115
Executive Vice President,	2013	476,800		386,208		—		13,474,403	[6]	17,235		14,354,646
Research & Development	2012	460,700		373,167		—		11,144,533	[7]	16,800		11,995,200

Robert J. Terifay	2014	465,800		377,298		—		7,533,104	[4]	20,125	[14]	8,396,327
Senior Vice President,	2013	450,000		364,500		—		6,847,486	[6]	17,145		7,679,131
Commercial	2012	384,800		411,688		—		6,665,018	[7]	16,800		7,478,306

*
Mr. Landry joined the Company in September 2013.
1
Bonuses are shown in the year in which they were accrued and earned.
2
The amounts in column (e) and (f) reflect the respective aggregate grant date fair values (disregarding estimated forfeitures) of stock and option awards granted in 2014, 2013, and 2012, respectively, pursuant to the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan or the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 15 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2014 Annual Report. The 2013 and 2014 annual option awards reflect a double-digit percentage decrease in the number of shares underlying the awards, in each case as compared to the prior year. Mr. Landry did not receive an annual option award in 2013; his 2013 option award was granted pursuant to his offer letter with the Company in connection with the commencement of his employment.
3
See "Compensation Discussion and Analysis – Section 4 – Elements of Executive Compensation – Perquisites and Other Personal Benefits" for further information. Certain 2014 perquisites and other personal benefits are quantified for each of the Named Officers in the footnotes to this table below based on the actual additional cost incurred by us in providing the perquisite or other personal benefit. In addition, each of the Named Officers was reimbursed for 2014 annual credit card membership fees not exceeding 10% of the total amount of his perquisites and other personal benefits. As described above in "Section 4 — Elements of Executive Compensation — Perquisites and Other Personal Benefits," effective January 1, 2015, the Compensation Committee eliminated certain perquisites of our Chief Executive Officer and Chief Scientific Officer. The eliminated perquisites consist of automobile allowances, annual credit card membership fees, and, in the case of our Chief Executive Officer, club membership dues and a tax gross-up related to legal, tax, and financial planning advisory services.
4
Reflects the aggregate grant date fair value of time-based vesting option awards granted in 2014.
5
Includes (i) $21,236 for a car allowance and related expenses, (ii) $1,655 for life insurance premiums, (iii) $21,296 for long-term disability insurance premiums, (iv) $15,133 for medical malpractice insurance premiums, (v) $10,400 for 401(k) Savings Plan matching contributions in respect of 2014 paid in February 2015, (vi) $18,500 for dues related to a club membership, (vii) $9,710 for tax and financial planning advisory services, and (viii) $8,799 for tax gross-ups related to tax and financial planning advisory services. As described above in "Section 4 – Elements of Executive Compensation – Perquisites and Other Personal Benefits," effective January 1, 2015, the Compensation Committee eliminated Dr. Schleifer's automobile allowance, club membership dues, and annual credit card membership fees perquisites, as well as a tax gross-up related to legal, tax, and financial planning advisory services.

 Executive Compensation

6
Reflects the aggregate grant date fair value of time-based vesting option awards granted in 2013. In the case of Mr. Landry, such option award was granted pursuant to his offer letter with the Company in connection with the commencement of his employment.
7
Reflects the aggregate grant date fair value of time-based vesting option awards granted in 2012.
8
Includes (i) $10,400 for a car allowance and related expenses, (ii) $10,400 for 401(k) Savings Plan matching contributions in respect of 2014 paid in February 2015, and (iii) $9,710 for tax and financial planning advisory services. As described above in "Section 4 – Elements of Executive Compensation – Perquisites and Other Personal Benefits," effective January 1, 2015, the Compensation Committee eliminated Dr. Yancopoulos's automobile allowance and annual credit card membership fees perquisites.
9
Includes the second installment in the amount of $50,000 of Mr. Landry's $100,000 sign-on bonus (paid in 2014).
10
Includes (i) $10,400 for 401(k) Savings Plan matching contributions in respect of 2014 paid in February 2015 and (ii) $4,328 for tax and financial planning advisory services.
11
Represents Mr. Landry's base salary paid from September 9, 2013 (the starting date of Mr. Landry's employment with the Company) to the end of 2013.
12
Consists of the first installment of Mr. Landry's $100,000 sign-on bonus (paid in 2013).
13
Reflects the aggregate grant date fair value of restricted stock granted to Mr. Landry pursuant to his offer letter with the Company in connection with the commencement of his employment.
14
Includes (i) $10,400 for 401(k) Savings Plan matching contributions in respect of 2014 paid in February 2015 and (ii) $9,710 for tax and financial planning advisory services.

Executive Compensation

Grants of Plan-Based Awards

The following table and explanatory footnotes provide information regarding each equity award granted to our Named Officers during 2014. There were no non-equity incentive plan awards granted in 2014.

Grants of Plan-Based Awards

Name (a)	Grant date (b)		All other stock awards: number of shares of stock or units (#) (i)	All other option awards: number of securities underlying options (#) (j)	Exercise or base price of option awards ($/Sh)[1] (k)	Closing price of Company common stock on grant date ($/Sh)[1] (l)	Grant date fair value of stock and option awards ($)[2] (l)
Leonard S. Schleifer, M.D., Ph.D.	12/16/2014	[3]	—	203,204	399.66	396.13	38,268,922
	10/27/2014	[4]	—	7,226	402.69	407.16	375,779

George D. Yancopoulos, M.D., Ph.D.	12/16/2014	[3]	—	172,723	399.66	396.13	32,528,486
	2/11/2014	[4]	—	5,720	314.31	326.52	216,260

Robert E. Landry	12/16/2014	[3]	—	34,000	399.66	396.13	6,403,138

Neil Stahl, Ph.D.	12/16/2014	[3]	—	80,750	399.66	396.13	15,207,420

Robert J. Terifay	12/16/2014	[3]	—	40,000	399.66	396.13	7,533,104

1
These options have an exercise price equal to the average of the high and low sales price per share of the Company's common stock on the date of grant. Therefore, the closing price of our common stock on the date grant may be higher or lower than the exercise price of these options.
2
The amounts in this column represent the grant date fair value of the awards made pursuant to the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The assumptions used in the calculation of these amounts are included in Note 15 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2014 Annual Report.
3
The Named Officer received a non-qualified stock option award that vests at a rate of 25% per year over the first four years of the ten-year option term.
4
The Named Officer received a "re-load" non-qualified stock option award for the number of shares surrendered by him as payment of the exercise price upon exercise of his option pursuant to the terms of such original option. The newly granted non-qualified stock option has (or had) an exercise price equal to the average of the high and low sales price per share of the Company's common stock on the NASDAQ Global Select Market on the date of grant, became exercisable six months from the date of grant, expires (or expired) on the date on which the original option would have expired, and is (or was) otherwise subject to the same terms and conditions as the original option.

Does Regeneron continue to grant re-load options?

The Company no longer grants any stock option awards with a "re-load" feature. A re-load option is an option which provides that if it is exercised using company shares to pay the exercise price, a new option is automatically granted covering the same number of shares as those tendered to exercise the original option (with a per share exercise price equal to the fair market value of the company's shares at the time of exercise).
Such a feature was only included in stock option grants awarded to certain executives from 2000 through 2007. Assuming full utilization of the re-load feature for all of the options with this feature outstanding as of April 16, 2015 at a price of our common stock of $[•] per share (the closing price of our common stock on April 16, 2015), stock options to purchase an aggregate of [•] shares would be issuable upon exercise of these outstanding options.

 Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table and explanatory footnotes provide information regarding unexercised stock options and unvested restricted stock awards held by our Named Officers as of December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards

Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)		Market value of shares or units of stock that have not vested ($)[7] (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Leonard S. Schleifer, M.D., Ph.D.	—	203,204	[1]	—	399.66	12/16/2024	—		—	—	—
	7,226	—	[10]		402.69	12/19/2015	—		—	—	—
	59,766	179,297	[2]	—	270.43	12/13/2023	—		—	—	—
	140,626	140,624	[3]	—	179.13	12/14/2022	—		—	—	—
	120,000	40,000	[4]	—	52.03	12/16/2021	—		—	—	—
	240,000	—		—	52.03	12/16/2021	—		—	—	—
	125,000	—		—	30.63	12/14/2020	—		—	—	—
	187,500	—		—	30.63	12/14/2020	—		—	—	—
	187,500	—		—	21.25	12/18/2019	—		—	—	—
	125,000	—		—	21.25	12/18/2019	—		—	—	—
	125,000	—		—	16.80	12/17/2018	—		—	—	—
	187,500	—		—	16.80	12/17/2018	—		—	—	—
	250,000	—		—	21.92	12/17/2017	—		—	—	—
	250,000	—		—	20.32	12/18/2016	—		—	—	—
TOTAL	2,005,118	563,125

George D. Yancopoulos, M.D., Ph.D.	—	172,723	[1]	—	399.66	12/16/2024	—		—	—	—
	50,801	152,403	[2]	—	270.43	12/13/2023	—		—	—	—
	119,532	119,531	[3]	—	179.13	12/14/2022	—		—	—	—
	—	1,921	[5]	—	52.03	12/16/2021	—		—	—	—
	120,000	38,079	[5]	—	52.03	12/16/2021	—		—	—	—
	240,000	—		—	52.03	12/16/2021	—		—	—	—
	96,736	—		—	30.63	12/14/2020	—		—	—	—
	150,000	—		—	30.63	12/14/2020	—		—	—	—
	150,000	—		—	21.25	12/18/2019	—		—	—	—
	95,295	—		—	21.25	12/18/2019	—		—	—	—
	94,048	—		—	16.80	12/17/2018	—		—	—	—
	150,000	—		—	16.80	12/17/2018	—		—	—	—
	195,438	—		—	21.92	12/17/2017	—		—	—	—
	195,079	—		—	20.32	12/18/2016	—		—	—	—
	182,818	—		—	11.64	12/19/2015	—		—	—	—
	—	—		—	—	—	500,000	[6]	410.25	—	—
TOTAL	1,839,747	484,657					500,000

Robert E. Landry	—	34,000	[1]	—	399.66	12/16/2024	—		—	—	—
	20,000	60,000	[8]	—	272.70	9/9/2023	—		—	—	—
	—	—		—	—	—	5,000	[9]	410.25	—	—
TOTAL	20,000	94,000					5,000

Executive Compensation

	Option Awards						Stock Awards

Name (a)	Number of securities underlying unexercised options (#) exercisable (b)	Number of securities underlying unexercised options (#) unexercisable (c)		Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (d)	Option exercise price ($) (e)	Option expiration date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($)[7] (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Neil Stahl, Ph.D.	—	80,750	[1]	—	399.66	12/16/2024	—	—	—	—
	23,750	71,250	[2]	—	270.43	12/13/2023	—	—	—	—
	4,527	—		—	268.40	12/17/2017	—	—	—	—
	56,250	56,250	[3]	—	179.13	12/14/2022	—	—	—	—
	6,017	—		—	145.70	12/17/2017	—	—	—	—
	—	1,921	[5]	—	52.03	12/16/2021	—	—	—	—
	37,500	10,579	[5]	—	52.03	12/16/2021	—	—	—	—
	75,000	—		—	52.03	12/16/2021	—	—	—	—
	46,736	—		—	30.63	12/14/2020	—	—	—	—
	75,000	—		—	30.63	12/14/2020	—	—	—	—
	45,295	—		—	21.25	12/18/2019	—	—	—	—
TOTAL	370,075	220,750

Robert J. Terifay	—	40,000	[1]	—	399.66	12/16/2024	—	—	—	—
	12,500	37,500	[2]	—	270.43	12/13/2023	—	—	—	—
	37,500	37,500	[3]	—	179.13	12/14/2022	—	—	—	—
	—	1,921	[5]	—	52.03	12/16/2021	—	—	—	—
	24,375	6,204	[5]	—	52.03	12/16/2021
	48,750	—		—	52.03	12/16/2021	—	—	—	—
	3,264	—		—	30.63	12/14/2020	—	—	—	—
	29,236	—		—	30.63	12/14/2020	—	—	—	—
	48,750	—		—	30.63	12/14/2020	—	—	—	—
TOTAL	204,375	123,125

1
This stock option award was granted to the Named Officer on December 16, 2014 and vests at a rate of 25% per year over the first four years of the option term.
2
This stock option award was granted to the Named Officer on December 13, 2013 and vests at a rate of 25% per year over the first four years of the option term.
3
This stock option award was granted to the Named Officer on December 14, 2012 and vests at a rate of 25% per year over the first four years of the option term.
4
This stock option award was granted to the Named Officer on December 16, 2011 and vests at a rate of 25% per year over the first four years of the option term.
5
These two stock option awards (one a non-qualified stock option and the other an incentive stock option) were granted to the Named Officer on December 16, 2011. The combined non-qualified and incentive stock option award vests at a rate of 25% per year over the first four years of the option term.
6
This restricted stock award was granted to the Named Officer on June 27, 2012 and vests 100% on December 17, 2017, subject to the Named Officer's continued employment.
7
Reflects the closing price per share of the Company's common stock on the NASDAQ Global Select Market on December 31, 2014.
8
This stock option award was granted to the Named Officer on September 9, 2013 and vests at a rate of 25% per year over the first four years of the option term.
9
This restricted stock award was granted to the Named Officer on September 9, 2013 and vests 100% on the fifth anniversary of the date of grant, subject to the Named Officer's continued employment.
10
This stock option award had no vesting conditions but could not be exercised for six months from the date of grant, October 27, 2014.

 Executive Compensation

Option Exercises and Stock Vested

The following table and explanatory footnotes provide information with regard to amounts realized by our Named Officers during 2014 as a result of the exercise of stock options or the vesting of restricted stock awards.

Option Exercises and Stock Vested

	Option awards		Stock awards

Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($)[1] (c)	Number of shares acquired on vesting (#) (d)	Value realized on vesting ($) (e)
Leonard S. Schleifer, M.D., Ph.D.	256,808	98,431,794	—	—
George D. Yancopoulos, M.D., Ph.D.	198,447	59,168,380	—	—
Robert E. Landry	—	—	—	—
Neil Stahl, Ph.D.	109,569	33,714,772	—	—
Robert J. Terifay	76,545	26,944,855	—	—

1
Amounts reflect the difference between the exercise price of the option(s) and the average of the high and low sales price per share of the Company's common stock on the NASDAQ Global Select Market on the exercise date(s).

Post-Employment Compensation

As discussed under "Section 4 – Elements of Executive Compensation – Potential Severance Benefits" on page 57, our Named Officers are entitled to certain severance benefits upon the voluntary or involuntary termination of their employment. We provide additional information regarding the severance benefits available to our Named Officers in the tables on pages 65 and 67. For our Chief Executive Officer, the table shows the amounts payable under his employment agreement upon his involuntary or not-for-cause termination, termination in connection with a corporate change of control, and in the event of his disability or death. For the other Named Officers, the table shows their post-termination compensation arrangements under our change in control severance plan upon an involuntary or not-for-cause termination in connection with a corporate change of control.

  Leonard S. Schleifer, M.D., Ph.D., Employment Agreement

We entered into an employment agreement with our Chief Executive Officer, Dr. Schleifer, effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis. On November 14, 2008, this employment agreement was amended and restated to bring the Employment Agreement into compliance with Section 409A of the

Internal Revenue Code. Pursuant to this agreement, we agreed that in the event that Dr. Schleifer's employment is terminated by us other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, together called an "involuntary termination"), we will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months. Subject to the discussion in the following paragraph, in the event that Dr. Schleifer's employment is terminated for any reason other than for cause, all of his unvested stock options will continue to vest in accordance with the terms of the applicable award grant and he will be entitled to exercise the stock options throughout their original term, which is generally ten years from the date of grant.

Upon an involuntary termination (i.e., a termination by the Company without cause or by Dr. Schleifer for good reason, each as defined in the agreement) within three years after a change of control of the Company or within three months prior to such a change of control, we will pay Dr. Schleifer an amount equal to three times the sum of his annual base salary plus his average bonus over the prior three years. This amount will be paid in a lump sum severance payment. In addition, we will continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance benefits for thirty-six months.

Executive Compensation

Upon such an involuntary termination in connection with a change of control, Dr. Schleifer's outstanding stock options will vest immediately and remain exercisable throughout their original term, which is generally ten years from the date of grant. If aggregate severance payments to Dr. Schleifer in connection with a change of control exceed certain thresholds set forth in the Internal Revenue Code, then we will pay him an additional amount to cover any resulting excise tax obligations, unless the excise taxes could be eliminated by reducing Dr. Schleifer's cash severance payments and benefits under the agreement by less than ten percent, in which case such benefits and payments will be reduced accordingly.

The following table reflects the potential payments to our Chief Executive Officer under his employment agreement upon his termination, effective December 31, 2014, under different scenarios, including following a change of control, as well as upon death or disability. The information in the table below is based on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

Potential Severance Payments under Dr. Schleifer's Employment Agreement

	Cash Severance		Benefits Continuation		Death Benefits[4]	Disability Benefits		Value of Accelerated Stock Options		Cutback/ Gross- up6	Total Amount
Involuntary Termination Following a Change of Control [1]	$9,797,700	[2]	$207,845	[3]	—	—		$74,105,684	[5]	—	$84,111,229
Involuntary Termination	$4,082,375	[7]	$99,026	[8]	—	—		—		—	$4,181,401
Death	—		$99,026	[8]	—	—		—	[9]	—	$99,026
Disability	—		$99,026	[8]	—	$562,380	[10]	—		—	$661,406

1
For purposes of these calculations, (i) we used Dr. Schleifer's 2014 base salary and the bonuses paid to Dr. Schleifer for performance in 2011, 2012, and 2013, respectively; (ii) we assumed that Dr. Schleifer received his bonus that was earned in 2014 and paid in 2015 (described in the Summary Compensation Table on page 59); (iii) we took into consideration, for purposes of determining whether Dr. Schleifer was entitled to receive a gross-up payment under the terms of his employment agreement, the fact that Dr. Schleifer's stock options continue to vest according to their original vesting schedule following a voluntary or involuntary termination (other than in connection with a change of control); (iv) we assumed an 7.7% annual increase in medical premiums, 5% annual increase in dental premiums, and no increase in life insurance premiums for 2015, 2016, and 2017; (v) we assumed that the medical and dental insurance benefits received in 2015, 2016, and 2017 would be taxable and that Dr. Schleifer would be eligible for a tax gross-up for these benefits under the terms of his employment agreement; (vi) although Dr. Schleifer's employment agreement provides for restrictive covenants, including a six-month non-compete obligation, no specific value has been ascribed to these covenants solely for purposes of this calculation; and (vii) although certain payments to Dr. Schleifer would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.
2
Equal to three times the sum of (a) Dr. Schleifer's 2014 base salary and (b) the average bonus paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer's bonuses for performance in 2011, 2012, and 2013.
3
Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for thirty-six months.
4
We maintain $1 million of term life insurance covering Dr. Schleifer payable to his designated beneficiary.
5
Equal to the aggregate amount of the differences between the exercise prices of Dr. Schleifer's accelerated stock options and the closing sales price per share of the Company's common stock on the NASDAQ Global Select Market on December 31, 2014 of $410.25.
6
Under Dr. Schleifer's employment agreement, if payments due in connection with a change of control are subject to excise taxes under Section 280G of the Internal Revenue Code, we will cut back the payments if the excise tax can be eliminated by reducing his cash severance payments and benefits by less than ten percent. Otherwise, we will pay him an additional "gross up" amount so that his after tax benefits are the same as though no excise tax had been applied. We have determined that Dr. Schleifer would not be subject to excise taxes if he had been terminated on December 31, 2014 as a result of a change of control.
7
Equal to 1.25 times the sum of (a) Dr. Schleifer's 2014 base salary and (b) the average bonus paid to Dr. Schleifer for performance in the three completed years prior to the termination date. For purposes of this calculation, we used Dr. Schleifer's bonuses for performance in 2011, 2012, and 2013.
8
Equal to the estimated cost of providing Dr. Schleifer and his dependents medical, dental, and life insurance benefits for eighteen months.
9
As discussed under "Section 4 – Elements of Executive Compensation – Potential Severance Benefits" on page 57, unvested stock options held by any employee (including Dr. Schleifer) become immediately exercisable upon his or her death.
10
Represents 35% of Dr. Schleifer's 2014 salary over a period of eighteen months. We have assumed long-term disability coverage exists pursuant to Dr. Schleifer's employment agreement for the remaining 65% of Dr. Schleifer's salary.

 Executive Compensation

  Change in Control Severance Plan

Each of the Named Officers, other than our Chief Executive Officer, participates in our change in control severance plan that was adopted by the board of directors on January 20, 2006. The purposes of the plan are (i) to help us retain key employees, (ii) to help maintain the focus of such employees on our business and to mitigate the distractions caused by the possibility that we may be the target of an acquisition, and (iii) to provide certain benefits to such employees in the event their employment is terminated (or constructively terminated) after, or in contemplation of, a change in control. On November 14, 2008, the change in control severance plan was amended and restated to bring it into compliance with Section 409A of the Internal Revenue Code.

Under the plan, each participant is entitled to receive a cash severance payment in an amount equal to one, or, in designated cases, including with respect to the Named Officers other than Dr. Schleifer, two, times the sum of the participant's annual base salary and his or her average bonus over the prior three years if, within twenty-four months after or six months before a change in control, either the participant resigns his or her employment for Good Reason (as defined in the plan) or the participant's employment is terminated by the Company for any reason other than Cause (as defined in the plan). This amount will be paid in a lump sum severance payment. A participant so terminated is also entitled to receive a pro rata bonus for the year in which he or she is terminated based on the portion of the year the participant was employed by us. In addition, for either one or two years, as the case may be, plan participants will receive continuation of health care coverage and welfare benefits provided by us, to the extent permitted by our benefit plans, at a cost no greater than what the participant's cost would have been if he or she had continued his or her employment with the Company.

In the event that a plan participant resigns his or her employment for Good Reason (which generally conforms to the definition in Section 409A), or the participant's employment is terminated by the Company for any reason other than Cause, in either case within twenty-four months after or six months before a change in control, then the participant's stock options and other equity awards granted under our long-term incentive plans that would have vested prior to or upon the change in control will become vested on the change in control date, and the exercise period of such equity awards, and other equity awards held by the participant that otherwise would have expired, will be extended to the later of (i) thirty days following the first date after a change in control in which the shares underlying the equity award may be traded, and (ii) the permitted exercise date in the plan or grant assuming the change in control happened immediately prior to the participant's termination. However, in no event will any stock option or other equity award be extended (i) beyond the expiration date of the grant, or (ii) such that the grant will be subject to the additional tax under Section 409A of the Internal Revenue Code.

In the event that a participant would become subject to a "golden parachute" excise tax under Section 4999 of the Internal Revenue Code as a result of severance benefits and payments, the severance benefits and payments owed to the participant shall be reduced to an amount one dollar less than the amount that would subject the participant to the excise tax, unless the total severance benefits/payments net of the excise taxes are greater than the amount that the participant would receive following any such reduction.

The following table shows the potential payments to our Named Officers (other than our Chief Executive Officer), upon their hypothetical termination (other than for Cause) or resignation for Good Reason, in the two years following, or the six months prior to, a change in control. The information in the table below is based on an effective termination or resignation date of December 31, 2014 and on the assumptions set forth in the footnotes to the table; actual values and amounts may differ from those presented below.

Executive Compensation

Potential Payments under Change in Control Severance Plan

	Cash Severance[1]	Benefits Continuation[2]	Value of Accelerated Stock Options/Restricted Stock[3]	Cutback[4]	Total Amount[5]
George D. Yancopoulos, M.D., Ph.D.	$5,562,200	$124,465	$270,217,929	—	$275,904,594
Robert E. Landry	$1,000,000	$124,582	$10,664,310	—	$11,788,892
Neil Stahl, Ph.D.	$1,733,604	$56,662	$28,295,568	—	$30,085,834
Robert J. Terifay	$1,649,831	$56,652	$17,244,388	—	$18,950,871

1
Equal to two times the sum of (a) the Named Officer's 2014 base salary and (b) the average bonus paid to the Named Officer (other than Mr. Landry) over the prior three years. In the case of Mr. Landry (who joined the Company in September 2013), no bonus component has been applied to his severance calculation since he received no annual bonus for performance in 2013.
2
Equal to the estimated cost of providing each Named Officer and his dependents medical, dental, vision, disability, and life insurance coverage for twenty-four months, plus the estimated cost of providing each Named Officer tax and financial planning advisory services for twenty-four months.
3
For stock options, equal to the aggregate amount of the differences between the exercise prices of each Named Officer's accelerated "in-the-money" stock options and the closing sales price per share of the Company's common stock on the NASDAQ Global Select Market on December 31, 2014 of $410.25. The amounts also include the value as of December 31, 2014 of unvested restricted stock.
4
In accordance with the terms of the change in control severance plan, the total amount for Mr. Landry has not been "cut back" as he would be in a more favorable net after-tax position without any such reduction.
5
For purposes of these calculations, (i) we used base salaries as of December 31, 2014 and bonuses paid to the Named Officers (other than Mr. Landry) for performance in 2011, 2012, and 2013, respectively; in the case of Mr. Landry (who joined the Company in September 2013), no bonus component has been applied to his severance calculation since he received no annual bonus for performance in 2013; (ii) we assumed that each Named Officer received his bonus that was earned in 2014 and paid in 2015 (described in the Summary Compensation Table on page 59); (iii) we took into consideration, for purposes of determining whether each Named Officer was subject to a reduction under the terms of the change in control severance plan, the fact that each Named Officer's stock options vest following an involuntary termination without Cause or termination for Good Reason following a change in control (parachute payments for time vesting stock options and restricted stock were valued using Internal Revenue Code Treas. Reg. Section 1.28G-1 Q&A 24(c)); (iv) we assumed an 7.7% annual increase in medical premiums, 5% annual increase in dental premiums, 4% increase in vision premiums, and no increase in disability or life insurance premiums or employer cost of tax and financial planning advisory services for 2015 and 2016; (v) we assumed that the medical insurance benefits received in 2015 and 2016 would be taxable and that the Named Officers would be eligible for a tax gross-up for these benefits under the terms of the change in control severance plan; (vi) although the change in control severance plan provides for restrictive covenants, including a one-year covenant prohibiting the solicitation of company employees, no specific value has been ascribed to these covenants; and (vii) although certain payments to the Named Officers would be subject to potential delays upon separation of service under Section 409A of the Internal Revenue Code, we did not attempt to determine which, if any, payments would be delayed.

 Executive Compensation

Additional Equity Compensation Information

Key Equity Metrics

The following table summarizes some key metrics relating to the equity component of our compensation program:

Key Equity Metrics	2014	2013	2012	Three-Year Average
Burn Rate [1]	3.88%	4.01%	5.40%	4.43%
Overhang [2]	28.27%	21.74%	24.38%	24.80%
Dilution [3]	17.51%	18.12%	18.15%	17.93%

1
Calculated by dividing the number of shares subject to equity awards (time-based vesting and performance-based vesting stock options and restricted stock) granted during the year by the weighted-average number of shares of common stock (including unvested restricted stock) and Class A stock outstanding during the year. A multiplier of 2 is applied to restricted stock awards.
2
Calculated by dividing (a) the sum of (i) the number of shares subject to equity awards (time-based vesting and performance-based vesting stock options and unvested restricted stock) outstanding at the end of the year and (ii) the number of shares available for future grants at the end of the year, by (b) the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards outstanding at the end of the year.
3
Calculated by dividing the number of shares subject to equity awards (time-based vesting and performance-based vesting stock options and unvested restricted stock) outstanding at the end of the year by the sum of (i) the number of shares of common stock and Class A stock outstanding at the end of the year and (ii) the shares subject to equity awards outstanding at the end of the year.

Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2014.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders[1]	21,506,260 shares of common stock	$158.54	13,558,022 shares of common stock[3]
Equity compensation plans not approved by security holders[2]	–	$–	44,246 shares of Class A stock
Total	21,506,260 shares of common stock	$158.54	13,602,268 shares of common stock and Class A stock

1
The equity compensation plans approved by the security holders are the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan and the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan. The Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan is the only plan currently used by the Company to grant equity awards.
2
The equity compensation plan not approved by security holders is the Executive Stock Purchase Plan, which is described in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2014 included in the 2014 Annual Report.

3
Gives effect to 546,060 outstanding shares of restricted stock. As these shares are considered issued and outstanding upon grant, they are not included in the amounts reported in column (a).

Executive Compensation

Corporate Governance Aspects of the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan

The Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (referred to in this subsection as the "Plan") is the only plan currently used by the Company to grant equity awards. It has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and non-employee directors, on the one hand, and shareholders' interests, on the other hand. These provisions include:

Provision	Description
No Discounted Stock Options	Stock options are not granted with an exercise price less than the fair market value of common stock (as defined in the Plan) on the date of grant.
No Stock Option Re-pricing or Exchange	Except for equitable adjustments in connection with specific corporate transactions (such as stock splits, recapitalizations, reorganizations, mergers, consolidations, and similar transactions), the Plan does not permit a decrease in the exercise price of a stock option granted under the Plan through settlement, cancellation, forfeiture, exchange, surrender, or otherwise below the fair market value of common stock (as defined in the Plan) on the date of grant.
Minimum Vesting Requirements	If the vesting condition for any equity award (other than an option or a stock appreciation right) made to an employee is based solely upon continued employment, the regular vesting may not be more favorable to the employee than in equal annual increments over 36 months.

If the vesting condition for any equity award (other than an option or a stock appreciation right) made to an employee is based upon the attainment of specified performance measures, the regular performance vesting period may not be less than one year.

The Compensation Committee's discretion to deviate from the minimum vesting requirements described above is limited to accelerated vesting upon a change of control or upon a termination of the employee's employment and with respect to grants not in excess of 1,000,000 shares in the aggregate under the Plan.

Recoupment Policy	Awards granted to our officers and other specified employees under the Plan are subject to recoupment or reduction in accordance with the terms of our policy regarding recoupment or reduction of incentive compensation.
Independent Administration	The Plan is administered by the Compensation Committee, which is intended to be comprised solely of non-employee directors each of whom meets the additional independence criteria applicable to compensation committee members under the listing standards of The NASDAQ Stock Market LLC, qualifies as a "Non-Employee Director" pursuant to Rule 16b-3 under the Exchange Act, and meets the requirements for an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.
No "Evergreen" Provision	The Plan does not contain an "evergreen" feature pursuant to which the shares authorized for issuance thereunder can be automatically replenished.
No Tax Gross-ups	The Plan does not provide for any tax gross-ups.

 Executive Compensation

Proposal No. 3:  Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

Introduction

On [•], 2015, the board of directors, upon recommendation by the Compensation Committee, approved and adopted, subject to approval by shareholders at the Annual Meeting, the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan (referred to in this section as the "Plan") which, if approved, may be utilized to govern the award and payment of certain cash bonuses to our executive officers and other employees. The board directed that the Plan be submitted to shareholders for approval for the purpose of allowing payments under the Plan to qualify for full deductibility by Regeneron for federal income tax purposes.

The Plan would permit the payment of bonuses that may qualify as "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The board believes that it is in the best interests of Regeneron and its shareholders to have a shareholder-approved plan under which bonuses paid to our executive officers can be fully deductible by Regeneron for federal income tax purposes. Accordingly, the Plan is structured in a manner such that awards granted under it can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m). In general, Section 162(m) disallows deductions for publicly-held corporations with respect to compensation in excess of $1 million paid to the chief executive officer and the corporation's other named executive officers (other than the chief financial officer) unless such compensation qualifies as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by shareholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the Plan during a specified period. Each of these aspects is discussed below, and shareholder approval of this Proposal No. 3 constitutes approval of each of these aspects of the Plan for purposes of the shareholder approval requirements of Section 162(m).

If the Plan is approved by shareholders, the Compensation Committee will consider it for implementation for annual cash bonuses (and potentially other bonuses) of the Named Officers for performance in 2016 and thereafter. If the required shareholder approval is not obtained, the Plan will be not be used by Regeneron.

Material Terms of the Plan

The following description of the material terms of the Plan is qualified in its entirety by the terms of the Plan, which is attached as Appendix B to this proxy statement.

Purposes of the Plan.    The purposes of the Plan are to reinforce corporate, organizational, and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to directly tie a portion of participant compensation to the performance of the Company; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievement. To this end, the Plan provides for the granting of performance awards to employees of the Company and its subsidiaries (including employees who are also executive officers and directors) who the Compensation Committee determines to possess a capacity for contributing in substantial measure to the successful performance of the Company.

Administration.    The Plan will generally be administered by the Compensation Committee of the board of directors (referred to below in this section as the "Committee") comprised solely of non-employee directors who are "outside directors" within the meaning of Section 162(m). The Committee will, consistent with the terms of the Plan, (i) select the employees who participate in the Plan, (ii) grant all awards under the Plan, (iii) determine the duration of the performance period applicable to any award, (iv) determine the terms and conditions, including the performance goals, of such awards (which need not be identical), (v) certify whether the performance goals have been attained, (vi) make adjustments in the performance goals in recognition of unusual or non-recurring events that affect the Company or the financial statements of the Company, or in response to certain changes in applicable laws, regulations or accounting principles, (vii) construe and interpret the Plan and awards thereunder, (viii) make rules and regulations in connection with the administration and operation of the Plan, and (ix) make all other determinations necessary or desirable in administering the Plan. The Committee may delegate various functions to a subcommittee or certain company officers to the extent such delegation is not inconsistent with Section 162(m).

Eligibility.    The Committee, in its sole discretion, will determine which employees will be eligible to receive awards under the Plan and what the terms of those awards will be, consistent with the terms of the Plan. All of the employees of the Company and its subsidiaries (approximately 2,930 individuals as of December 31, 2014) are eligible for participation in the Plan.

Proposal No. 3: Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

However, because no determination has yet been made concerning which employees will receive awards (if any) under the Plan or what their terms will be, the benefits to be provided under the Plan cannot be determined at this time. Non-employee directors will not be eligible to participate in the Plan.

Effectiveness.    The Plan may be used for awards granted after the Plan is approved by our shareholders. It will not apply to annual bonuses granted for our performance in 2015, and is expected (but not required) to be used for bonuses granted for performance periods beginning on or after January 1, 2016.

Performance Period.    The Committee may establish the performance period for any award as the fiscal year of the Company or such other period as the Committee may determine, subject to compliance with the requirements of Section 162(m) to the extent an award is intended to constitute qualified performance-based compensation for purposes of that section. No employee will be granted more than one award applicable to any single fiscal year of the Company; however, to the extent the performance period under an award exceeds one year, any participant may be subject to multiple awards at any time (where, for example, awards with three-year performance periods are granted in consecutive years). The maximum payout that an individual participant may receive with respect to awards granted in any fiscal year shall not exceed $10,000,000.

Performance Goals.    The Committee will establish the performance goals that must be met during a performance period as a condition of receipt of awards under the Plan. Under the Plan, the performance goals which can be applied to awards are:

•
total shareholder return

•
return on equity

•
return on invested capital

•
cash flows

•
earnings per share of common stock

•
net income (before or after taxes)

•
earnings before interest, taxes, depreciation, and amortization (or earnings before interest, taxes and depreciation)

•
revenues (or specified revenues, such as collaboration or licensing revenues)

•
return on assets

•
market share

•
cost reduction goals

•
the initiation or completion of clinical trials
•
the achievement of certain target levels of discovery and/or development of products, including, without limitation, the regulatory progress and approval of new products

•
the achievement of certain target levels of sales of products or licensing in or out of new products or product candidates

•
the achievement of certain research and development objectives

•
the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions

•
any combination of, or a specified increase in, any of the foregoing

•
such other criteria as the shareholders of the Company may approve

These performance goals may be set based on financial measures calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and/or non-GAAP financial measures, and may be applied either individually, alternatively, or in any combination, either to the Company as a whole or to a defined business unit or function. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more measures described above on an absolute basis or relative to a pre-established target, to prior years' results or to the performance of a designated comparison group, measured either annually, cumulatively over a period of years or for such other period as the Committee may determine. To the extent permitted under Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may adjust, modify or amend the aforementioned business criteria. Without limiting the foregoing, the Committee may provide that any evaluation of performance shall include or exclude any of the following: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or unfrequently occurring items identified in the Company's audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges. The Committee may also designate a performance goal, the attainment of which will govern the maximum amount a participant may earn under the Plan for a performance period, and then utilize the performance goals set forth above (or such additional or different criteria as it many determine) to determine whether and to what extent it will use negative discretion to reduce such maximum amount, consistent, where applicable, with the requirements of Section 162(m). To the extent an award is intended to constitute qualified performance-based compensation for purposes of Section 162(m), no amount shall be paid under any award subject to such criteria,

 Proposal No. 3: Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

attainment of such except only after the performance measures has been certified by the Committee. To the extent an award is not intended to constitute qualified performance-based compensation for purposes of Section 162(m), additional or different performance criteria may be utilized, and there shall be no requirement to comply with the other requirements imposed on qualified performance-based compensation under Section 162(m).

The shareholders of the Company are being asked to approve these goals as part of the Plan, so that the Company will have the ability to make awards under the Plan subject to the attainment of performance goals and so be eligible to qualify as performance-based compensation not subject to the $1 million limit on deductible compensation that might otherwise apply by operation of Section 162(m). Whether or not the Plan is approved, the Company may choose to grant compensation that does not qualify as performance-based compensation for purposes of Section 162(m). In addition, there is no guarantee that awards intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed as so qualifying by the Internal Revenue Service.

Awards.    Awards may be expressed as a dollar amount or as a percentage of the participant's "annual base salary." For any year, "annual base salary" means: (i) with respect to any executive officer, the annual rate of base salary of such executive officer in effect as of the first day of the applicable performance period (or, if an executive officer was not employed as of the first day of the applicable performance period, the annual rate of base salary in effect as of such executive officer's first day of employment); and (ii) with respect to any other participant, unless otherwise determined by the Company, the annualized base salary paid to such participant in respect of the applicable performance period. Unless otherwise provided by the Committee in connection with specified terminations of employment (or in a separate agreement with a participant), or upon the occurrence of a "Change in Control" (as defined in the Regeneron Pharmaceuticals, Inc. Change in Control Severance Plan, as amended from time to time), awards eligible to qualify as performance-based compensation will be paid only if and to the extent the performance goals established for the applicable performance period have been attained. Awards will be paid to participants, in cash, within a reasonable period of time (but in any event within 2 1/2 months) following the end of the period to which the awards relate. With respect to participants who are covered employees under Section 162(m), unless otherwise determined by the Committee (or as provided in a separate agreement with a participant), payment will be made only after achievement of the applicable performance goals has been certified by the Committee.

Authority in Connection with a Change in Control.    In connection with the occurrence of a "Change in Control" (as defined in the Regeneron Pharmaceuticals, Inc. Change in

Control Severance Plan, as amended from time to time), the Committee will have the full discretion and authority to waive and/or modify some or all conditions for the payment of awards under the Plan and to provide for such additional or different treatment of awards under the Plan (which will not be required to be consistent as between different awards) as it determines to be necessary or appropriate.

Amendment, Suspension, and Termination.    The Plan may be amended, suspended, or terminated at any time by the board of directors or the Committee; however, no amendment that requires shareholder approval in order for the Plan to comply with Section 162(m) will be effective unless the amendment is so approved, and no amendment may adversely affect any rights of a participant under an outstanding award without the participant's consent.

Recoupment.    Awards granted under the Plan will be subject to recoupment or reduction in accordance with the terms of our policy regarding recoupment or reduction of incentive compensation.

Term.    Unless extended pursuant to a vote of the Company's shareholders, the Plan will terminate at the end of the 2020 fiscal year, but payment with respect to all awards granted under the Plan before that time will be paid out in accordance with their terms.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the awards under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Under present federal income tax law, a Plan participant will generally be taxed at ordinary income rates on an award in the year in which cash payment under the award, if any, is received. Generally, and subject to Section 162(m), the Company will receive a federal income tax deduction on the amount of income recognized by the participants, and at the same time such income is recognized by participants.

Miscellaneous

The Plan is not exclusive and does not limit the authority of the board of directors or its committees to grant awards or authorize any other compensation, whether or not deductible under Section 162(m), under any other plan or authority.

The board of directors unanimously recommends a vote FOR approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan.

Proposal No. 3: Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

Proposal No. 4:  Approval of an Amendment to the Company's Certificate of Incorporation
                            to Increase the Number of Authorized Shares of Capital Stock and Common Stock

On January 23, 2015, the board of directors approved an amendment of the Company's certificate of incorporation, subject to shareholder authorization. The proposed amendment would increase the number of authorized shares of capital stock of the Company from 230,000,000 to 390,000,000 shares and the number of authorized shares of common stock of the Company, par value $0.001 per share (referred to in this section as "common stock"), from 160,000,000 to 320,000,000 shares. The proposed amendment would not affect the 40,000,000 authorized shares of Class A Stock, par value $0.001 per share (referred to in this section as "Class A Stock"), or the 30,000,000 authorized shares of Preferred Stock, par value $0.01 per share (referred to in this section as "Preferred Stock"). The additional 160,000,000 shares of common stock would be a part of the existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding.

Of the 160,000,000 currently authorized shares of common stock, as of December 31, 2014, 100,457,422 shares of common stock were outstanding and of the remaining authorized shares:

•
2,015,502 shares of common stock were required to be reserved for issuance relating to the conversion of Regeneron's outstanding 1.875% convertible senior notes due October 1, 2016;

•
3,337,535 shares of common stock were required to be reserved for issuance relating to the exercise of Regeneron's outstanding warrants (after giving effect to a reduction in the number of warrants outstanding for which a legally binding obligation existed as of December 31, 2014);

•
1,973,368 shares of common stock were required to be reserved for the conversion of outstanding shares of Class A Stock; and

•
options to purchase 21,506,260 shares of common stock were outstanding under the Regeneron Pharmaceuticals, Inc. Second Amended and Restated 2000 Long-Term Incentive Plan and the Regeneron Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan.

Accordingly, as of December 31, 2014, 30,709,913 shares of common stock were available for issuance.

The most recent increase in the number of authorized shares of common stock (from 60,000,000 to 160,000,000) was approved by Regeneron shareholders in December 2001. Given prior utilization of authorized shares and the time elapsed since the most recent increase, the board of directors believes it prudent to implement this increase primarily to give the Company appropriate flexibility to issue shares for future corporate needs. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans, or for other corporate purposes. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the board of directors from taking any appropriate actions not inconsistent with its fiduciary duties.

If the proposed amendment is adopted by the shareholders, the additional shares of common stock would be issuable at any time and from time to time, by action of the board of directors without further authorization from shareholders, except as otherwise required by applicable law or rules and regulations to which we may be subject, to such persons and for such consideration (but not less than the par value thereof) as the board of directors determines. Holders of common stock have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. Issuance of additional common stock, directly or upon conversion of Preferred Stock or exercise of warrants or options, would have a dilutive effect on the voting power of the outstanding common stock. Depending upon the number of shares of common stock issued and the relationship thereof to the book value of the common stock, it is possible that the issuance of shares of common stock, either directly or upon conversion of any of the Preferred Stock or exercise of warrants or options, could have a dilutive effect on our shareholders' equity. The proposed increase in the number of authorized shares of common stock is not intended to inhibit a change of control of Regeneron. However, the availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of Regeneron. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of Regeneron.

The amendment would amend the first paragraph of Article IV of the Company's certificate of incorporation to read in its entirety as follows:

Article IV. STOCK. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is three hundred and ninety million (390,000,000) shares, consisting of (a) 320,000,000

 Proposal No. 4: Approval of an Amendment to the Company's Certificate of Incorporation

shares of common stock, par value $0.001 per share ("Common Stock"); (b) 40,000,000 shares of Class A Stock, par value $0.001 per share ("Class A Stock"; Common Stock and Class A Stock are referred to herein, collectively, as the "Common Shares"); and (c) 30,000,000 shares of preferred stock, par value $0.01 per share.

The remaining text of Article IV of the Company's certificate of incorporation would remain unchanged.

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company's certificate of incorporation, in the form attached as Appendix C to this proxy statement, with the Secretary of State of the State of New York. The adoption of this amendment requires the affirmative vote of a majority of all outstanding shares of the Company's capital stock entitled to vote thereon.

The board of directors unanimously recommends a vote FOR approval of the amendment to the Company's certificate of incorporation.

Proposal No. 4: Approval of an Amendment to the Company's Certificate of Incorporation

Proposal No. 5:  Nonbinding Shareholder Proposal Relating to Proxy Access

The Company has been notified that the Comptroller of the City of New York, One Centre Street, Room 629, New York, New York 10007, as custodian and a trustee of the New York City Employees' Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers' Retirement System, and the New York City Police Pension Fund and as custodian of the New York City Board of Education Retirement System, intends to present the following proposal for consideration at the Annual Meeting. The Comptroller has submitted documentation on behalf of each shareholder proponent indicating that the proponents collectively beneficially own 132,784 shares of the Company's common stock. The Comptroller's proposal was co-sponsored by the Illinois State Board of Investment, which submitted documentation indicating that the co-proponent beneficially owned 3,271 shares of the Company's common stock.

The proposal and the proponents' supporting statement appear below. The text and information provided by the proponents have not been endorsed or verified by Regeneron. If this shareholder proposal is not properly presented at the Annual Meeting, it will not be considered or voted on at the Annual Meeting.

The board of directors opposes adoption of the proposal and asks shareholders to review the board's response, which follows the proposal and the proponents' supporting statement.

The board of directors unanimously recommends a vote AGAINST this shareholder proposal.

Shareholder Proposal Relating to Proxy Access

RESOLVED: Shareholders of Regeneron Pharmaceuticals, Inc. (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)
have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;
b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

  SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•
Would "benefit both the markets and corporate boardrooms, with little cost or disruption."

•
Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

 Proposal No. 5: Nonbinding Shareholder Proposal Relating to Proxy Access

Management's Statement in Opposition

We believe that the need for "proxy access" should be evaluated in the context of Regeneron's overall corporate governance. Given Regeneron's existing governance structure, we believe that the proposed proxy access regime is unnecessary and would reduce the effectiveness of the board. After careful consideration, the board of directors unanimously recommends that shareholders vote AGAINST this shareholder proposal. The reasons for the board's recommendation include the following:

•
Regeneron's robust governance structure.  Regeneron's existing governance structure is robust and provides shareholders a meaningful opportunity regarding the nomination and election of directors. This includes:

o
Shareholders have the ability to recommend director candidates to the Corporate Governance and Compliance Committee. Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by Regeneron's directors, officers, third-party search firms, or other sources in accordance with Regeneron's Guidelines Regarding Director Nominations.

o
The Corporate Governance and Compliance Committee (which oversees the director nomination process) is comprised solely of independent directors who owe fiduciary duties to act in the best interests of all shareholders. We believe the Corporate Governance and Compliance Committee is in the best position to review and recommend director nominees who have the skills and qualifications to enhance the effectiveness of the board, are free from conflicts of interest, and will represent the interests of all shareholders and not just those with special interests.

o
Directors who fail to receive majority support must tender their resignation in accordance with Regeneron's director resignation policy.

o
Shareholders have the right call a special shareholder meeting upon the written request of at least 25% of the total number of votes entitled to be cast by shareholders.
•
Absence of adequate safeguards and potential for abuse.  A proxy access right without sufficient safeguards poses significant risk that a shareholder, or a small group of shareholders, could threaten to use the nomination process to pressure a company to take action that is not in the best interest of all shareholders or to nominate candidates with interests that are short-term or not aligned with those of all shareholders. Our board of directors is committed to maximizing long-term shareholder value. The election of a shareholder nominee, particularly one representing a narrow interest, risks disrupting the board and preventing the board from effectively promoting the long-term interests of shareholders. Regeneron's extraordinary accomplishments have grown out of its consistent application of a successful strategy for long-term value creation, and disruption of the board's functioning could disrupt the ongoing pursuit of this successful strategy and put shareholder value at risk.

•
Potential for decrease of effectiveness of existing corporate governance framework.  Proxy access could harm Regeneron, the board, and shareholders by significantly disrupting Regeneron and board operations. In particular:

o
Contested director elections could become routine, thereby politicizing the board election process, and Regeneron's management and directors may be required to divert their time from managing and overseeing Company business to supporting board director nominees.

o
The election of shareholder-nominated directors could create factions on the board, leading to dissension and thereby precluding the board's ability to function effectively.

o
The prospect of routinely standing for election in a contested situation may deter highly qualified individuals from service on the board, and may also cause incumbent directors to become excessively risk averse, thereby impairing their ability to provide sound and prudent guidance with respect to Regeneron's operations and interests.

The board of directors unanimously recommends a vote AGAINST this shareholder proposal.

Proposal No. 5: Nonbinding Shareholder Proposal Relating to Proxy Access

Other Matters

When are shareholder proposals due for the 2016 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2016 Annual Meeting of Shareholders must submit the proposal in writing and it must be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by [•], 2015, and must satisfy the other conditions established by the SEC, in order for such proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

Under our By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2016 Annual Meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the meeting; provided that if less than 70 days' notice or public disclosure of the date of the 2016 Annual Meeting is given or made to shareholders, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the annual meeting was first mailed or such public disclosure of the annual meeting was made, whichever first occurs. The notice must contain certain information as specified in our By-Laws. Assuming our 2016 Annual Meeting is held on June 10, 2016 in accordance with the Company's past practice, and at least 70 days' notice or prior public disclosure of the date of the 2016 Annual Meeting is given or made to shareholders, notice of such proposals would need to be given no earlier than March 12, 2016 and no later than April 11, 2016. Any proposal received outside of such dates will not be considered "timely" under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

What happens if multiple shareholders share an address?

Applicable rules permit brokerage firms and the Company to send one Notice of Internet Availability of Proxy Materials (or one annual report, proxy statement, and Notice of Internet Availability of Proxy Materials in the case of shareholders who have elected to receive paper copies of our proxy materials) to multiple shareholders who share the same address under certain circumstances. This practice is known as "householding." We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in "street name" and intend to deliver only one copy of the applicable proxy materials to multiple shareholders sharing the same address. If you wish to receive separate copies of the proxy statement for the 2015 Annual Meeting, the 2014 Annual Report, or the Notice of Internet Availability of Proxy Materials, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-847-7000, and these materials will be promptly delivered to you. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, except as set forth in this proxy statement. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely submitted proxies will be voted on any such matter in accordance with the judgment of the persons named as proxies in the enclosed proxy card. Discretionary authority for them to do so is contained in the enclosed proxy card.

Who will pay the costs related to this proxy statement and the Annual Meeting?

The solicitation of proxies is being made on behalf of the Company and we will bear the costs of the solicitation. We will be responsible for paying for all expenses to prepare, print, and mail the proxy materials to shareholders. In accordance with the regulations of the SEC, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails and the Internet, certain of our officers, directors, and employees may solicit the return of proxies by telephone, email or personal interviews.

 Other Matters

How can you receive a printed copy of the Company's 2014 Annual Report?

Interested shareholders may obtain without charge a copy of our 2014 Annual Report (without exhibits), which includes our audited financial statements for the fiscal year ended December 31, 2014, required to be filed with the SEC, by making a written request to Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Investor Relations, or by calling our Investor Relations Department at (914) 847-7000.

How do you elect to receive future proxy materials electronically?

If you previously requested to receive proxy materials through the mail, or by means of an e-mail with links to the proxy materials and the proxy voting website, your election will remain in effect until you revoke it. Shareholders currently receiving paper copies of our proxy materials, and shareholders who received a paper copy of the Notice of Internet Availability of Proxy Materials, may instead elect to receive all future proxy materials electronically through an e-mail with a link to these documents on the Internet. Receiving these documents online conserves resources, saves the Company the cost of producing and mailing documents to your home or business, and gives you an automatic link to the proxy voting site.

If your shares are registered in your name or you hold shares in the Company Stock Fund in the Company's 401(k) Savings Plan, to enroll in the electronic delivery service, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. If your shares are not registered in your name, to enroll in the electronic delivery service, check the information provided to you by your bank or broker, or contact your bank or broker for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Other Matters

Appendix A:  Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

This proxy statement contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. ("we," "us," and "our"), and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of our products, product candidates, and research and clinical programs now underway or planned, including without limitation Regeneron's human genetics initiative; unforeseen safety issues resulting from the administration of products and product candidates in patients, including serious complications or side effects in connection with the use of our product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of our late-stage product candidates and new indications for marketed products, including without limitation EYLEA®, PRALUENTTM (alirocumab), sarilumab, and dupilumab; ongoing regulatory obligations and oversight impacting our research and clinical programs and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize our products and product candidates; competing drugs and product candidates that may be superior to our products and product candidates; uncertainty of market acceptance and commercial success of our products and product candidates; our ability to manufacture and manage supply chains for multiple products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare and Medicaid; unanticipated expenses; the costs of developing, producing, and selling products; our ability to meet any of our sales or other financial projections or guidance, including without limitation capital expenditures and income tax obligations, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including our agreements with Sanofi and Bayer HealthCare LLC, to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto. These statements are made based on management's current beliefs and judgment, and the reader is cautioned not to rely on any such statements.

In evaluating such statements, shareholders and potential investors should specifically consider the various factors identified under Part I, Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission on February 12, 2015, which could cause actual events and results to differ materially from those indicated by such forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

This proxy statement uses non-GAAP net income, which is a financial measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). We believe that the presentation of this non-GAAP measure is useful to investors because it excludes (i) non-cash share-based compensation expense, which fluctuates from period to period based on factors that are not within the Company's control, such as the Company's stock price on the dates share-based grants are issued; (ii) the incremental charge recorded in the third quarter of 2014 related to the issuance of the final IRS regulations that provide guidance on the annual fee imposed by the Patient Protection and Affordable Care Act (the final IRS regulations differed from the temporary regulations issued in 2011 which resulted in the recognition of a catch-up adjustment); (iii) non-cash interest expense related to the Company's convertible senior notes since this is not deemed useful in evaluating the Company's operating performance; (iv) loss on extinguishment of debt, since this non-cash charge is based on factors that are not within the Company's control; and (v) income tax expense, which was principally a non-cash expense, due primarily to the utilization of net operating loss and tax credit carry-forwards and deductions related to employee stock option exercises. Management uses this non-GAAP measure for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. However, there are limitations in the use of this and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, our non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by us should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of our GAAP to non-GAAP results is included below.

A-1

 Appendix A Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited)
(In thousands)

	Year ended December 31,

	2014	2013
GAAP net income	$348,074	$424,362
Adjustments:
R&D: Non-cash share-based compensation expense	184,347	116,520
SG&A: Non-cash share-based compensation expense	120,203	79,966
SG&A: Branded Prescription Drug Fee incremental charge	40,600	—
COGS: Non-cash share-based compensation expense	2,688	1,913
Interest expense: Non-cash interest related to convertible senior notes	17,821	22,980
Other expense: Loss on extinguishment of debt	33,469	—
Income tax expense	427,673	288,998

Non-GAAP net income	$1,174,875	$934,739

A-2

Appendix A Note Regarding Forward-Looking Statements and Non-GAAP Financial Measures

Appendix B:  Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

The purposes of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan (this "Plan") are to reinforce corporate, organizational and business development goals; to promote the achievement of year-to-year and long-term financial and other business objectives; to directly tie a portion of participants' compensation to the performance of the Company (as defined below); and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

Section 1.    Definitions.    The following terms, as used herein, shall have the following meanings:

1.1     "Annual Base Salary" shall mean: (i) with respect to any Executive Officer, the annual rate of base salary of such Executive Officer in effect as of the first day of any Performance Period (or, if an Executive Officer was not employed as of the first day of a Performance Period, the annual rate of base salary in effect as of such Executive Officer's first day of employment); and (ii) with respect to any other Participant, unless otherwise determined by the Company, the annualized base salary paid to such Participant in respect of any Performance Period.

1.2    "Award" shall mean non-equity incentive compensation award, granted pursuant to this Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

1.3    "Award Agreement" shall mean any written agreement, contract, notice or other instrument or document evidencing an Award.

1.4    "Board" shall mean the Board of Directors of the Company.

1.5    "CIC Plan" shall mean the Regeneron Pharmaceuticals, Inc. Change in Control Severance Plan, as amended from time to time.

1.6   "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.7    "Committee" shall mean the Compensation Committee of the Board. Notwithstanding anything herein to the contrary, with respect to any actions taken with respect to an Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" as defined under Section 162(m) of the Code, the Committee shall consist solely of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code.

1.8   "Company" shall mean Regeneron Pharmaceuticals, Inc.

1.9   "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

1.10  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.11    "Executive Officer" shall mean an "executive officer" of the Company within the meaning of the Exchange Act.

1.12   "GAAP Measures" shall mean financial measures calculated in accordance with U.S. Generally Accepted Accounting Principles.

1.13  "Non-GAAP Measures" shall mean financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles.

1.14  "Participant" shall mean an officer or other employee of the Company or a subsidiary who is, pursuant to Section 4 of this Plan, selected to participate herein.

1.15   "Performance Goal" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Goals may include one or more of the following: (1) total shareholder return; (2) return on equity; (3) return on invested capital; (4) cash flows; (5) earnings per share of Company stock; (6) net income (before or after taxes); (7) earnings before interest, taxes, depreciation and amortization (or earnings before interest, taxes and depreciation); (8) revenues (or specified revenues, such as licensing revenues); (9) return on assets; (10) market share; (11) cost reduction goals; (12) the initiation or completion of clinical trials; (13) the achievement of certain target levels of discovery and/or development of products, including, without limitation, the regulatory progress and approval of new products; (14) the achievement of certain target levels of sales of new products or licensing in or out of new products or product candidates; (15) the achievement of certain research and development objectives; (16) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; (17) any combination of, or a specified increase in, any of the foregoing; and (18) such other criteria as the shareholders of the Company may approve. These performance goals may be set based on GAAP Measures and/or Non-GAAP Measures, and may be applied either individually, alternatively, or in any combination, either to the Company as a whole or to a defined business unit or function. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more measures described above on an absolute basis or relative to a pre-established target, to prior years' results or to

 Appendix B Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

the performance of a designated comparison group, measured either annually, cumulatively over a period of years or for such other period as the Committee may determine. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may adjust, modify or amend the aforementioned business criteria. Without limiting the foregoing, the Committee may provide that any evaluation of performance shall include or exclude any of the following: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or unfrequently occurring items identified in the Company's audited financial statements, including footnotes; (7) annual incentive payments or other bonuses; or (8) capital charges. The Committee may also designate a Performance Goal, the attainment of which will govern the maximum amount a Participant may earn under this Plan for a Performance Period, and then utilize the Performance Goals (or such additional or different criteria as it many determine) to determine whether and to what extent it will use "negative discretion" to reduce such maximum amount, consistent, where applicable, with the requirements of Section 162(m) of the Code. To the extent an Award is intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, no amount shall be paid under any Award subject to such criteria, except only after the attainment of such performance measures has been certified by the Committee. To the extent an Award is not intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the Code, additional or different performance criteria may be utilized and there shall be no requirement to comply with the other requirements imposed on qualified performance-based compensation under Section 162(m) of the Code.

1.16  "Performance Period" shall mean, in respect of any Award, the Company's fiscal year or such other period as the Committee may determine, subject to compliance with the requirements of Section 162(m) of the Code to the extent an Award is intended to constitute qualified performance-based compensation for purposes of such section.

Section 2.    Administration.

This Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with, the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the duration of the Performance

Period applicable to any Award; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to certify whether the Performance Goals have been attained; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret this Plan and any Award; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforementioned may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, each Participant (or any person claiming any rights under this Plan from or through any Participant) and any shareholder. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder. Notwithstanding anything in this Plan to the contrary, to the extent consistent with Section 162(m) of the Code, the Committee may delegate the responsibility for administering this Plan to a subcommittee or an officer of the Company, subject to such limitations as the Committee deems appropriate. All references in this Plan to the "Committee" shall be, as applicable, to the Committee or any other committee or officer to whom the Committee has delegated authority to administer this Plan.

Section 3.    Eligibility.    Awards may be granted to officers and other employees of the Company and its subsidiaries in the sole discretion of the Committee.

Section 4.    Terms of Awards.

4.1    Awards granted pursuant to this Plan may be (but are not required to be) evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

4.2   The Committee shall specify with respect to a Performance Period the Performance Goals applicable to each Award

Appendix B Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

and minimum, target and maximum levels applicable to each Performance Goal. Awards for any Performance Period may be expressed as a dollar amount or as a percentage of the Participant's Annual Base Salary. Unless otherwise provided by the Committee in connection with specified terminations of employment of Participants (which provisions shall be made in accordance with the provisions of Section 162(m) of the Code in the case of Covered Employees) or as otherwise provided in an employment or similar agreement between the Company and a Participant, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Performance Period have been attained. Performance Goals applicable to a Performance Period (and any exclusions) shall be established by the Committee no later than the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of the selected Performance Goals for the Performance Period shall in any case be substantially uncertain at the time of establishment.

4.3   To the extent the Performance Period under an Award exceeds one year, any Participant may be subject to multiple Awards at any time (where, for example, Awards with three-year Performance Periods are granted in consecutive years). In any event, the maximum payout that an individual Participant may receive with respect to Awards granted in any fiscal year shall not exceed $10,000,000.

4.4   Unless otherwise determined by the Committee, all payments with respect of Awards granted under this Plan shall be made, in cash, within a reasonable period (but in any event within 2 1/2 months) after the end of the Performance Period. In the case of Participants who are Covered Employees, such payments shall be made only after achievement of the Performance Goals has been certified by the Committee.

Section 5.    General Provisions.

5.1    Compliance with Legal Requirements.    This Plan and the granting and payment of Awards, and the other obligations of the Company under this Plan and any Award Agreement or other agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

5.2    Authority in Connection with a Change in Control.    Without limiting any provision hereof, in connection with the occurrence of a Change in Control (as defined in the CIC Plan), the Committee shall have the full discretion and authority to waive and/or modify some or all conditions for the payment of Awards hereunder and to provide for such additional or different treatment of Awards hereunder (which shall not be required to be consistent as between different Awards), in each case, as it determines to be necessary or appropriate. The provisions of this Plan shall not be deemed to amend or modify any provision of the CIC Plan.

5.3    Non-Transferability.    Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

5.4    No Right To Continued Employment.    Nothing in this Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in this Plan or an Award Agreement (if applicable) or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

5.5    Withholding Taxes.    The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

5.6    Amendment, Termination and Duration of this Plan.    The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate this Plan in whole or in part; provided that no amendment that requires shareholder approval in order for this Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under this Plan. No Awards may be granted under this Plan after 2020; provided that all payments with respect to Awards previously granted under this Plan shall be paid out pursuant to the terms of this Plan.

5.7    Participant Rights.    No Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment for Participants. Awards under this Plan shall be subject to any applicable policies of the Company, including without limitation any policies relating to the recoupment of compensation upon a restatement of financial results.

5.8    Unfunded Status of Awards.    This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.9    Governing Laws.    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

5.10    Effective Date.    This Plan shall take effect upon its adoption by the Board; provided that this Plan shall be subject

 Appendix B Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, this Plan (and any Awards made pursuant to this Plan with respect to the 2015 fiscal year or thereafter) shall be null and void.

5.11    Beneficiary.    A Participant may file with the Committee or its designee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

5.12    Interpretation.    With respect to an Award granted to a Covered Employee that is intended to qualify as "performance-

based compensation" as defined under Section 162(m) of the Code, this Plan shall be administered and construed in accordance with such intention. In addition, Awards made to a Participant under this Plan shall be written, administered and construed in a manner intended to avoid the imposition of the additional tax under Section 409A of the Code.

5.13    Applicability of Company Policy.    By accepting an Award under this Plan, each Participant agrees that the terms and conditions of the Company's Policy Regarding Recoupment or Reduction of Incentive Compensation for Compliance Violations, as in effect from time to time, shall apply to such Participant's Award(s) under this Plan.

Appendix B Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan

Appendix C:  Certificate of Amendment of the Certificate of Incorporation of Regeneron Pharmaceuticals, Inc.

Under Section 805 of the Business Corporation Law

The undersigned, being the Senior Vice President, General Counsel and Secretary of Regeneron Pharmaceuticals, Inc. (the "Corporation"), hereby certifies that:

1.      The name of the Corporation is Regeneron Pharmaceuticals, Inc.

2.     The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on January 11, 1988.

3.     The first paragraph of Article IV of the Corporation's Certificate of Incorporation, relating to the aggregate number of shares of capital stock which the Corporation shall have the authority to issue, is amended so as to increase the number of authorized shares of all classes of capital stock of the Corporation from two hundred and thirty million (230,000,000) shares to three hundred and ninety million (390,000,000) shares and by increasing the number of authorized shares of common stock, par value $0.001 per share, from one hundred and sixty million (160,000,000) shares to three hundred and twenty million (320,000,000) shares. No changes are being made to the number of the Corporation's shares of authorized Class A Stock, par value $0.001 per share, or authorized preferred stock, par value $0.01 per share.

4.     To effect the foregoing amendment, the first paragraph of Article IV of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

"Article IV. STOCK.

The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is three hundred and ninety million (390,000,000) shares, consisting of (a) 320,000,000 shares of common stock, par value $0.001 per share ("Common Stock"); (b) 40,000,000 shares of Class A Stock, par value $0.001 per share ("Class A Stock"; Common Stock and Class A Stock are referred to herein, collectively, as the "Common Shares"); and (c) 30,000,000 shares of preferred stock, par value $0.01 per share."

5.     The amendment to the Certificate of Incorporation effected hereby was authorized by the vote of the Board of Directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this          day of                                 , 2015.

Name:	Joseph J. LaRosa
Title:	Senior Vice President, General Counsel and Secretary

C-1

 Appendix C: Certificate of Amendment of the Certificate of Incorporation of Regeneron Pharmaceuticals, Inc.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000233192_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Charles A. Baker 02 Arthur F. Ryan 03 George L. Sing 04 Marc Tessier-Lavigne REGENERON PHARMACEUTICALS, INC 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591-6707 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3, and 4. For Against Abstain 2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. 3 Approval of the Regeneron Pharmaceuticals, Inc. Cash Incentive Bonus Plan. 4 Approval of an amendment to the Company's certificate of incorporation to increase the number of authorized shares of capital stock and common stock. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 5 Nonbinding shareholder proposal relating to proxy access, if properly presented. NOTE: In their discretion, the named proxies may vote on such other matters as may properly come before the meeting and any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000233192_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . REGENERON PHARMACEUTICALS, INC. Annual Meeting of Shareholders June 12, 2015 10:30 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Joseph J. LaRosa, and each of them individually, as lawful proxies, each with full power of substitution, to represent the undersigned, with all powers that the undersigned would posses if personally present, and to vote, as indicated on the reverse side of this card, all shares of Common Stock and Class A Stock of Regeneron Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders of the Company to be held on June 12, 2015 or at any adjourned or postponed session thereof. This proxy revokes all prior proxies given by the undersigned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ontinued and to be signed on reverse side